As filed with the Securities and Exchange Commission on July 24, 2024.

Registration No. 333-[*]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________________

Job Aire Group Inc.
(Exact name of registrant as specified in its charter)

____________________

Arizona	7361	13-4352285
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7493 N Oracle Road, Suite 221

Tucson, AZ 85704

(520) 878-0112

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________

Nicholas Ammons

Chief Executive Officer

Job Aire Group Inc.

7493 N Oracle Road, Suite 221

Tucson, AZ 85704

(520) 878-0112

(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________

Copies to:

Joseph M. Lucosky, Esq. Soyoung Lee, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 Telephone: (732) 395-4402	Ross D. Carmel, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 Telephone: (212) 658-0458

____________________

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED [*], 2024

PRELIMINARY PROSPECTUS

1,600,000 Shares of Common Stock

Job Aire Group Inc.

This is our initial public offering (“IPO”). We are registering on the registration statement of which this prospectus forms a part, 1,600,000 shares of common stock, no par value (“Common Stock”). The IPO of the shares of Common Stock is referred to herein as the “Offering”. We currently estimate that the offering price of the Common Stock will be between $4.50 and $5.50 per share, with a $5.00 assumed initial public offering price (which is the midpoint of the $4.50 and $5.50 per share range; this assumption is used throughout this prospectus).

Prior to the Offering, there has been no public market for our Common Stock. We have applied to list our Common Stock on the NYSE American LLC (“NYSE American”) under the symbol “JAG”.

The closing of this Offering is contingent upon the successful listing of our Common Stock on the NYSE American. No assurance can be given that our application will be approved.

After completion of this offering, public investors in the public offering will own approximately 15.00% of our outstanding shares of Common Stock, and approximately 84.39% of our outstanding Common Stock will be owned by Wybridge Technologies, Inc., a Wyoming corporation. Wybridge Technologies, Inc. will have the ability to determine all matters requiring approval by stockholders. Accordingly, we are a “controlled company” as defined under the corporate governance rules of NYSE American and are eligible for certain exemptions from these rules, though we do not intend to rely on any such exemptions.  See “Risk Factors – We will be a “controlled company” within the meaning of the corporate governance rules of NYSE American and, as a result, can rely on exemptions from certain corporate governance requirements that provide protection to stockholders of other companies” on page 21 for more information.

We are an “emerging growth company” under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in our Common Stock involves a high degree of risk. Before buying any Common Stock, you should carefully read the discussion of the material risks of investing in our Common Stock under the heading “Risk Factors” beginning on page 9 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Initial public offering price of the Common Stock	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds, before expenses, to us	$	$

(1)	We have also agreed to reimburse the underwriter for certain of their expenses. See “Underwriting” beginning on page 57 of this prospectus for more information about these arrangements.

The Company has granted a 45-day option to the underwriter to purchase up to an additional 240,000 shares of Common Stock to purchase Common Stock to cover over-allotments, if any.

Delivery of the Common Stock is expected to be made on or about _______________, 2024.

Spartan Capital Securities, LLC

The date of this prospectus is _______________, 2024

Neither we nor the underwriter have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. This prospectus is an offer to sell only the shares of Common Stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we nor the underwriter have done anything that would permit this Offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the Offering of the shares of Common Stock and the distribution of this prospectus outside the United States.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”

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ABOUT THIS PROSPECTUS

Except where the context otherwise requires or where otherwise indicated throughout this registration statement, the terms “Job Aire Group Inc.,” “Job Aire Group,” “Job Aire,” “JAG,” “we,” “us,” our,” “our company,” “Company” and “our business” refer to Job Aire Group Inc.

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PROSPECTUS SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information and financial statements included elsewhere in this prospectus. This summary does not contain all of the information that may be important to you in making your investment decision. You should read this entire prospectus carefully, especially the “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes included elsewhere in this prospectus, before making an investment decision.

If our listing application is not approved by NYSE American, we will not be able to consummate the Offering.

JOB AIRE GROUP

We are a 16-year-old professional services company with demonstrated expertise and excellence in providing comprehensive staffing solutions across various facets of the aviation industry. Over the years, we have built a strong reputation for our commitment to delivering top-notch staffing services, unmatched industry knowledge and relationships, and a deep understanding of the aviation workforce. The Company plans to grow its business both organically and through potential acquisitions of competitors.

Our Products and Services

JAG provides aviation mechanics and technicians to American aircraft maintenance facilities. Our clients have unmet needs for qualified employees and lean on us to source qualified and certified maintenance technicians from domestic and foreign sources. Oliver Wymans’ 2022 Report “Not Enough Aviation Mechanics” indicates that aviation executives ranked a potential mechanics shortage as MRO’s (Manufacturing, Repair, and Overhaul businesses) biggest problem in the market for certified aviation mechanics in the United States. This report also forecasted that the annual shortfall of certified aviation mechanics in 2023 would be 12,000 to 18,000, with the shortage increasing to 43,000 by 2027. At December 31, 2023, we employed approximately 400 certified aviation mechanics which is approximately 3% of the shortfall. Our goal is to employ 1,500 certified aviation mechanics, equating to approximately 10% of the total market need.

We currently source approximately 96% of our employees from Mexico and Chile, both of which are covered by our recruiting office in Mexico. This office has provided us with a rich pipeline of foreign workers and has the capability to efficiently qualify these workers to obtain the temporary work visas necessary to work in the U.S. market. Since availability in the domestic labor force is severely under levels needed to satisfy client demand, a foreign-sourced labor force is vital to keeping aviation in the U.S. at its current levels and to meet expanding industry needs for the future. We utilize technology and internally developed processes as competitive differentiators, and we believe these differences make us unique in supplying qualified talent to our clients. For example, we utilize an internally developed workflow process that has helped us significantly increase our revenue over the past three years. Furthermore, this differentiation is evidenced by a recently signed agreement with a significant competitor, Launch, in which we will provide them with potential workers that we have vetted that do not meet our clients’ needs.

Our Competitive Advantage

The staffing industry is highly competitive and specialized and characterized by many competing companies. Several firms offer services similar to those provided by us on a national, regional, or local basis. In many areas, local staffing companies are our strongest competitors. Our staffing divisions face competition in attracting clients as well as temporary candidates. The most significant competitive factors we face in the staffing business are locating and attracting qualified and certified technicians in a highly regulated industry. We believe our competitive advantage stems from our experience in niche markets, our commitment to the specialized employment market, and our growing global presence.

Major competitors exist across the sector, but as the industry affords low barriers to entry, new entrants can enter the marketplace although they may face challenges in scaling their business, as the large up-front cash investment to bring on employees is the biggest impediment to new entrants and their ability to satisfy client needs.

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The top competitors include large corporate staffing and employment companies with annual revenue of $50 million or more. The next (middle) layer of competitors consists of medium-sized entities with annual revenue between $8 million and $49 million. The largest portion of the marketplace consists of small, individual-sized, or family-run operations. We are in the medium-sized category as we had annual revenue of $19.7 million in 2022 and $29.1 million in 2023. As barriers to entry are low, sole proprietors, partnerships, and small entities comprise the majority of the industry. However, gaining scale can be a challenge without access to the growth capital needed to cover the significant upfront expenses of bringing on new employees.

Our Market Opportunity

We believe a secular growth opportunity exists in providing highly qualified MRO staffing to the aviation industry. According to the CAE, Inc. 2023 Aviation Talent Forecast, the industry will need 138,000 commercial and business aircraft maintenance technicians over the next decade in North America. Boeing’s 2023 Pilot and Technician Outlook forecasts that over the next 20 years, the commercial aviation sector alone will require an additional 125,000 technicians in North America. Adding to this, post COVID-19, the aviation industry learned that shutting down operations and parking planes led to unprecedented costs and staffing needs to bring planes back to airworthy standards required by government regulations. COVID-19 also brought enormous growth into the air cargo segment as air cargo displaced many other slower cargo options previously relied upon. The industry now has much higher demand for aviation and qualified aviation mechanics and technicians that is outpacing supply in the U.S. and worldwide.

There are two solutions to the problem that we are addressing. The first and most impactful near and long-term solution is to find qualified foreign workers with the required training and certifications. We believe our internally developed algorithm, hyper-efficient processes, and our team’s professional experience and background put us in a great position to take advantage of the shortage and fulfill a great need to provide workers in this growing technical field.

The second solution is to increase training and qualifying new workers. This longer-term strategy is a focus for both the industry and us. We have recently started working with the Department of Defense’s Skillbridge Program to position us for incremental growth over the long term. This program identifies active service members who are separating from the military and provides them with a 90- to 180-day internship before separation, which can lead to employment opportunities in the private sector. Additionally, as a result of this program, we are working with one of our clients who would like to provide a two-year training program for service members who complete the Skillbridge internship.

We aim to implement our solutions by contracting with vendors outside the U.S, that in turn help source employees from various countries, to fulfill our recruiting needs within the U.S. Currently, we have employees working at client locations in Washington, California, Nevada, Arizona, Kansas, Texas, North Carolina, Alabama and Florida and intend to expand the scope of our services to other regions within the U.S.

Our Business Strategy

Our business strategy is to utilize our recruiting process and strong industry and regulatory relationships to provide qualified employees to our clients while keeping our operating costs low by leveraging technology and our multi-functional management team. We are constantly looking for additional areas to increase efficiencies and reduce costs while taking care of valued employees to minimize turnover. We also communicate with local and federal government officials to remain current on immigration law trends and can provide input from the industry before changes are recommended. We view our clients as partners and maintain a close working relationship through frequent site visits and anticipating potential issues that we may mutually face to ensure we are prepared to serve each client best.

These factors have allowed us to build close, long-term relationships with most of our clients while selectively adding new clients. Unlike many of our competitors, we are transparent with our clients about our capabilities, including providing realistic forecasts for the number of openings we can fulfill. This level of transparency allows the client to better plan for their future workflow.

Company Employees

We have two types of employees. “Field Employees” are staffed at and leased out to the MROs.  “Headquarters Employees” are our administration and support staff.  As of December 31, 2023, we have 395 employees, of which 383 (97%) are Field Employees and 12 (3%) are Headquarters Employees. Of the 383 Field Employees, 380 (or over 99%) employees were foreign employees, as of December 31, 2023, specifically from Mexico.  Headquarters Employees are typically sourced within the United States, however, of the 12 Headquarters Employees, 3 (25%) are foreign employees from Mexico.

We believe our relationship with our employees is good.

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Properties and Facilities

We entered into an industrial lease for 2038 square feet for our corporate office, commencing on November 2, 2023, and continuing through October 31, 2027.

We also own vacant land of approximately 24 acres of industrial-zoned property bordering the Benson Airport in Tucson, Arizona. This property is on a railroad spur with both state and interstate highway access. The property is the only industrial-zoned land in the area, allowing the Company to increase its footprint and offerings in the aviation industry. We purchased the property on February 28, 2023, for $240,000. We made a down payment of $48,000 and financed the balance of $192,000 as a carryback loan from the seller at an interest rate of 6% per annum for 24 months.

Legal Proceedings

Occasionally, we may be involved in various disputes and litigation matters that arise in the ordinary course of business.

On or about October 11, 2023, the Company was served with a lawsuit asserting, among other items, a wage claim, over-time violations, and other wage-related claims. The plaintiff, a former employee named Danny Garcia (“Garcia”), also requested the court grant the claim class action status. Garcia's main allegation is that Job Aire failed to properly pay employees overtime wages. We believe that this is a nuisance suit and believe that we have in the past followed, and we continue to follow, all labor and wage practices in the jurisdictions in which we operate. The parties are currently discussing early case resolution, including attending mediation and/or informal settlement negotiations.

Implications of Being a Controlled Company

Because Wybridge Technologies, Inc. (“Wybridge”, “WTI” or “Parent”) owns a majority of our Common Stock and will own a majority of our Common Stock after this offering, we will be a “controlled company” as defined under the listing rules of the NYSE American. Since we are a controlled company, Wybridge will have the ability to determine all matters requiring approval by stockholders. The controlling stockholders of Wybridge are Kent Hush, our Chief Financial Officer, and David Riggs, our Chief Compliance Officer.

Under the NYSE American listing rules, controlled companies are companies of which more than 50% of the voting power for the election of directors is held by an individual, a group, or another company. For as long as we remain a controlled company, we are permitted to elect to rely on certain exemptions from the NYSE American’s corporate governance rules, including the following:

·	an exemption from the rule that a majority of our board of directors must be independent directors;

·	an exemption from the rule that our compensation committee be composed entirely of independent directors;

·	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors or a nominating committee composed solely of independent directors;

Although we do not intend to rely on the “controlled company” exemptions to the NYSE American’s corporate governance rules, we could elect to rely on these exemptions in the future. If we elect to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors, our nominating and corporate governance and compensation committees might not consist entirely of independent directors upon closing of the offering, and you would not have the same protection afforded to stockholders of companies that are subject to the NYSE American corporate governance rules.

Corporate Information

We were formed as an Arizona corporation in March 2021. Our principal executive office is located at 7493 N Oracle Road, Suite 221, Tucson, AZ 85704, and our telephone number is (520) 878-0112.  Our website address is https://jobairegroup.us/. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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THE OFFERING

Common Stock offered by us	1,600,000 shares.

Initial public offering price	It is currently estimated that the initial public offering price will be between $4.50 and $5.50 per share.

Common Stock outstanding immediately before the Offering	9,000,000 shares.

Over-allotment option

We have granted the underwriter an option for a period of 45 days from the date of this prospectus to purchase an additional 240,000 shares of Common Stock at the initial public offering price (less underwriting discounts and commissions) to cover over-allotments, if any.

Common Stock to be outstanding after this Offering	10,665,000 shares (or 10,905,000 shares if the underwriters exercise the option to purchase additional shares from us in full).

Use of Proceeds

We currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, to fund the growth of our employee base and the onboarding of these new employees, and the remainder for potential acquisitions, working capital, and other general corporate purposes, including the additional costs associated with being a public company. See “Use of Proceeds” on page 24.

Underwriter’s Warrants

We have agreed to issue to Spartan Capital Securities, LLC (the “Underwriter”) warrants to purchase up to a total of shares of Common Stock, equal to 5% of the shares of Common Stock included in this offering (the “Underwriter’s Warrants”). We are registering hereby the issuance of the Underwriter’s Warrants and the shares of Common Stock issuable upon exercise of the Underwriter’s Warrants. The Underwriter’s Warrants will be exercisable at any time, and from time to time, in whole or in part, starting 180 days following the commencement of sales of this offering, and will expire five (5) years following the commencement of such sales, at an exercise price equal to 110% of the public offering price of the Common Stock. Please see “Underwriting – Underwriter’s Warrants” for a description of the Underwriter’s Warrants.

Lock-up agreements

We have agreed with the underwriter not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Common Stock or securities convertible into Common Stock for a period of 360 days after the date of this prospectus. See “Underwriting” section on page [*].  We, our officers, directors and five percent (5%) or greater stockholders have agreed to enter into customary “lock-up” agreements in favor of the underwriter pursuant to which such persons and entities agreed for a period of three hundred and sixty (360) days from the closing date of this Offering that they shall neither offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company without the prior written consent of Spartan Capital Securities, LLC.

Risk factors	See “Risk Factors” on page 9 for a discussion of certain of factors to consider carefully before deciding to purchase any shares of our Common Stock.

Proposed NYSE American Capital Market Symbol	JAG
The number of shares of our Common Stock to be outstanding after this Offering is based on 9,000,000 shares of our Common Stock outstanding as of July 24, 2024, and excludes:

•	up to 80,000 shares of Common Stock issuable upon exercise of the Underwriter’s Warrants issued in connection with this Offering;

•	up to 500,000 options pursuant to the 2024 Incentive Stock Option Plan; and

•

1,006,477 options to purchase Common Stock to EMC2 Capital LLC (“EMC2”) pursuant to a consulting agreement with EMC2 (“EMC2 Agreement”) and an aggregate of 1,917,098 options granted to certain employees of the Company.

The number of shares of our Common Stock to be outstanding after this Offering is based on 9,000,000 shares of our Common Stock outstanding as of July 24, 2024, and includes:

•	60,000 shares of Common Stock to Hayden IR and 5,000 shares of Common Stock to Lucosky Brookman LLP upon the closing of this Offering.

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SUMMARY FINANCIAL DATA

The following tables set forth our summary financial data for the periods indicated. We have derived the following summary of our statements of operations data for the quarters ended March 31, 2024 and 2023 and for the years ended December 31, 2023 and 2022, and the balance sheet data as of March 31, 2024, December 31, 2023 and 2022 from our audited financial statements included elsewhere in this prospectus. We have prepared the financial statements on the same basis as the audited financial statements and have included all adjustments, consisting only of normal recurring adjustments that, in our opinion, are necessary to state fairly the financial information set forth in those statements. Our historical results are not necessarily indicative of the results that should be expected for any future period. You should read the following summary financial data in conjunction with the other financial information contained in this prospectus, including under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as our financial statements and the related notes included elsewhere in this prospectus.

	Quarter Ended
	31-Mar
	2024	2023
Statements of Operations Data	(Unaudited)	(Unaudited)
Revenue	$7,973,904	$6,942,124
Cost of Revenue	7,035,419	6,155,490
Gross profit	938,485	786,634
Operating Expenses	589,348	412,693
Other Income/ (Expense)	(95,920)	-
Net Income(loss)	$187,217	$292,691

	31-Mar	31-Dec
	2024	2023
	(Unaudited)
Balance Sheet Data
Cash	$1,000,156	$1,310,077
Total current assets	6,414,094	5,428,882
Total assets	6,944,781	5,909,538
Total current liabilities	1,334,188	523,401
Total liabilities	2,137,625	1,289,599
Total stockholders' equity	4,807,156	4,619,939
Total liabilities and stockholders' equity	$6,944,781	$5,909,538

	Year Ended
	31-Dec
	2023	2022
Statements of Operations Data		(Re-stated)
Revenue	$29,082,563	$19,691,174
Cost of Revenue	25,531,885	17,573,084
Gross profit	3,550,678	2,118,090
Operating Expenses	2,041,522	1,872,393
Other Income/ (Expense)	2,275,580	(2,000)
Net Income(loss)	$3,430,521	$(79,959)

	31-Dec	31-Dec
	2023	2022
		(Re-Stated)
Balance Sheet Data
Cash	$1,310,077	$679,124
Total current assets	5,428,882	3,117,748
Total assets	5,909,538	3,149,248
Total current liabilities	523,401	1,625,387
Total liabilities	1,289,599	1,930,387
Total stockholders' equity	4,619,939	1,218,861
Total liabilities and stockholders' equity	$5,909,538	$3,149,248

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RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information in this prospectus, including our financial statements and related notes appearing elsewhere in this prospectus and in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding whether to invest in our Common Stock. Our business, financial condition, results of operations or prospects could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our Common Stock could decline and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including those set forth below.

Risks Relating to Our Business

We depend on attracting, integrating, managing, and retaining qualified personnel.

In addition to the members of our own team, our success is substantially dependent on our ability to recruit and retain qualified temporary workers who possess the skills and experience necessary to meet our clients' staffing requirements. We are required to continually evaluate our base of available qualified personnel to keep pace with changing client needs. Our ability to hire and retain qualified personnel could be impaired by any diminution of our reputation, decrease in compensation levels relative to our competitors, or modifications to our total compensation philosophy or competitor hiring programs. Competition for individuals with proven professional skills is intense, and demand for these individuals is expected to remain strong for the foreseeable future. There can be no assurance that qualified personnel will continue to be available. If we cannot attract, hire, and retain qualified personnel, our business, financial condition, and results of operations may suffer. Our future success also depends upon our ability to manage the performance of our personnel. Failure to successfully manage the performance of our personnel could affect our profitability by causing operating inefficiencies that could increase operating expenses and reduce operating income. An overall tightening and competitive labor market in the U.S. employment market generally, especially in response to the COVID-19 pandemic, has been observed in the U.S. A sustained labor shortage or increased turnover rates within our employee base, caused by the COVID-19 pandemic or as a result of general macroeconomic factors, could lead to increased costs, such as increased overtime to meet demand and increased wage rates to attract and retain employees, and could negatively affect our ability to operate efficiently and our overall business. If we cannot hire and retain employees capable of performing at a high level, or if mitigation measures we may take to respond to a decrease in labor availability have unintended adverse effects, our business could be negatively affected. An overall labor shortage, lack of skilled labor, increased turnover, or labor inflation caused by the COVID-19 pandemic or as a result of general macroeconomic factors could have a material adverse impact on our operations, results of operations, liquidity or cash flows.

If we cannot retain existing clients or attract new clients, our business and results of operations could suffer.

Increasing the growth and profitability of our business is particularly dependent upon our ability to retain existing clients and capture additional clients. Our ability to do so depends on our ability to provide high-quality services and offer competitive prices. Four of our major clients represent 99% of the Company’s revenue in the year ended December 31, 2023 and four of our major clients represent 99% of the Company’s revenue for the period ended March 31, 2024. We have historically been able to retain our clients, and three of our four largest customers have been customers for over 10 years. However, if we are unable to continue providing high-quality services at competitive prices, our existing client base could decrease and we may not be able to attract a significant number of new clients, either or both of which could have an adverse impact on our business and revenue.

We have generated limited profits to date.

We have generated limited profits to date. The Company's business model involves significant upfront costs of services, resulting in a lower gross margin. Coupling this fact with our operating expenses we have generated a small amount of total profits to date. We believe that as our business expands, the enterprise's scale will result in a higher gross and net margins.

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There is no assurance of continued market acceptance.

There is no assurance that our services or solutions will continue being accepted by the market. Moreover, there is no assurance that our services and solutions will continue to have competitive advantages. Also, there is no assurance that the market’s reception will remain positive. The Company’s industry is characterized by a large and fragmented group of competitors, and as such, there can be no guarantee that we will not lose business to existing or potential new competitors.

We are an emerging growth company, and as such, any prospective investor may have difficulty in assessing our profitability or performance.

Because we are an emerging growth business, it could be difficult for any investor to assess our performance or determine whether we will meet our projected business plans. We have limited financial results upon which an investor may judge our potential. As a smaller company, we may in the future experience under-capitalization, shortages, setbacks, and many of the problems, delays, and expenses encountered by many emerging growth businesses. An investor will be required to make an investment decision based solely on our management’s history, our projected operations in light of the risks, our limited operations and financial results to date, and any expenses and uncertainties that may be encountered by one engaging in the Company’s industry.

Any significant or prolonged economic downturn could result in clients using fewer temporary employees and the other services that we offer, terminating their relationship with us, or becoming unable to pay for services on a timely basis or at all.

Because demand for temporary staffing services is sensitive to changes in the level of economic activity and overall employment, our business has in the past, and may in the future, suffer during economic downturns. Consequently, as economic activity begins to slow, it has been our experience that companies in our industry tend to reduce their use of temporary employees, resulting in decreased demand for temporary employees and the other services we offer. Significant declines in demand, and thus in revenue, would likely result in lower profit levels. In addition, we may experience pricing pressure and slower client payments during economic downturns, which could negatively impact our results of operations. As a result, companies may seek more flexible payment terms, or become unable to pay their debts as they become due.

State unemployment insurance expense is a direct cost of doing business in the temporary staffing industry. State unemployment tax rates are established based on a company’s specific experience rate of unemployment claims and a state’s required funding formula on covered payroll. Economic downturns have in the past, and may in the future, result in higher unemployment claims, resulting in higher state unemployment tax rates. Due to the recent economic downturn, states have increased, and may continue to increase, unemployment tax rates to employers, regardless of the employer’s specific experience. This would result in higher direct costs to us. In addition, many state unemployment funds were depleted during the recent economic downturn, and many states have borrowed from the federal government under the Title XII loan program. Employers in all states receive a credit against their federal unemployment tax liability if the employer’s federal unemployment tax payments are current and the applicable participating state is also current with its Title XII loan program. If a state fails to repay such loans within a specific time period, employers in such states may lose a portion of their tax credit.

The temporary staffing industry is affected by fluctuations, which make managing working capital more challenging and could adversely impact our financial position and the market price of our Common Stock.

While our business is not technically seasonal, our employees from Mexico are required to spend three weeks per year in Mexico, and approximately 25% of those employees choose to take their vacation time in December. Therefore, earnings are typically lower in the holiday season each year than in other periods due to reduced workforce during the holiday season. Additionally, we experience lower gross margins during this period as we continue to pay certain payroll taxes.

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We assume the obligation to make wage, tax, and regulatory payments for our temporary employees, and, as a result, are exposed to client credit risks.

The Company generally assumes responsibility for and manages the risks associated with temporary employees’ payroll obligations, including liability for payment of salaries, wages, and certain taxes. These obligations are fixed, whether or not clients make payments as required by services contracts, which exposes the Company to client credit risks.

Workers’ compensation costs for temporary employees may rise, therefore reducing our margins and requiring more liquidity.

The Company is responsible for paying workers’ compensation costs for regular staff and temporary employees. At times, these costs have risen substantially due to increased claims and claim trends, general economic conditions, changes in business mix, increases in healthcare costs, and government regulations. Although we carry insurance, unexpected changes in claim trends, including the severity and frequency of claims, actuarial estimates, and medical cost inflation, could result in significantly different costs than initially reported. If future claims-related liabilities increase due to unforeseen circumstances or new laws, rules, or regulations are passed, costs could increase significantly. There can be no assurance that we will be able to increase the fees charged to clients in a timely manner and in a sufficient amount to cover increased costs due to any changes in claims-related liabilities.

The failure or inability to perform under client contracts could result in damage to our reputation and give rise to legal claims against us.

If clients are not satisfied with our level of performance, our reputation in the industry may suffer, which could have a material adverse effect on the business, financial condition, results of operations, and cash flows of the Company and which could give rise to legal claims against us.

Our revenue can vary because our clients can terminate their relationship with us at any time with limited or no penalty.

We focus on providing mid-level professional and light industrial personnel on a temporary assignment-by-assignment basis, which clients can generally terminate at any time or reduce their level of use when compared with prior periods. Large companies may use in-house personnel staff, current employee referrals, or human resources consulting companies to find and hire new personnel to avoid large placement agency fees. Because placement agencies typically charge a fee based on a percentage of a worker's first year’s salary, companies with many jobs to fill have financial incentives to avoid agencies.

Our business is also significantly affected by our clients’ hiring needs and views of their prospects. Our clients may, on very short notice, terminate, reduce, or postpone their recruiting assignments with us and, therefore, affect demand for our services. As a result, many of our clients can terminate their agreements with us at any time, making us particularly vulnerable to a significant decrease in revenue within a short period that could be difficult to quickly replace. This could have a material adverse effect on our business, financial condition, and results of operations.

Most of our contracts do not obligate our clients to utilize a significant amount of our staffing services and may be canceled on limited notice, so our revenue is not guaranteed.

Substantially all of our revenue is derived from multi-year contracts that are terminable for convenience. Under our multi-year agreements, we contract to provide clients with staffing services through work or service orders at the clients’ request. Under these agreements, our clients often have little or no obligation to request our staffing services. In addition, most of our contracts are cancellable on limited notice, even if we are not in default under the contract. We may hire employees permanently to meet the anticipated service demand under these agreements that may ultimately be delayed or canceled. We could face a significant decline in revenue, and our business, financial condition, or results of operations could be materially adversely affected if:

•	we see a significant decline in the staffing services requested from us under our service agreements; or
•	our clients cancel or defer a significant number of staffing requests; or our existing clients agreements expire or lapse, and we cannot replace them with similar agreements.

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We operate in an intensely competitive and rapidly changing business environment, and there is a substantial risk that our services could become obsolete or uncompetitive.

The markets for our services are highly competitive. Our markets are characterized by pressures to provide high service levels, incorporate new capabilities and technologies, accelerate job completion schedules, and reduce prices. Furthermore, we face competition from several sources, including other firms and professional search, staffing, and consulting firms. Several of our competitors have greater financial and marketing resources than we do. New and existing competitors are aided by technology, and the market has low barriers to entry. Furthermore, Internet employment sites expand a company’s ability to find workers without the help of traditional agencies. Personnel agencies often work as intermediaries, helping employers accurately describe job openings and screen candidates. Increasing the use of sophisticated, automated job description and candidate screening tools could make many traditional functions of staffing companies obsolete. Specifically, the increased use of the Internet may attract technology-oriented companies to the professional staffing industry. Freemium social networking sites such as LinkedIn and free sites like Facebook are also becoming a common way for recruiters and employees to connect without the assistance of a staffing company.

Our future success will depend largely upon our ability to anticipate and keep pace with those developments and advances. Current or future competitors could develop alternative capabilities and technologies that are more effective, easier to use, or economical than our services. In addition, we believe that, with continuing development and increased availability of information technology, the industries we compete in may attract new competitors. Our related revenue would decrease if our capabilities and technologies become obsolete or uncompetitive. Due to competition, we may experience reduced margins on our services, loss of market share, and loss of clients. If we cannot compete effectively with current or future competitors due to these and other factors, our business, financial condition and results of operations could be materially adversely affected.

We have been and may be exposed to employment-related claims and losses, including class action lawsuits, which could have a material adverse effect on our business.

We employ people internally and in the workplaces of other businesses. Many of these individuals have access to clients information systems and confidential information. The risks of these activities include possible claims relating to:

•	claims of misconduct or negligence on the part of employees;
•	discrimination and harassment;
•	violations of employment rights related to employment screening or privacy issues;
•	classification of temporary workers;
•	assignment of illegal aliens;
•	violations of wage, hour, and other workplace requirements;
•	claims related to wrongful termination or denial of employment;
•	retroactive entitlement to temporary worker benefits;
•	errors and omissions by our temporary workers;
•	misuse of clients’ proprietary information;
•	misappropriation of funds;
•	damage to clients’ facilities due to negligence of temporary workers; and
•	criminal activity.

We may incur fines and other losses or negative publicity with respect to these problems. In addition, these claims may give rise to litigation, which could be time-consuming and expensive. As an example, on December 5, 2023, the Company was served with a lawsuit asserting, among other items, a wage claim, over-time violations, and other wage-related claims. The plaintiff also requested the court grant the claim class action status. We believe that this is a nuisance suit and believe that we have in the past followed, and we continue to follow, all labor and wage practices in the jurisdictions in which we operate. We have retained counsel in the matter and expect it will be resolved shortly.

New employment and labor laws and regulations may be proposed or adopted that may increase employers' potential exposure to employment-related claims and litigation. There can be no assurance that the corporate policies we have in place to help reduce our exposure to these risks will be effective or that we will not experience losses due to these risks. There can also be no assurance that the insurance policies we have purchased to insure against certain risks will be adequate or that insurance coverage will remain available on reasonable terms or be sufficient in the amount or scope of coverage.

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We may not successfully consummate or initiate acquisitions.

The ability of the Company to grow through acquisitions (as planned) will depend on several factors, including competition for acquisitions, the availability of capital and other resources to consummate acquisitions, and the ability to successfully integrate and train additional staff, including the staff of an acquired company. There can be no assurance that we will continue to establish and expand our market presence or successfully identify suitable acquisition candidates and complete acquisitions on favorable terms.

In addition to facing competition in identifying and consummating successful acquisitions, such acquisitions could involve significant risks, including:

•	difficulties in the assimilation of the operations, services, and corporate culture of acquired companies, and higher-than-anticipated costs associated with such assimilation;
•	over-valuation of acquired companies or delays in realizing or a failure to realize the benefits, revenue, cost savings, and synergies that were anticipated;
•	difficulties in integrating the acquired business into information systems, controls, policies, and procedures;
•	failure to retain key personnel, business relationships, reputation, or clients of an acquired business;
•	the potential impairment of acquired assets;
•	diversion of management’s attention from other business activities;
•	insufficient indemnification from the selling parties for legal liabilities incurred by the acquired companies prior to acquisition;
•	the assumption of unknown liabilities and additional risks of the acquired business; and
•	unforeseen operating difficulties that require significant financial and managerial resources that would otherwise be available for the ongoing development or expansion of existing operations.

In addition, future acquisitions could materially and adversely affect our business, financial condition, results of operations, and liquidity. Possible impairment losses on goodwill and intangible assets, or restructuring charges could occur. These risks could have a material adverse effect on the business because they may result in substantial costs to us and disrupt our business.

The temporary staffing industry is highly competitive, with limited barriers to entry, which could limit our ability to maintain or increase our market share or profitability.

We compete in national, regional, and local markets. Price competition in the staffing industry, particularly from our smaller competitors in local and regional markets, is intense, and pricing pressures from competitors and clients are increasing. Pricing pressure in the past has negatively impacted our results of operations. New competitors are entering various markets, which may further increase pricing pressures.

Clients have continued to competitively bid new contracts, and this trend is expected to continue for the foreseeable future. We also face significant competition in attracting and retaining qualified personnel.

Reliance on third-party agreements and relationships is necessary for the development of our business.

We will need strong third-party relationships and partnerships to develop and grow our business. We will be substantially dependent on these strategic partners and third-party relationships. We are party to an agreement with Proveedora De Insumos CHAAC S De R.L. de C.V. (“CHAAC”), a company organized under the laws of the Republic of Mexico in which Mr. Hush has an ownership interest. We rely on this partnership for recruitment activities in Mexico and loss of this partnership could hurt our recruitment in Mexico.

Government regulation could negatively impact our business.

Our business segments may be subject to various government regulations in the jurisdictions in which they operate. Failure to comply with applicable federal, state, local or foreign laws or regulations could subject our company to enforcement action, including civil and criminal penalties, which could have a material adverse effect on our company’s businesses. Due to the potential wide scope of our operations, we could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. We may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for failing to comply. We believe that our Company is in substantial compliance with such governmental regulations. However, federal, state, local and foreign laws and regulations are subject to future changes. Our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

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We are dependent on certain members of our management and technical team.

Investors in our Common Stock must rely upon the ability, expertise, judgment, and discretion of our management and the success of our technical team in identifying, discovering, evaluating, and training employees. Our performance and success are dependent, in part, upon key members of our management and technical team, and their loss or departure could be detrimental to our future success. In deciding to invest in our Common Stock, you must be willing to rely significantly on our management’s discretion and judgment. A significant amount of the pre-offering interests in our Company are held by our management and technical team and will be vested at the time of this Offering. There can be no assurance that our management and technical team will remain in place. The loss of any of our management and technical team members could have a material adverse effect on our results of operations and financial condition, as well as on the market price of our Common Stock. See “Management.”

We may be exposed to liabilities under the FCPA and other anti-corruption laws, and any determination that we violated the FCPA or other such laws could have a material adverse effect on our business.

We are subject to the FCPA and other laws that prohibit improper payments or offers of payments to foreign government officials and political parties to obtain or retain business. We do business and may do additional business in the future in countries and regions in which we may face, directly or indirectly, corrupt demands by officials. Although the company has implemented strict policies and training programs for its employees on such matters, we face the risk of unauthorized payments or offers of payments by one of our employees or consultants. Our existing safeguards and any future improvements may prove to be less than effective in preventing such unauthorized payments, and our employees and consultants may engage in conduct for which we might be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results, and financial condition. In addition, the United States government may seek to hold us liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

The requirements of being a public company may strain our resources, result in more litigation, and divert management’s attention.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, the listing requirements of the NYSE American and other applicable securities rules and regulations. Complying with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming, or costly, and increase demand on our systems and resources, including management. The Exchange Act requires, among other things, that we file annual, quarterly, and current reports for our business and operating results. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal controls over financial reporting. We are required to disclose changes made in our internal controls and procedures quarterly. Significant resources and management oversight may be required to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business and operating results. We may also need to hire additional employees or engage outside consultants to comply with these requirements, increasing our costs and expenses.

In addition, changing laws, regulations, and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs, and making some activities more time-consuming. These laws, regulations, and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as regulatory and governing bodies provide new guidance. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations, and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

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These new rules and regulations may make it more expensive for us to obtain director and officer liability insurance and, in the future, we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit and compensation committees and qualified executive officers.

By disclosing information in this prospectus and in future filings required of a public company, our business, and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If those claims are successful, our business could be seriously harmed. Even if the claims do not result in litigation or are resolved in our favor, the time and resources needed to resolve them could divert our management’s resources and seriously harm our business.

We have identified material weaknesses in our internal controls over financial reporting, which, if not corrected, could affect the reliability of our financial statements and have other adverse consequences.

In connection with the audit of our balance sheets as of December 31, 2023 and 2022, the related statements of operations, changes in stockholders’ equity, and cash flows for the years ended December 31, 2023 and 2022 and review of our unaudited balance sheets as of March 31, 2024, the related statements of operations, changes in stockholders’ equity, and cash flows for the period ended March 31, 2024, we have identified material weaknesses in our internal controls over financial reporting. We intend to remediate these material weaknesses during the calendar year 2024 by taking the actions described below and do not anticipate any material costs associated with remediation. A material weakness is a deficiency, or a combination of deficiencies, in internal controls over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses identified are as follows: (a) the Company lacks an effective control environment, (b) the Company has not formally designed or implemented risk assessment controls, (c) the Company has not formally designed or implemented monitoring controls, (d) the Company has not formally designed or implemented information and communication controls, and (e) certain activity-level controls have not been designed or implemented or are not operating effectively.  This includes certain authorization, approval, and review controls over the Company's financial statements and accounting records, as well as controls over the identification, approval, and disclosure of related party transactions, and controls over the review of service organization control reports. In certain cases, controls have been implemented, but formal documentation does not exist regarding the design or operating effectiveness of controls. In addition, the Company’s processes lack segregation of duties in certain audit areas. Neither we nor our independent registered public accounting firm undertook a comprehensive assessment of our internal controls under the Sarbanes-Oxley Act for purposes of identifying and reporting any weakness in our internal controls over financial reporting. Had we performed a formal assessment of our internal controls over financial reporting, or had our independent registered public accounting firm performed an audit of our internal control over financial reporting, additional material weaknesses or internal control deficiencies may have been identified.

To remediate our identified material weaknesses, our Chief Financial Officer with appropriate understanding of U.S. GAAP and financial reporting requirements set forth by the SEC, has been tasked in addressing these issues. We also plan take the following actions and adopt measures to improve our internal controls over financial reporting, including, among others: (i) hiring additional qualified accounting and financial personnel with appropriate knowledge and experience in U.S. GAAP and SEC reporting requirements, (ii) organizing regular training for our accounting staff, especially training related to U.S. GAAP and SEC reporting requirements, (iii) formulating U.S. GAAP accounting policies and procedures manual, which will be maintained, reviewed and updated, on a regular basis, to the latest U.S. GAAP accounting standards, and (iv) establishing period end financial closing policies and procedures for preparation of financial statements. However, these actions or the implementation of these measures in the future may not fully address the weaknesses in our internal control over financial reporting, and we may not be able to conclude that they have been fully remediated. Our failure to correct these deficiencies or failure to discover and address any other deficiencies could result in inaccuracies in our financial statements and impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. Moreover, ineffective internal control over financial reporting could significantly hinder our ability to prevent fraud. Finally, if we are unable to ensure effective control over financial reporting, we may fail to meet our reporting obligations and investors could lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

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Our effective tax rate could be materially adversely affected by several factors.

We are a U.S.-based company subject to tax in the U.S. We do not believe that we are subject to any foreign tax jurisdictions.

In the event that the Company begins operating in a foreign countries, significant judgment would be required in determining our global provision for income taxes, deferred tax assets or liabilities, and evaluating our tax positions worldwide. While we believe our tax positions are consistent with the tax laws in the jurisdictions in which we conduct our business, these positions may be challenged by jurisdictional tax authorities, which may significantly impact our global provision for income taxes.

Tax laws are being re-examined and evaluated globally. New laws and interpretations of the law are considered for financial statement purposes in the quarter or year that they become applicable. Tax authorities are increasingly scrutinizing companies' tax positions. Many countries in the European Union, as well as other countries and organizations such as the Organization for Economic Cooperation and Development (OECD) and the European Commission, are actively considering changes to existing tax laws that, if enacted, could increase our tax obligations in countries where we do business. Moreover, if the U.S. or other foreign tax authorities change applicable tax laws, our overall taxes could increase, and our business, financial condition or results of operations may be adversely impacted.

In addition, any significant changes enacted by the current U.S. presidential administration to the Code or specifically to the Tax Cuts and Jobs Act (“TCJA”) enacted in 2017 or to regulatory guidance associated with the TCJA could materially adversely affect our effective tax rate.

The competitive job market creates a challenge and potential risk as we grow and strive to attract and retain a highly skilled workforce.

Competition for our employees, including highly skilled technology and product professionals, is extremely intense reflecting a tight labor market. This can present a risk as we compete for experienced candidates, especially if the competition offers more attractive financial employment terms. This risk extends to our current employee population. In addition, we have been impacted and could be further impacted by the ongoing COVID-19 pandemic, which could cause talented employees to change locations, and may make it more challenging to attract and retain skilled professionals. We may also invest significant time and expense in engaging and developing our employees as we grow our business, which also increases their value to other companies that may seek to recruit them. Turnover can result in significant replacement costs and lost productivity. Additionally, U.S. immigration policy may make it more difficult for qualified foreign nationals to obtain or maintain work visas under the H-1B classification. These H-1B visa limitations may make it more difficult and/or more expensive for us to hire the skilled professionals we need to execute our growth strategy and may adversely impact our business.

Restrictions on immigration may affect our ability to compete for and provide services to clients in the United States which could result in lost revenue and delays in client engagements and otherwise adversely affect our ability to meet our growth and revenue projections.

A large number of our employees are foreign nationals. 99% of our Field Employees are foreign nationals and 25% of our Headquarters Employees are foreign nationals. The ability of our professionals to work in the United States depends on the ability to obtain the necessary visas and entry permits. In recent years, the United States has increased scrutiny in granting H-1B, L-1, TN, and ordinary business visas. In response to terrorist attacks and global unrest, the U.S. has not only increased scrutiny in granting visas but have also introduced new security procedures, which include extensive background checks, personal interviews and the use of biometrics, as conditions to granting visas and work permits. The inability of key project personnel to obtain necessary visas or work permits could delay or prevent our fulfillment of client projects, which could hamper our growth and cause our revenue to decline. These restrictions and additional procedures may delay, or even prevent, the issuance of a visa or work permit to our professionals and affect our ability to staff projects in a timely manner. Any delays in staffing a project can result in project postponement, delays, or cancellation, which could result in lost revenue and decreased profitability and have a material adverse effect on our business, revenue, profitability, and utilization rates.

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Immigration laws in countries where we seek to obtain visas or work permits may require us to meet certain other legal requirements as conditions for obtaining or maintaining entry visas. These immigration laws are subject to legislative change and varying standards of application and enforcement due to political forces, economic conditions, or other events, including terrorist attacks. We cannot predict the political or economic events that could affect immigration laws or any restrictive impact those events could have on obtaining or monitoring entry visas for our personnel. Our reliance on work visas and work permits for a significant number of our professionals makes us particularly vulnerable to such changes and variations in the United States because these immigration and legislative changes affect our ability to staff projects with professionals who are not citizens of the country where the onsite work is to be performed. We may not be able to obtain a sufficient number of visas for our professionals or may encounter delays or additional costs in obtaining or maintaining such visas. To the extent we experience delays due to such immigration restrictions, we may encounter client dissatisfaction, project and staffing delays in new and existing engagements, project cancellations, higher project costs, and loss of revenue, resulting in decreases in profits and a material adverse effect on our business, results of operations, financial condition, and cash flows.

Our executive officers and the majority of our directors are also officers and directors of our majority owner, WTI, and conflicts of interest may arise as a result.

Because our executive officers and a majority of our directors are also officers and directors of WTI, conflicts of interest between us and WTI may arise, including how our management evaluates acquisition and other business development opportunities, hiring opportunities, and financing opportunities. There can be no assurance that conflicts of interest will be resolved in a manner favorable to the Company.

We will be a “controlled company” within the meaning of the listing rules of the NYSE American and, as a result, can rely on exemptions from certain corporate governance requirements that protect stockholders of other companies.

Because WTI owns a majority of our Common Stock and will own a majority of our Common Stock after this offering, we will be a “controlled company” as defined under the listing rules of the NYSE American. Under the NYSE American listing rules, controlled companies are companies of which more than 50% of the voting power for the election of directors is held by an individual, a group, or another company. For as long as we remain a controlled company, we are permitted to elect to rely on certain exemptions from the NYSE American’s corporate governance rules, including the following:

•	an exemption from the rule that a majority of our board of directors must be independent directors;

•	an exemption from the rule that our compensation committee be composed entirely of independent directors;

•	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors or a nominating committee composed solely of independent directors;

Although we do not intend to rely on the “controlled company” exemptions to the NYSE American’s corporate governance rules, we could elect to rely on these exemptions in the future. If we elect to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors, our nominating and corporate governance and compensation committees might not consist entirely of independent directors upon closing of the offering, and you would not have the same protection afforded to stockholders of companies that are subject to the NYSE American corporate governance rules.

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We are authorized to issue “blank check” preferred stock without stockholder approval, which could adversely impact the rights of holders of our Common Stock.

Our articles of incorporation authorize us to issue up to 10,000,000 shares of “blank check” preferred stock, meaning our board of directors can designate the rights and preferences of classes or series of such preferred stock without stockholder approval. Any preferred stock we issue in the future may rank ahead of our Common Stock in terms of dividend priority or liquidation premiums and may have greater voting rights than our Common Stock. In addition, such preferred stock may contain provisions allowing those shares to be converted into shares of Common Stock, which could dilute the value of Common Stock to current stockholders and could adversely affect the market price, if any, of our Common Stock. In addition, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying, or preventing a change in control of our company. Although we have no present intention to issue any shares of authorized preferred stock, there can be no assurance that we will not do so in the future.

If our shares of Common Stock become subject to the penny stock rules, it would become more difficult to trade our shares.

The Securities and Exchange Commission, or the SEC, has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on the NYSE American or another national securities exchange and if the price of our Common Stock is less than $5.00, our Common Stock could be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may reduce the trading activity in the secondary market for our Common Stock, and therefore, stockholders may have difficulty selling their shares.

Cybersecurity incidents could disrupt our business operations, which could result in the loss of critical and confidential information, and harm our business.

Global cybersecurity threats and incidents directed at us or any of our third-party service providers we engage can range from uncoordinated individual attempts to gain unauthorized access to information technology systems to sophisticated and targeted measures known as advanced persistent threats. In the ordinary course of our business, we and our third-party service providers collect and store sensitive data, including our proprietary business information and intellectual property, and that of our customers, including personally identifiable information. Additionally, we rely increasingly on third-party providers to store and process data, and to communicate and work collaboratively. The secure processing, maintenance, and transmission of information are critical to our operations and we rely on the security procedures of these third-party providers. Although we employ comprehensive measures designed to prevent, detect, address, and mitigate these threats (including access controls, data encryption, vulnerability assessments, and maintenance of backup and protective systems), cybersecurity incidents, depending on their nature and scope, could potentially result in the misappropriation, destruction, corruption, or unavailability of critical data and confidential or proprietary information (our own or that of third parties, including personally identifiable information of our customers) and the disruption of business operations. Any such compromises to our security, or that of our third-party providers, could cause customers to lose trust and confidence in us, and stop using our website and mobile application in their entirety. In addition, we may incur significant costs for remediation that may include liability for stolen assets or information, repair of system damage, and compensation to customers and business partners. We may also be subject to legal claims, government investigation, and additional state and federal statutory requirements.

Inflation may adversely affect us by increasing costs beyond what we can recover through price increases and limit our ability to enter into future traditional debt financing.

Inflation can adversely affect us by increasing costs of critical materials, labor, and other services. In addition, inflation is often accompanied by higher interest rates. Continued inflationary pressures could impact our profitability. Inflation may also affect our ability to enter into future traditional debt financing, as high inflation may result in an increase in cost.

Certain economic and business factors and their impacts on the aviation industry and other general macroeconomic factors, including unemployment, energy prices and interest rates that are largely beyond our control may adversely affect business and our results of operations.

Our business results depend on a number of industry-specific and general economic factors, many of which are beyond our control, and may adversely affect consumer behavior and our results of operations. The staffing service of the aviation industry is affected by changes in international conflicts, political instability, trade disputes, and changes in government regulation. These events can lead to disruptions in the aviation industry, fluctuations in demand for our services, and increased operational costs.

General economic conditions, including slow global recovery from economic downturns, geopolitical conditions and uncertainty about the strength or pace of economic recovery may adversely affect our results of operations. Economic recession, a protracted economic slowdown, a worsening economy, increased unemployment, increased inflation, increased energy prices, rising interest rates, a downgrade of the U.S. government’s long-term credit rating, imposition of retaliatory tariffs on important U.S. imports and exports or other industry-wide cost pressures have affected and can continue to affect consumer behavior in the aviation industry and consequently could reduce the demand for our services.

Risks Relating to This Offering

An active and liquid trading market for our Common Stock may not develop.

Prior to this Offering, our Common Stock was not traded on any market. An active and liquid trading market for our Common Stock may not develop or be maintained after this Offering. Liquid and active trading markets usually result in less price volatility and more efficiency in carrying out investors’ purchase and sale orders. The market price of our Common Stock could vary significantly as a result of a number of factors, some of which are beyond our control. In the event of a drop in the market price of our Common Stock, you could lose a substantial part or all of your investment in our Common Stock. The IPO price will be negotiated between us and the underwriter, and may not be indicative of the market price of our Common Stock after this Offering. Consequently, you may not be able to sell our Common Stock at prices equal to or greater than the price paid by you in the Offering.

The price of our Common Stock may be volatile, and purchasers of our Common Stock could incur substantial losses.

Our share price may be volatile. The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may not be able to sell their Common Stock at or above the IPO price. The market price for our Common Stock will be influenced by many factors, including, but not limited to:

•	the success of our staffing arrangements and the marketing of our services;
•	the recruitment or departure of key personnel;
•	quarterly or annual variations in our financial results or those of companies that are perceived to be similar to us;
•	market conditions in the industries in which we compete and issuance of new or changed securities;
•	analysts’ reports or recommendations;
•	the failure of securities analysts to cover our Common Stock after this Offering or changes in financial estimates by analysts;
•	the inability to meet the financial estimates of analysts who follow our Common Stock;
•	the issuance of any additional securities of ours;
•	investor perception of our company and of the industry in which we compete; and
•	general economic, political, and market conditions.

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A substantial portion of our total issued and outstanding shares may be sold into the market at any time. This could cause the market price of our Common Stock to drop significantly, even if our business is doing well.

All of the Common Stock being sold in this Offering will be freely tradable without restrictions or further registration under the federal securities laws unless purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act. Of the remaining shares of Common Stock issued and outstanding upon the closing of this Offering, approximately 85% are restricted securities as defined in Rule 144 under the Securities Act. Restricted securities may be sold in the United States public market only if registered or if they qualify for an exemption from registration, including by reason of Rules 144 or 701 under the Securities Act. All of our restricted Common Stock will be eligible for sale in the public market 180 days following the effective date of the registration for this Offering, subject in certain circumstances to the volume, manner of sale and other limitations under Rule 144, and also the lock-up agreements described under “Underwriting” in this prospectus. Additionally, we intend to register all our Common Stock that we may issue under our employee benefit plans. Once we register these shares of Common Stock, they can be freely sold in the public market upon issuance, unless pursuant to their terms these share awards have transfer restrictions attached to them. Sales of a substantial number of shares of our Common Stock, or the perception in the market that the holders of a large number of shares intend to sell their Common Stock, could reduce the market price of our Common Stock.

The concentration of our share capital ownership among our largest stockholders, and their affiliates, will limit your ability to influence corporate matters.

After our Offering, we anticipate that our five largest stockholders will collectively own approximately 88% of our issued and outstanding Common Stock. Consequently, these stockholders will be able to dictate the outcome of all matters that require approval by our stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership will limit your ability to influence corporate matters, and as a result, actions may be taken that you may not view as beneficial.

If our listing application for our Common Stock is not approved by the NYSE American, we will not be able to consummate the Offering and will terminate the Offering.

If our listing application is not approved by the NYSE American, we will not be able to consummate the Offering and will terminate the Offering. Failure to have our Common Stock listed on the NYSE American would make it more difficult for our stockholders to dispose of our Common Stock and more difficult to obtain accurate price quotations on our Common Stock. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our Common Stock is not traded on a national securities exchange.

The market price of our Common Stock may be highly volatile, and you could lose all or part of your investment.

The trading price of our Common Stock is likely to be volatile. Upon the consummation of this Offering, we will have a relatively small public float due to the relatively small size of the Offering, and the concentrated ownership of our Common Stock among our executive officers, directors, and greater than 5% stockholders. As a result of our small public float, our Common Stock may be less liquid and have greater stock price volatility than the common stock of companies with broader public ownership.

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Our stock price could be subject to wide fluctuations in response to a variety of other factors, which include:

•	whether we achieve our anticipated corporate objectives;
•	changes in financial or operational estimates or projections;
•	termination of the lock-up agreement or other restrictions on the ability of our stockholders and other security holders to sell shares after this Offering; and
•	general economic or political conditions in the United States or elsewhere.

In addition, the stock market in general, and the stock of aviation and staffing companies in particular, has recently experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our stock. This volatility may prevent you from being able to sell your securities at or above the price you paid for your securities. If the market price of our Common Stock after the Offering does not exceed the IPO price, you may not realize any return on your investment in us and may lose some or all of your investment.

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

We are classified as an “emerging growth company” under the JOBS Act. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things: (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (ii) comply with any new requirements adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; (iii) provide certain disclosures regarding executive compensation required of larger public companies; or (iv) hold nonbinding advisory votes on executive compensation. We will remain an emerging growth company for up to five years, although we will lose that status sooner if we have more than $1.235 billion of revenue in a fiscal year, have more than $700 million in market value of our Common Stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period.

To the extent that we rely on any exemptions available to emerging growth companies, you will receive less information about our executive compensation and internal control over financial reporting than issuers that are not emerging growth companies. If some investors find our Common Stock to be less attractive as a result, there may be a less active trading market for our Common Stock, and their trading prices may be more volatile.

If you purchase our Common Stock in the Offering, you will suffer immediate and substantial dilution of your investment.

The IPO price of the Common Stock is substantially higher than the net tangible book value per share. Therefore, if you purchase Common Stock in the Offering, your interest will be diluted immediately to the extent of the difference between the IPO price and the net tangible book value per share after this Offering. See “Dilution.”

We have broad discretion in the use of our net proceeds from the Common Stock sold in the Offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this Offering and could spend the proceeds in ways that do not improve our operating results or enhance the value of our Common Stock. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. The failure of our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our Common Stock to decline. Pending their use, we may invest our net proceeds from this Offering in a manner that does not produce income, or that loses value. See “Use of Proceeds” in this prospectus.

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We do not intend to pay dividends on our Common Stock and consequently, your only opportunity to achieve a return on your investment is if the price of our Common Stock appreciates.

We do not plan to declare dividends on shares of our Common Stock in the foreseeable future. Consequently, your only opportunity to achieve a return on your investment in us will be if the market price of our Common Stock appreciates, which may not occur, and you sell your Common Stock at a profit. There is no guarantee that the price of our Common Stock that will prevail in the market after this Offering will ever exceed the price that you pay for the Common Stock.

We cannot assure you that our plans to raise capital will be successful.

As of December 31, 2023, we had working capital of approximately $4.9 million and as of March 31, 2024, we had working capital of approximately $5.0 million. While the Company currently has sufficient working capital, if the Company is not successful in raising capital, it could have an adverse effect on our continued and future growth. Management’s plans to address this need for capital are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We cannot assure you that our plans to raise capital will be successful.

Prior to this offering, we were majority-owned by Wybridge Technologies, Inc. (“WTI”), and a small group of Company officers and directors hold a majority of the control of WTI.

As of immediately prior to the commencement of this offering, the Company was a majority-owned subsidiary of WTI with WTI owning approximately 100% of our outstanding shares of Common Stock. Kent Hush, our Chief Financial Officer, and David Riggs, our Chief Compliance Officer, are the controlling stockholders of WTI and together beneficially own approximately 100% of WTI’s outstanding common stock and 100% of WTI’s outstanding preferred stock. By virtue of such stock ownership, those principal WTI stockholders are able to control the election of the members of WTI’s Board of Directors. In turn, WTI, by virtue of its majority ownership of the Company, is able to control the election of the members of our Board of Directors. As a result, those principal WTI stockholders can exercise control over the affairs of the Company, including the election and removal of members of our board of directors, amending our Articles of Incorporation and Bylaws, and adopting measures that could delay or prevent a change of control.

Such concentration of ownership and control could have the effect of delaying, deterring or preventing a change in control of the Company that might otherwise be beneficial to stockholders. There can be no assurance that conflicts of interest will not arise with respect to our key officers and directors, or that such conflicts will be resolved in a manner favorable to the Company.

There has been no independent valuation of our stock, which means that our Common Stock may be worth less than the offering price in the offering.

The per share purchase price in the offering has been determined by us without independent valuation of our shares of Common Stock. We established the offering price based on management’s estimate of the valuation of the Company’s shares of Common Stock. This valuation is highly speculative and arbitrary. There is no relation to the market value, book value, or any other established criteria. We did not obtain an independent appraisal opinion on the valuation of our shares. Our shares of Common Stock may have a value significantly less than the offering price, and the shares may never obtain a value equal to or greater than the offering price.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our Common Stock could be negatively affected.

Any trading market for our Common Stock may be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our Common Stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage of us, the market price and market trading volume of our Common Stock could be negatively affected.

Future issuances of debt securities, which would rank senior to our Common Stock upon any bankruptcy or liquidation, and future issuances of preferred stock, which could rank senior to our Common Stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our Common Stock.

In the future, we may attempt to increase our capital resources by offering debt securities. Upon bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of our Common Stock. Moreover, if we issue preferred stock, the holders of such preferred stock could be entitled to preferences over holders of Common Stock in respect of the payment of dividends and the payment of liquidating distributions. Because our decision to issue debt or preferred stock in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our Common Stock must bear the risk that any future offerings we conduct or borrowings we make may adversely affect the level of return, if any, they may be able to achieve from an investment in our Common Stock.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that can involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, future revenue, timing and likelihood of success, plans and objectives of management for future operations, future results of anticipated products and prospects, plans and objectives of management are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

•	our ability to find, acquire or gain access to other discoveries and prospects and to successfully develop our current discoveries and prospects;

•	the expected growth of our business and our operations, and the capital resources needed to progress our business plan;

•	projected and targeted capital expenditures and other costs, commitments and revenue;

•	the ability to obtain financing and the terms under which such financing may be available;

•	our ability to retain key personnel, including the continued development of a sales and marketing infrastructure;

•	other competitive pressures;

•	cost of compliance with laws and regulations;

•	environmental liabilities;

•	other risk factors discussed in the “Risk Factors” section of this prospectus.

We have based these forward-looking statements largely on our current expectations and projections about our business, the industry in which we operate, and financial trends that we believe may affect our business, financial condition, results of operations, and prospects, and these forward-looking statements are not guarantees of future performance or development. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties, and assumptions described in the section titled “Risk Factors” and elsewhere in this prospectus. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, or otherwise.

In addition, statements like “we believe,” and similar statements reflect our beliefs and opinions on the relevant subject at the time the statement was made. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely upon them.

22

INDUSTRY AND OTHER DATA

This prospectus contains industry, market, and competitive position data from our internal estimates and research, industry and general publications, research surveys, and studies conducted by third parties. Industry publications, studies, and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Our internal data and estimates are based on information obtained from trade and business organizations and other contacts in the markets we operate and our management’s understanding of industry conditions. While we believe each of these studies and publications is reliable, we have not independently verified market and industry data from third-party sources. While we believe our internal company research is reliable and the market definitions are appropriate, an independent source has verified neither such research nor definitions.

The industry in which we operate is subject to risks and uncertainties due to various factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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USE OF PROCEEDS

We estimate that the net proceeds to us from our issuance and sale in this Offering will be approximately $6,730,000, assuming an IPO price of $5.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriter’s over-allotment option is exercised in full, we estimate that our net proceeds will be approximately $7,822,000. Each $1.00 increase (decrease) in the assumed IPO price of $5.00  per share would increase (decrease) the net proceeds to us from this Offering by approximately $1,456,000, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Each increase (decrease) of 100,000 in the number of Common Stock we are offering would increase (decrease) the net proceeds to us from this Offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, by approximately $455,000, assuming the assumed IPO price stays the same.

The principal purposes of this Offering are to increase our capitalization and financial flexibility, to create a public market for our Common Stock, and to facilitate our future access to the capital markets. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds we receive from this Offering. However, we currently intend to use the net proceeds we receive from this Offering as follows:

•	Approximately $3 million to grow the employee base, mainly those employees that will be working for our clients, whom we call “Field Employees”;

•	Approximately $1 million to support the onboarding and incremental expense of these additional Field Employees; and

•	The remainder is expected to be used for potential acquisitions, working capital, and other general corporate purposes, including the additional costs associated with being a public company.

This expected use of net proceeds from this offering represents our intentions based on our current plans and business conditions, which could change as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development, our revenue, marketing, and manufacturing efforts, any collaborations that we may enter into with third parties for our products and any unforeseen cash needs. As a result, our management will retain broad discretion over allocating the net proceeds from this offering.

We believe opportunities may exist from time to time to expand our current business through the acquisition of complementary assets and businesses. While we have no current agreements or commitments for any specific acquisitions or in-licenses, we may use a portion of the net proceeds for these purposes.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and US government securities.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects, and other factors the board of directors deems relevant and subject to the restrictions contained in any future financing instruments.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2024, as follows:

•	on an actual basis;

•

on a pro forma to give effect to our issuance of 60,000 shares of Common Stock to Hayden IR and 5,000 shares of Common Stock to Lucosky Brookman LLP immediately prior to the closing of this Offering; and

•

on a pro forma  “as adjusted basis” to give effect to our issuance and sale of shares of Common Stock in this Offering at an assumed IPO price of $5.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and therefore providing net proceeds of approximately $6.73 million (assuming no exercise by the underwriter of its option to purchase additional shares from us).

The information presented below on an “as adjusted” basis is illustrative only. Our capitalization following the closing of this Offering will be adjusted based on the actual IPO price and other terms of this Offering of the Common Stock determined at pricing. You should read this information in conjunction with our financial statements and the related notes included elsewhere in this prospectus, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section, and other financial information contained in this prospectus.

	As of
	March 31, 2024 (Unaudited)
	Actual	Pro Forma	Pro Forma As Adjusted
Cash	1,000,156	1,000,156	7,730,154
Total indebtedness	581,922	581,922	$581,922
Stockholders’ equity:
Preferred stock, no par value, 10,000,000 shares authorized; 0 issued and outstanding (1)	-	-	-
Common Stock, no par value, 190,000,000 shares authorized; 9,000,000 (actual), 9,065,000 (pro forma), and 10,665,000 (pro forma as adjusted) issued and outstanding, (1)	2,000	327,000	6,617,000
Additional paid-in capital	-	-	-
Total stockholders’ equity	4,807,156	5,132,156	11,422,156
Total capitalization	$5,389,078	5,714,078	$12,004,078

(1)

On January 24, 2024, the Company filed an Amended and Restated Articles of Incorporation, which authorized the issuance of 190,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. Of the 10,000,000 shares of Preferred Stock authorized, 10,000 shares are authorized as Series A Preferred Stock. As of July 24, 2024, no preferred was issued and 9,000,000 shares of Common Stock were issued.

The number of shares of our Common Stock to be outstanding upon completion of this offering is based on 9,000,000 shares of our Common Stock outstanding as of July 24, 2024, and excludes:

•	80,000 shares of Common Stock issuable upon the exercise of the Underwriter’s Warrants;

•	Up to 500,000 options pursuant to the 2024 Incentive Stock Option Plan; and

•

1,006,477 options to purchase Common Stock to EMC2 Capital LLC (“EMC2”) pursuant to a consulting agreement with EMC2 (“EMC2 Agreement”) and an aggregate of 1,917,098 options granted to certain employees of the Company.

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DILUTION

If you invest in our Common Stock in this Offering, your ownership interest will be immediately diluted to the extent of the difference between the assumed IPO price of $5.00 per share (the midpoint of the range appearing on the front cover of this prospectus) and the pro forma as adjusted net tangible book value per share immediately upon the consummation of this Offering of the Common Stock. Net tangible book value per share represents the book value of our tangible assets less the book value of our total liabilities divided by the number of shares of Common Stock then issued and outstanding.

Our net tangible book value as of March 31, 2024 was $4,692,156, or 0.52 per share After giving effect to the issuance of 60,000 shares of Common Stock to Hayden IR and 5,000 shares of Common Stock to Lucosky Brookman LLP immediately prior to the closing of this Offering, our pro forma net tangible book value as of March 31, 2024, would have been approximately $4,692,156 million, or approximately $0.52 per share. After giving effect to our sale of shares of Common Stock in this Offering at an assumed IPO price of $5.00 per share (which is the midpoint of the price range set forth on the cover page of this prospectus), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2024, would have been approximately $11,422,156 million, or approximately $1.07 per share (assuming no exercise of the underwriter’s option to purchase additional shares). This amount represents an immediate and substantial dilution of $3.93 per share to new investors purchasing Common Stock in this Offering. The following table illustrates this dilution per share:

Assumed initial public offering price per share	$5.00
Net tangible book value per share as of March 31, 2024	$0.52
Increase in net tangible book value per share attributable to the 65,000 shares immediately prior to Offering	$0.00
Increase in pro forma net tangible book value per share attributable to this Offering	$0.55
Pro forma as adjusted net tangible book value per share after giving effect to this Offering	$1.07
Dilution per share to new investors participating in this Offering	$3.93

A $1.00 increase (decrease) in the assumed IPO price of $5.00 per share (the midpoint of the range appearing on the front cover of this prospectus) would increase (decrease) the pro forma “as adjusted” net tangible book value by approximately $1,456,000  million, or approximately $0.14  per share, and increase (decrease) the dilution per share to new investors by approximately $0.14  per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses (assuming no exercise of the over-allotment option to purchase additional share, and assuming no exercise of the Underwriter’s Warrants), in each case payable by us. We may also increase or decrease the number of shares we are offering. An increase (decrease) of 100,000 shares offered by us would increase (decrease) our pro forma “as adjusted” net tangible book value by approximately $455,000, or $0.03 per share and increase (decrease) the dilution per share to new investors by approximately $0.03 per share, assuming the assumed IPO price remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. The pro forma “as adjusted” information discussed above is illustrative only and will change based on the actual IPO price and other terms of this Offering determined at pricing.

If the underwriter exercises its over-allotment option in full to purchase the additional 240,000 shares in the Offering, the pro forma “as adjusted” net tangible book value per share after this Offering would be $1.15  per share, and the “as adjusted” dilution to new investors would be $3.85  per share, in each case assuming an IPO price of $5.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions and the estimated offering expenses payable by us.

The following table summarizes, on a pro forma “as adjusted” basis described above, as of December 31, 2023, the differences between the number of shares of Common Stock purchased from us, the total consideration paid, and the average price per share paid by existing stockholders and by new investors participating in this Offering at an assumed IPO price of $5.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. As the table shows, new investors purchasing Common Stock in the Offering will pay an average price per share substantially higher than our existing stockholders paid.

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(In thousands, except per share amounts and percentages)

					Average
					Share
	Shares Purchased		Total Consideration		Price
	Number	Percent			Amount
Existing stockholders	9,000,000	84%	$2,000	0%	$0.00
New investors	1,665,000	16%	8,325,000	100%	$5.00
Total	10,665,000	100%	$8,327,000	100%	$0.78

If the underwriter exercises its over-allotment option to purchase additional shares of Common Stock, the percentage of shares of Common Stock held by existing stockholders will decrease to approximately 83% of the total number of shares of our Common Stock outstanding after this Offering, and the number of shares held by new investors will increase to 1,840,000, or approximately 17% of the total number of shares of our Common Stock outstanding after this Offering.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

You should read the following discussion of our financial condition and results of operations in conjunction with “Summary Financial Data” and our financial statements and related notes included elsewhere in this prospectus. This management’s discussion and analysis, and other parts of this prospectus, contain forward-looking statements based upon current beliefs, plans, and expectations that involve risks, uncertainties, and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements due to several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to understand the important factors that could cause actual results to differ materially from our forward-looking statements. Please also see the “Cautionary Note Regarding Forward-Looking Statements and Industry and Market Data” section in this prospectus.

Overview

Job Aire Group Inc. (JAG) is a professional services company incorporated in Arizona focused on the aviation industry. JAG specializes in providing employees for aircraft and engine inspection and audit, hard-core aeronautical engineering, and aircraft maintenance marketing. JAG has built an excellent reputation for providing experienced, professional, heavy transport aircraft maintenance technicians.

JAG was created in 2007 by a retired Air Force officer and commercial pilot to provide services to the aviation industry. Nick Ammons became president and chairman of the board on January 1, 2022.

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Results of Operations

Results of operations for the year ended December 31, 2023 compared to the year ended December 31, 2022

Revenue. For the year ended December 31, 2023, we generated revenue of $29.1 million, an increase of 47.7% compared to $19.7 million in the same period in 2022. Revenue growth was driven by increasing our staffing availability to fill more client contract roles and during the year ended December 31, 2023, we added 80 new Field Employees.

Costs of Revenue. For the year ended December 31, 2023, our cost of revenue was $25.5 million, an increase of 45.3% compared to $17.64 million in the same period in 2022.  The increase in cost of revenue was primarily due to the increased number of employees.

Gross Profit. For the year ended December 31, 2023, our gross profit was $3.6 million, an increase of 67.6%, compared to $2.1 million in the same period in 2022. For the twelve months ended December 31, 2023, gross margin was 12.2%, compared to 10.8% in the same period in 2022. This increase in gross margin was due to new and renegotiated contracts that had greater margins.

Selling, General, and Administrative Expenses (SG&A). For the year ended December 31, 2023, SG&A expenses were $2.0 million, flat as compared to $1.9 million in the same period in 2022.

Operating Income. For the year ended December 31, 2023, operating income was $1.5 million, an increase of 514.2% compared to $0.2 million in the same period in 2022. The increase in operating income was primarily due to the higher revenue; however, the Company also added additional operational support staff to accommodate the growth. The increased operational support staffing will allow the Company to grow without significant additional operational support staff until the Company reaches approximately 1,000 Field Employees and operating leverage in the SG&A line, which also benefitted from personnel reductions and streamlining internal processes and procedures.  Given the Company’s high operating leverage stemming from a mostly fixed operating expense structure, management believes its operating income growth rates can exceed its revenue growth rates going forward.

Other Income. For the year ended December 31, 2023, other income was $2.3 million compared to $0.0 million in the same period in 2022. In 2023, JAG received a one-time $2.4 million benefit from the ERC program.

Net Income. For the year ended December 31, 2023, net income was $3.4 million, an increase of 4,390%, compared to a net loss of $0.1 million in the same period in 2022. The primary reason for the increase in net income is due to an increase in revenue and other income of $2.4 million related to cash received under the Employment Retention Tax Credit.

Management’s goal is to continue to lower operating expenses while growing revenue. We plan to invest in expanding our operations and implement marketing campaigns to increase awareness of JAG’s competitive advantages in the marketplace and accelerate growth from current and potential clients.

Results of operations for the three months ended March 31, 2024 compared to the three months ended March 31, 2023

Revenue. For the three months ended March 31, 2024, we generated revenue of $8 million, an increase of 13% compared to $6.2 million in the same period in 2023. Revenue growth was driven by the increased number of employees in 2024 compared to 2023.

Costs of Revenue. For the three months ended March 31, 2024, our cost of revenue was $7.03 million, an increase of 13% compared to $6.15 million in the same period in 2023.  The increase in cost of revenue was primarily due to the increased number of employees in 2024 compared to 2023.

Gross Profit. For the three months ended March 31, 2024, our gross profit was $938 thousand, an increase of 16.2%, compared to $786 thousand in the same period in 2023. For the three months ended March 31, 2024, gross margin was 12%,  flat as compared to 12% in the same period in 2023.

Selling, General, and Administrative Expenses (SG&A). For the three months ended March 31, 2024, SG&A expenses were $589 thousand, compared to $413 thousand in the same period in 2023. The increase in SG&A expenses is primarily due to an increase in travel expenses, and audit fees that were not incurred during the prior year period.

Operating Income. For the three months ended March 31, 2024, operating income was $349 thousand, a decrease of 7% compared to $374 thousand in the same period in 2023. The decrease in operating income was primarily due to an increase in travel expenses, and audit fees that were not incurred during the prior year period.

Net Income. For the three months ended March 31, 2024, net income was $187 thousand, a decrease of 56.3%, compared to a net income of $293 thousand in the same period in 2023. The primary reason for the decrease in net income is due to increase in audit expenses, and interest expenses that were not incurred in the prior year period.

Management’s goal is to continue to lower operating expenses while growing revenue. We plan to invest in expanding our operations and implement marketing campaigns to increase awareness of JAG’s competitive advantages in the marketplace and accelerate growth from current and potential clients.

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Liquidity and Capital Resources

For the year ended December 31, 2023, net income was $3.4 million, and retained earnings were $4.6 million. At December 31, 2023, cash and cash equivalents were $1.3 million, compared to $0.7 million at December 31, 2022. Working capital was $4.9 million, compared to $1.5 million at December 31, 2022. We have historically been able to generate sufficient cash from operating activities to fund our ongoing operations, and we expect to be able to fund our operations over the next 12 months in the same manner, even in the absence of raising growth capital through share issuances or other sources of financing.

For the three months ended March 31, 2024, net income was $187 thousand, and retained earnings were $4.8 million. At March 31, 2024, cash and cash equivalents were $1 million, compared to $75 thousand at March 31, 2023. Working capital was $5 million, compared to $2.7 million at March 31, 2023. We have historically been able to generate sufficient cash from operating activities to fund our ongoing operations, and we expect to be able to fund our operations over the next 12 months in the same manner, even in the absence of raising growth capital through share issuances or other sources of financing.

Cash Flow

The following table summarizes our cash flows for the periods indicated below:

	For the Year Ended	For the Year Ended
	December 31,	December 31,
	2023	2022
Cash provided by/(used in) operating activities	2,183,628	(937,846)
Cash provided by/(used in) investing activities	220,388	(31,500)
Cash (used in)/provided by financing activities	(1,773,062)	1,418,616

Cash Used in Operating Activities

During the year ended December 31, 2023, cash provided by operating activities was $2.2 million, primarily reflecting our net income for the period, adjusted by non-cash charges such as right of use assets and depreciation, as well as changes in accounts receivable, prepaids, deposits, accounts payable, and accrued expenses. During the year ended December 31, 2022, cash used in operating activities of $0.9 million primarily reflected our net income for the period, adjusted by changes in accounts receivable, prepaids, deposits, accounts payable, and accrued expenses.

Cash Used by Investing Activities

During the year ended December 31, 2023, cash provided by investing activities was $220,388, which consisted of a down payment on the purchase of land in the amount of $48,000 and the purchase of vehicles offset by the sale of a vehicle in the amount of $27,300 and cash receipts from a note receivable of $281,780. There was no gain or loss on the sale of the vehicle.  During the year ended December 31, 2022, cash used in investing activities was $31,500, which was for the purchase of a vehicle.

Cash Provided by Financing Activities

During the year ended December 31, 2023, cash used in financing activities was $1.8 million, which consisted of repayments of related party and officer debt, notes payable, and deferred financing costs. During the year ended December 31, 2022, cash provided by financing activities was $1.4 million, which primarily consisted of proceeds from a related party and proceeds from officer loans.

The following table summarizes our cash flows for the periods indicated below:

	For the Three Months Ended	For the Three Months Ended
	March 31,	March 31,
	2024	2023

Cash provided by/(used in) operating activities	(1,000,460)	(941,236)
Cash provided by/(used in) investing activities	-	(48,000)
Cash (used in)/provided by financing activities	690,538	385,161

Cash Used in Operating Activities

During the three months ended March 31, 2024, cash used by operating activities was $1.0 million, primarily reflecting our net income for the period, adjusted by non-cash charges such as right of use assets and depreciation, as well as changes in accounts receivable, prepaids, deposits, accounts payable, and accrued expenses. During the three months ended March 31, 2023, cash used in operating activities of $0.9 million primarily reflected our net income for the period, adjusted by changes in accounts receivable, prepaids, deposits, accounts payable, and accrued expenses.

Cash Used by Investing Activities

During the three months ended March 31, 2024, cash provided by investing activities was $0. During the three months ended March 31, 2023, cash used in investing activities was $48,000, which consisted of a down payment on the purchase of land in the amount of $48,000

Cash Provided by Financing Activities

During the three months ended March 31, 2024, cash provided by financing activities was $691 thousand, which consisted of proceeds from the line of credit and repayments of notes payable, and deferred financing costs. During the three months ended March 31, 2023, cash provided by financing activities was $385 thousand, which primarily consisted of repayments to a related party and proceeds from officer loans.

Critical Accounting Policies and Estimates

The accounting policies described below are considered critical to obtaining an understanding of our consolidated financial statements because their application requires the use of significant estimates and judgments by management in preparing the consolidated financial statements. Management estimates and judgments are inherently uncertain and may differ significantly from actual results achieved. Management considers an accounting estimate to be critical if the estimate requires significant assumptions and changes in the estimate or, the use of alternative estimates, could have a material impact on our results of operations or financial position. For more information on our accounting policies, see "Notes to Financial Statements—Note 1. Organization and Summary of Significant Accounting Policies.”

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Revenue Recognition

Revenue is recognized in accordance with ASC 606, Contracts with Customers.

The Company recognizes revenue on a weekly basis according to the timecards submitted to the Company by the client. Revenue is recognized at an amount that reflects the consideration the Company will receive from the client.

Income Taxes

We provide for income taxes based on enacted tax law and statutory tax rates at which items of income and expenses are expected to be settled in our income tax return. Certain items of revenue and expense are reported for Federal income tax purposes in different periods than for financial reporting purposes, thereby resulting in deferred income taxes. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. We have incurred net operating losses for financial reporting and net losses for tax-reporting purposes. Accordingly, for Federal and state income tax purposes, the benefit for income taxes has been offset entirely by a valuation allowance against the related federal and state deferred tax asset for the twelve months ended December 31, 2023 and the year ended December 31, 2022.

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The JOBS Act and Emerging Growth Company Status

As a company with less than $1.235 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable, in general, to public companies that are not emerging growth companies. These provisions include:

•	an exemption from compliance with the auditor attestation requirement on the effectiveness of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act;

•	an exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure about our executive compensation arrangements;

•	exemptions from the requirements to obtain a non-binding advisory vote on executive compensation or a stockholder approval of any golden parachute arrangements; and

•	extended transition periods for complying with new or revised accounting standards.

We will remain an emerging growth company until the earliest to occur of: (i) the last day of the fiscal year in which we have more than $1.235 billion in annual revenue; (ii) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (iii) the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; and (iv) the last day of the fiscal year ending after the fifth anniversary of the completion of this offering.

We may take advantage of these exemptions until we are no longer an emerging growth company. Accordingly, the information contained herein may differ from the information you receive from other public companies.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

Gries & Associates, LLC served as the independent registered public accounting firm of the Company for the financial years ended December 31, 2022, and 2021. On March 5, 2024, the Public Company Accounting Oversight Board (PCAOB) announced a sanction against Gries & Associates, LLC for violating PCAOB rules and standards. The disciplinary order revoked Gries & Associates’ PCAOB registration, with permission to reapply after a year.

On January 30, 2024, the Company’s Board dismissed Gries & Associates and appointed Marcum LLP as the independent registered public accounting firm of the Company.

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BUSINESS

Overview

We are a 16-year-old professional services company with demonstrated expertise and excellence in providing comprehensive staffing solutions across various facets of the aviation industry. Over the years, we have built a strong reputation for our commitment to delivering top-notch staffing services, unmatched industry knowledge and relationships, and a deep understanding of the aviation workforce. The Company plans to grow its business both organically and through potential acquisitions of competitors.

Our Products and Services

JAG provides aviation mechanics and technicians to American aircraft maintenance facilities. Our clients have unmet needs for qualified employees and lean on us to source qualified and certified maintenance technicians from domestic and foreign sources. Oliver Wymans’ 2022 Report “Not Enough Aviation Mechanics” indicates that aviation executives ranked a potential mechanics shortage as MRO’s (Manufacturing, Repair, and Overhaul businesses) biggest problem in the market for certified aviation mechanics in the United States. This report also forecasted that the annual shortfall of certified aviation mechanics in 2023 would be 12,000 to 18,000, with the shortage increasing to 43,000 by 2027. At December 31, 2023, we employed approximately 400 certified aviation mechanics which is approximately 3% of the shortfall. Our goal is to employ 1,500 certified aviation mechanics, equating to approximately 10% of the total market need.

We currently source approximately 96% of our employees from Mexico and Chile, both of which are covered by our recruiting office in Mexico. This office has provided us with a rich pipeline of foreign workers and has the capability to efficiently qualify these workers to obtain the temporary work visas necessary to work in the U.S. market. Since availability in the domestic labor force is severely under levels needed to satisfy client demand, a foreign-sourced labor force is vital to keeping aviation in the U.S. at its current levels and to meet expanding industry needs for the future. We utilize technology and internally developed processes as competitive differentiators, and we believe these differences make us unique in supplying qualified talent to our clients. For example, we utilize an internally developed workflow process that has helped us significantly increase our revenue over the past three years. Furthermore, this differentiation is evidenced by a recently signed agreement with a significant competitor, Launch, in which we will provide them with potential workers that we have vetted that do not meet our clients’ needs.

Our Competitive Advantage

The staffing industry is highly competitive and specialized and characterized by many competing companies. Several firms offer services similar to those provided by us on a national, regional, or local basis. In many areas, local staffing companies are our strongest competitors. Our staffing divisions face competition in attracting clients as well as temporary candidates. The most significant competitive factors we face in the staffing business are locating and attracting qualified and certified technicians in a highly regulated industry. We believe our competitive advantage stems from our experience in niche markets, our commitment to the specialized employment market, and our growing global presence.

Major competitors exist across the sector, but as the industry affords low barriers to entry, new entrants can enter the marketplace although they may face challenges in scaling their business, as the large up-front cash investment to bring on employees is the biggest impediment to new entrants and their ability to satisfy client needs.

The top competitors include large corporate staffing and employment companies with annual revenue of $50 million or more. The next (middle) layer of competitors consists of medium-sized entities with annual revenue between $8 million and $49 million. The largest portion of the marketplace consists of small, individual-sized, or family-run operations. We are in the medium-sized category as we had annual revenue of $19.7 million in 2022 and $29.1 million in 2023. As barriers to entry are low, sole proprietors, partnerships, and small entities comprise the majority of the industry. However, gaining scale can be a challenge without access to the growth capital needed to cover the significant upfront expenses of bringing on new employees.

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Our Market Opportunity

We believe a secular growth opportunity exists in providing highly qualified MRO staffing to the aviation industry. According to the CAE, Inc. 2023 Aviation Talent Forecast, the industry will need 138,000 commercial and business aircraft maintenance technicians over the next decade in North America. Boeing’s 2023 Pilot and Technician Outlook forecasts that over the next 20 years, the commercial aviation sector alone will require an additional 125,000 technicians in North America. Adding to this, post COVID-19, the aviation industry learned that shutting down operations and parking planes led to unprecedented costs and staffing needs to bring planes back to airworthy standards required by government regulations. COVID-19 also brought enormous growth into the air cargo segment as air cargo displaced many other slower cargo options previously relied upon. The industry now has much higher demand for aviation and qualified aviation mechanics and technicians that is outpacing supply in the U.S. and worldwide.

There are two solutions to the problem that we are addressing. The first and most impactful near and long-term solution is to find qualified foreign workers with the required training and certifications. We believe our internally developed algorithm, hyper-efficient processes, and our team’s professional experience and background put us in a great position to take advantage of the shortage and fulfill a great need to provide workers in this growing technical field.

The second solution is to increase training and qualifying new workers. This longer-term strategy is a focus for both the industry and us. We have recently started working with the Department of Defense’s Skillbridge Program to position us for incremental growth over the long term. This program identifies active service members who are separating from the military and provides them with a 90- to 180-day internship before separation, which can lead to employment opportunities in the private sector. Additionally, as a result of this program, we are working with one of our clients who would like to provide a two-year training program for service members who complete the Skillbridge internship.

We aim to implement our solutions by contracting with vendors outside the U.S, that in turn help source employees from various countries, to fulfill our recruiting needs within the U.S. Currently, we have employees working at client locations in Washington, California, Nevada, Arizona, Kansas, Texas, North Carolina, Alabama and Florida and intend to expand the scope of our services to other regions within the U.S.

Industry Overview

According to Aviation Technician Education Council’s (ATEC), the Aircraft Maintenance, Repair, and Overhaul (“MRO”) market in the U.S. was estimated at $9.9 billion in 2021. Low labor service costs, easy access to skilled labor, and enhanced service levels have made Asia-Pacific markets, such as Vietnam and Thailand, highly attractive destinations for MROs. These factors have led airline operators worldwide to outsource nearly 30% of wide-body heavy airframe maintenance needs to  Asia-Pacific. However, because the MRO market in North America is growing, outsourcing of wide-body heavy airframe maintenance has become less attractive for MROs.

The line maintenance (“Line Maintenance”) segment is expected to grow at a CAGR of 2.2% to reach $8.9 billion by 2026. Aircraft Line Maintenance involves inspection, identification, and rectification of problems on the aircraft body. The process also comprises crucial aircraft maintenance and regular repairs as per requirement. Line Maintenance and planning, previously handled internally by the airlines, is increasingly becoming a larger share of outsourcing by MROs to third parties such as JobAire. In recent years, several carriers moved heavy and base maintenance work to emerging regions, primarily Asia-Pacific, as companies offered cheaper and more efficient services. In the global Line Maintenance segment, the U.S., Canada, Japan, China, and Europe will drive the 2.2% CAGR estimate. These regional markets accounted for a combined market size of $5.5 billion in 2020 and are predicted to make up $6.4 billion of the $8.9 billion forecast by 2026. The Asia-Pacific market is forecasted to reach $1.2 billion by 2026. Latin America is predicted to expand at a 2.5% CAGR through the analysis period.

According to CAE, Inc’s (“CAE”) 2023 Aviation Talent Forecast, there are significant shortages of available, qualified workers today, let alone to meet future needs. In the commercial and business aviation sectors alone, CAE predicts a shortage of 402,000 aircraft maintenance technicians globally over the next ten years, roughly half of these roles driven by industry/fleet growth and the remaining categorized as “replacement” of existing roles through attrition, including retirement. We believe JobAire is well positioned to fill in the shortage of qualified workers to meet the growing demand.

While the Company does not currently service any foreign clients, the worldwide demand for qualified aviation personnel presents an opportunity to capture the global markets and bring this business back to the U.S.

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Research by Global Industry Analysts, Inc. shows that clients in this industry primarily focus on the following factors when making purchasing decisions:

•	Availability
•	Experience
•	Cost
•	Retention
•	Work History

Once met, the decision to utilize contract labor is solely based on the ability to source the required skilled labor.

Our Markets

According to the Federal Aviation Administration, temporary workers are a key solution to the industry's MRO professional shortage.

According to a recent report by Global Industry Analysts Inc., engine overhaul, the most crucial aspect of aircraft upkeep, is witnessing the fastest growth, followed by component maintenance.

Unfortunately, the supply of MRO talent lags behind demand. Although aviation schools have tried to keep up, there remains a wide gap between supply and demand, and aviation companies are turning to third-party contractors to fill any gaps. Temporary workers allow airlines and other aviation players to fulfill short-term project needs, manage unpredictable workloads, fill positions for absentee employees, and fill temporary MRO gaps.

Our Clients

The Company currently has 4 significant clients, and we are continuing to grow and diversify our income base.

Our Current and New Services

JAG specializes in providing the following services to clients:

·	Labor for aircraft and engine inspection;
·	Experienced and professional heavy transport aircraft maintenance technicians;
·	Hard-core skilled aeronautical engineering personnel qualified in aircraft maintenance marketing;
·	Aircraft Audits

Currently, JAG supports human resources and special skill requirements, Designated Airworthiness Representatives (DAR) and Designated Engineering Representatives (DER), engineering, and drawing and drafting applications. JAG plans to expand existing contracts and add new MRO services, including:

·	JAG seeks to expand into additional areas within the general aviation and defense contractor sector.
·

JAG seeks to establish a conduit for MRO hiring from the U.S. Military to bring dedicated and hard-working military members separating from service into the aviation maintenance field, which will help establish training programs for a previously untapped source of highly trained and dedicated workers to the industry while providing JAG with a more balanced workforce from both foreign and domestic job pools.

Marketing Strategy

JAG promotes sales and enhances recruitment using the following methods:

•	Word of Mouth
	o	Expand within existing clients and contracts – e.g., four of the Company’s clients have requested a three to four-fold increase in our Field Employees;
•	Create satellite offices and strategic alliances with existing clients to provide logistical support;
	o	JAG, through its agreement with Proveedora De Insumos CHAAC S De R.L. de C.V. (CHAAC”) has had a presence in Mexico since April 2022;
Engage with trade group associations;
Social media promotion.

Our Business Strategy

Our business strategy is to utilize our recruiting process and strong industry and regulatory relationships to provide qualified employees to our clients while keeping our operating costs low by leveraging technology and our multi-functional management team. We are constantly looking for additional areas to increase efficiencies and reduce costs while taking care of valued employees to minimize turnover. We also communicate with local and federal government officials to remain current on immigration law trends and can provide input from the industry before changes are recommended. We view our clients as partners and maintain a close working relationship through frequent site visits and anticipating potential issues that we may mutually face to ensure we are prepared to serve each client best.

Unlike many of our competitors, we are transparent with our clients about our capabilities, including providing realistic forecasts for the number of openings we can fulfill. This level of transparency allows the client to better plan for their future workflow.

These factors have allowed us to build close, long-term relationships with most of our clients. We have been engaged with three of four of our largest clients for the last ten years. These three clients are responsible for 93.6% of the Company’s revenue in the year ended December 31, 2023 and 73% in the three-month period ended March 31, 2024. Pursuant to these service agreements, we provide employees at an hourly rate depending on their level of expertise. The agreements can be terminated with notice at any time by the client or the Company.

The Company continues to strengthen its relationship with customers by providing consistency and building trust. We are also looking to selectively add new clients to meet the growing demand for our services.

Company Employees

As of March 31, 2024, we had approximately 407 full-time employees, including 13 corporate employees and 394 employees currently working at our clients. We believe our relationship with our employees is good.

We have two types of employees. “Field Employees,” who are certified aviation mechanics, are staffed at and leased out to the MROs. “Headquarters employees” are administration and support staff to the Company.

Field Employees generate revenue for the Company by working for MROs.  The company makes a margin between what the Company charges for the employee and the cost of the employee. Headquarters Employees serve administrative and support functions for the Company in various role such as accounting, marketing and human resources.

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As of December 31, 2023, we have 395 employees of which 383 (97%) are direct and 12 (3%) are indirect. As of December 31, 2023, 380 of the 383 employees were foreign employees, specifically from Mexico.  Headquarters Employees are typically sourced within the United States. Of the 12 Headquarters Employees, only 3 are foreign employees from Mexico. We believe our relationship with our employees is good.

As of March 31, 2024, we have 407 employees of which 394 (97%) are direct and 13 (3%) are indirect. As of March 31, 2024, 391 of the 394 employees were foreign employees, specifically from Mexico.  Headquarters Employees are typically sourced within the United States. Of the 13 Headquarters Employees, only 4 are foreign employees from Mexico. We believe our relationship with our employees is good.

Properties and Facilities

We entered into an industrial lease for 2038 square feet for our corporate office, commencing on November 2, 2023, and continuing through October 31, 2027.

On March 15, 2024, the Company amended the original lease agreement located at 7493 N. Oracle Rd, and has added Suite 135 to the lease agreement. The lease now includes Suite 135 and 221.

The new base rental schedule shall be as follows:

November 1, 2023 – March 31, 2024 $3,566.50 Per Month

April 1, 2024 – April 30, 2024 $4,176.38 Per Month

May 1, 2024 – April 30, 2025 $4,786.00 Per Month

May 1, 2025 – April 30, 2026 $4,930.00 Per Month

May 1, 2026 – April 30, 2027 $5,078.00 Per Month

May 1, 2027 – April 30, 2028 $5,230.00 Per Month

We also own vacant land of approximately 24 acres of industrial-zoned property bordering the Benson Airport in Tucson, Arizona. This property is on a railroad spur with both state and interstate highway access. The property is the only industrial-zoned land in the area, allowing the Company to increase its footprint and offerings in the aviation industry. We purchased the property on February 28, 2023, for $240,000. We made a down payment of $48,000 and financed the balance of $192,000 as a carryback loan from the seller at an interest rate of 6% per annum for 24 months.

Legal Proceedings

Occasionally, we may be involved in various disputes and litigation matters that arise in the ordinary course of business.

On December 5, 2023, the Company was served with a lawsuit asserting, among other items, a wage claim, over-time violations, and other wage-related claims. The plaintiff, a former employee named Danny Garcia (“Garcia”), also requested the court grant the claim class action status. Garcia's main allegation is that Job Aire failed to properly pay employees overtime wages. We believe that this is a nuisance suit and believe that we have in the past followed, and we continue to follow, all labor and wage practices in the jurisdictions in which we operate. The parties are currently discussing early case resolution, including attending mediation and/or informal settlement negotiations.

Government Regulations

We constantly monitor government regulations to determine the relevancy and impact of new regulations on our business. In particular, the Company complies with the requirements of the Federal Aviation Administration (the “FAA”) and visas required for foreign national employees.

The FAA has certification requirements (FAA 14CFR part 65) for skilled technicians based on the roles and responsibilities of the categories of their jobs.  Our employees are experienced technicians AMT’s (avionics, structures, and interiors), licensed A&P (Airframe and Powerplant) specialist and licensed IA (Inspection Authorization) inspectors, or have demonstrated many years of experience on specified airframes while being supervised by FAA certified Inspectors and A&Ps.

To become a certified A&P, one must have 18 months of experience on either the airframe or powerplant portion, or 30 months of experience on both, then pass the written, oral and practical tests.

To become an FAA IA, you must be an A&P for a minimum of 3 years, engaged in maintaining aircraft for a minimum of 2 years immediately prior to applying, have a physical location and phone that you can contacted at in person or via phone during normal working hours, maintain the equipment facilities and data required to properly inspect, and pass a written test on the ability to inspect.

The vast majority of our employees work in the United States under a TN or H1B1 visa.  Both visas are temporary work visas which do not have a path to citizenship, but instead must be renewed in 1-4 years if the employee would like to continue working in the U.S. Each visa employee has to follow a set procedure to receive a work visa, maintain the work visa and then renew the visa, if desired.  The Visa is specific to the employer as a sponsor of the foreign employee.  The visa must be re-issued if the employee decides to try to change employers during the term of the visa.  If that occurs there is no guarantee that the visa for a new sponsor will be approved.  To keep our employees’ visa status current, we maintain a staff with the knowledge and skills to communicate with agencies including the Department of Labor, IRS, Department of State, and Department of Homeland Security.

Implications of Being a Controlled Company

Because Wybridge Technologies, Inc. (“Wybridge” or “WTI”) owns a majority of our Common Stock and will own a majority of our Common Stock after this offering, we will be a “controlled company” as defined under the listing rules of the NYSE American. Since we are a controlled company, Wybridge will have the ability to determine all matters requiring approval by stockholders. The controlling stockholders of Wybridge are Kent Hush, our Chief Financial Officer, and David Riggs, our Chief Compliance Officer.

Under the NYSE American listing rules, controlled companies are companies of which more than 50% of the voting power for the election of directors is held by an individual, a group, or another company. For as long as we remain a controlled company, we are permitted to elect to rely on certain exemptions from the NYSE American’s corporate governance rules, including the following:

•	an exemption from the rule that a majority of our board of directors must be independent directors;

•	an exemption from the rule that our compensation committee be composed entirely of independent directors;

•	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors or a nominating committee composed solely of independent directors;

Although we do not intend to rely on the “controlled company” exemptions to the NYSE American’s corporate governance rules, we could elect to rely on these exemptions in the future. If we elect to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors, our nominating and corporate governance and compensation committees might not consist entirely of independent directors upon closing of the offering, and you would not have the same protection afforded to stockholders of companies that are subject to the NYSE American corporate governance rules.

Corporate Information

We were formed as an Arizona corporation in March 2021. Our principal executive office is located at 7493 N Oracle Road, Suite 221, Tucson, AZ 85704, and our telephone number is (520) 878-0112.  Our website address is https://jobairegroup.us/. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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MANAGEMENT

Executive Officers and Directors

The following table sets forth the name, age as of July 24, 2024, and position of the individuals who serve as directors and executive officers of the Company. The following also includes certain information regarding the individual experience, qualifications, attributes and skills of our directors and executive officers as well as brief statements of those aspects of our directors’ backgrounds that led us to conclude that they are qualified to serve as directors.

Name	Age	Position
Executive Officers
Nicholas Ammons	45	Chief Executive Officer, President, and Director
Kent Hush	54	Chief Financial Officer and Director
Courtney Jordan	46	Chief Operating Officer
David Riggs	66	Chief Compliance Officer

Directors
Barrett Evans	52	Director
John Dorton	62	Director
Harold Martin	67	Director

Executive Officers

Nicholas B. Ammons, President, Chief Executive Officer and Chairman

Mr. Ammons has served as the President of Job Aire Group Inc. since January 2022. Before joining JAG, Mr. Ammons served as the Director of Operations at GAP Solutions Inc., a large business in the Department of Defense and Department of Justice contracting space. Prior to this role, Mr. Ammons was appointed by the White House to serve as the Senior Advisor to the Under Secretary for Management in the immediate Office of the Secretary; U.S. Department of Homeland Security, Headquarters (DHS, HQ), Washington, D.C.  Mr. Ammons previously held several titles at MAG Aerospace, Inc., including Director of Interdiction Operations. From 2005 to 2020, Mr. Ammons also operated as a Department of Defense contractor with his own Service-Disabled Veteran-Owned Small Business (SDVOSB). Between 1996 and 2005, Mr. Ammons served in the U.S. Army as a military police officer. He holds a B.S. degree in Business Procurement and an M.B.A. from Columbia Southern University. Mr. Ammons is married to Courtney Jordan, JAG’s Chief Operating Officer. Mr. Ammons is qualified to serve on the Board due to his extensive experience in the management and the aviation industry.

Kent Hush, Chief Financial Officer and Director

Mr. Hush has been the Chief Financial Officer and Director of Job Aire Group Inc. since January 2022. Mr. Hush has also been Chief Financial Officer and Chairman of the Board of Wybridge Technologies, Inc. since January 2021. Previously, Mr. Hush was a Special Agent for the Federal Bureau of Investigation for 23 years. Before joining the FBI, Mr. Hush was a Financial Institution Examiner for the Federal Deposit Insurance Company. Mr. Hush graduated from Abilene Christian University in Abilene, Texas, with a Bachelor of B.S. in Business Administration Degree. He also holds an FAA Commercial Pilot Instrument Multi-Engine Rating License and has achieved U.S. Government certification as a Financial Institution Examiner with additional training and certification in Safety and Soundness, Regulatory Compliance, and Information Systems. He holds a B.S. in Accounting from Abilene Christian University. Mr. Hush is qualified to serve on the Board due to his extensive experience as chief financial officers of other companies and his financial certifications.

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Courtney A. Jordan, Chief Operating Officer

Ms. Jordan has served as the Chief Operating Officer of Job Aire Group Inc. since June 2022. Before joining Job Aire Group Inc., Ms. Jordan spent 16 years as a government employee for the Social Security Administration’s Division of Disability Determination. In 2017, she also held the position of President for the Pacific Region of the National Association of Disability Examiners. She received her bachelor’s degree from the University of South Alabama. Ms. Jordan is married to Mr. Ammons, our CEO.

David Riggs, Vice President – Compliance

Mr. Riggs has been Vice President – Compliance for Job Aire Group Inc. since September 2023. He also serves as Chief Executive Officer for Wybridge Technologies, Inc., and has been in that role since January 2021.  Mr. Riggs is also the managing director of Pantex T Trading, an import/export company specializing in exclusive spirits from the U.S. into Asia. Mr. Riggs also serves as the Founder and President of Origgen Environmental Solutions, a water purification company. Previously, Mr. Riggs was the Founder and Chief Executive Officer of Eagle Gold Company, a mining company located in Accra, Ghana and was the Chief Operating Officer of The World Poker Store in Las Vegas, Nevada. Mr. Riggs has a bachelor’s degree from Arizona State University.

Directors

Barrett Evans, Director

Mr. Evans is the managing director of EMC2 Capital, LLC, a family office founded in 2020. He has also served as the President of Montecito Capital since 2006.  Mr. Evans is the Chief Executive Officer of Phytanix Bio as of 2024, and an executive and director of Dryworld Brands, Inc. since 2020. Before founding Montecito Capital, Mr. Evans was the managing director of eFund Capital. Mr. Evans has served as a member of numerous public and private companies as a consultant, founder, executive, and director, and he is considered an audit committee financial expert.  Mr. Evans brings years of experience and knowledge of public markets to the Company. Mr. Evans has a bachelor’s degree in political science from the University of California, Santa Barbara. Mr. Evans is qualified to serve on the Board due to his prior board experience for several public companies.

John Dorton, Director

Mr. Dorton is a hall of fame nominated marine manufacturing industry leader.  Currently, John is the CEO of Warbird Marine Holdings, owners of the premium fishing brands Yellowfin and Invincible.  Prior to that he was the Chairman, CEO, President of MasterCraft Holdings, which included MasterCraft and Hydra-Sports boats.  He was formerly also a director of Icon Aviation, Crownline Boats, Stealth Off Road Vehicles and Knoxville Leadership Foundation.  John brings extensive experience in general business practices for both private and public companies as well as expertise in operations, demand generation and advances human capital strategies.  Mr. Dorton is qualified to serve on the Board due to prior experience as an executive and director of other publicly traded companies.

Harold Martin, Director

Mr. Martin is a global automotive leader and has been instrumental in the success of many vehicle and propulsion programs for decades. In 1996, Harold founded Martin Industries, a full-service engineering, manufacturing, and remanufacturing company providing global solutions to the automotive, aerospace, defense, motorsports, and marine industries. Prior to that he was an engineering leader for General Motors and has been awarded 25 patents and 5 classified patents. Mr. Martin is recognized for his engineering and manufacturing expertise, creativity, and speed to response. He was inducted into the National Motorsports Hall of Fame and his recent global Net Zero Eco System has drawn excitement from leaders around the world.  Mr. Martin is qualified to serve on the Board due to his extensive management experience and running his own company for almost 30 years.

Family Relationships

There are no family relationships between or among any of the current directors, executive officers or persons nominated or charged to become directors or executive officers, with the exception of Nicholas Ammons and Courtney Jordan, who are married.

Board Composition and Election of Directors

Our board of directors currently consists of three members.

Director Independence

As a “controlled company,” we are not subject to the corporate governance rules of the NYSE American requiring: (i) a majority of independent directors on our board of directors, (ii) an entirely independent corporate governance and nominating committee, and (iii) an entirely independent compensation committee. On account of this, and based on our ownership and voting structure, we do not have a majority of independent directors on our board of directors.  We have created or will create an audit committee, a compensation committee, and a nominating and corporate governance committee.

Under Rule 303A of the NYSE American Rules, a director will only qualify as an “independent director” if, our board of directors affirmatively determines that the person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 303A of the NYSE Listed Company Manual, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors has reviewed the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that each of Barrett Evans, is an “independent director” as defined under Rule 303A of the NYSE Listed Company Manual. Our board of directors also determined that Barrett Evans, who will comprise our audit committee following this offering, Barrett Evans, who will comprise our compensation committee following this offering, and Barrett Evans, who will comprise our nominating and corporate governance committee following this offering, satisfy the independence standards for such committees established by the SEC and the NYSE Rules, as applicable. In making such determinations, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

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Board Leadership Structure

Our board of directors has not adopted a formal policy regarding the separation of the offices of Chief Executive Officer and Chairman of the board of directors. Rather, the board of directors believes that different leadership structures may be appropriate for the Company at different times and under different circumstances, and it prefers flexibility in making this decision based on its evaluation of the relevant facts at any given time.

In January 2022, Mr. Ammons was appointed as Chief Executive Officer and President. Under our current Board leadership structure, the Chief Executive Officer is responsible for the day-to-day leadership and performance of the Company.

Role of the Board in Risk Oversight

We face a number of risks, including those described under the caption “Risk Factors” contained elsewhere in this prospectus. Our board of directors believes that risk management is an important part of establishing, updating and executing on our business strategy. Our board of directors has oversight responsibility relating to risks that could affect the corporate strategy, business objectives, compliance, operations, and the financial condition and performance of our company. Our board of directors focuses its oversight on the most significant risks facing us and, on our processes, to identify, prioritize, assess, manage and mitigate those risks. Our board of directors receives regular reports from members of our senior management on areas of material risk to us, including strategic, operational, financial, legal and regulatory risks. While our board of directors has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on us.

Board Committees

Following this Offering, we will have the following board of directors' committees: an audit committee, a compensation committee, and a nominating and corporate governance committee. The anticipated composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by our board of directors. Upon our listing on the NYSE American, each committee’s charter will be available under the Corporate Governance section of our website at https://jobairegroup.us/ The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this prospectus.

Audit Committee. The audit committee’s responsibilities will include:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	coordinating our board of directors’ oversight of our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	discussing our risk management policies;

•	meeting independently with our internal auditing staff, if any, registered public accounting firm and management;

•	reviewing and discussing with management our compliance with the FCPA;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by the United States Securities and Exchange Commission (“SEC”) rules.

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After this Offering, we expect that the initial members of our audit committee will be Barrett Evans. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the NYSE American. Our board has determined that Barrett Evans is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of the NYSE American. Under the SEC rules, members of the audit committee must also meet heightened independence standards. However, a minority of the members of the audit committee may be exempt from the heightened audit committee independence standards for one year from the date of effectiveness of the registration statement of which this prospectus forms a part. Our board of directors has determined that Barrett Evans is independent under the heightened audit committee independence standards of the SEC and the NYSE American.

As allowed under the applicable rules and regulations of the SEC and the NYSE American, we intend to phase in compliance with the audit committee composition requirements prior to the end of the one-year transition period. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and the NYSE American.

Compensation Committee. The compensation committee’s responsibilities include:

•	reviewing and approving, or recommending for approval by the board of directors, the compensation of our Chief Executive Officer and our other executive officers;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to our board of directors with respect to director compensation;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required; and

•	preparing the annual compensation committee report required by SEC rules, to the extent required.

After this Offering, we expect the members of our compensation committee will be 2. Each of the members of our compensation committee is independent under the applicable rules and regulations of the NYSE American and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The compensation committee operates under a written charter that satisfies the applicable standards of the SEC and the NYSE American.

Nominating and Corporate Governance Committee. The nominating and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become board members;

•	recommending to our board of directors the persons to be nominated for election as directors and to each board committee;

•	developing and recommending to our board of directors' corporate governance guidelines, and reviewing and recommending to our board of directors proposed changes to our corporate governance guidelines from time to time;

•	overseeing a periodic evaluation of our board of directors; and

•

developing effective Environmental, Social and Governance (ESG) policies within the corporate governance guidelines to address social responsibility aimed at providing appropriate support to local communities within areas subject to hydrocarbon exploration operations, and environmental goals aimed at limiting the environmental footprint of operations, ameliorating any changes to the environment and targeting mechanisms to reduce or offset the carbon footprint of operations.

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After this Offering, we expect that the members of our nominating and corporate governance committee will be Barrett Evans and John Dorton. Each of the members of our nominating and corporate governance committee is an independent director under the applicable rules and regulations of the NYSE American relating to nominating and corporate governance committee independence. The nominating and corporate governance committee operates under a written charter that satisfies the applicable standards of the SEC and the NYSE American.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee will have been a current or former officer or employee. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of our compensation committee during the last completed fiscal year.

Code of Ethics and Code of Conduct

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Upon our listing on the NYSE American, our code of business conduct and ethics will be available under the Corporate Governance section of our website at https://jobairegroup.us/. In addition, we intend to post on our website all disclosures that are required by law or the NYSE American rules concerning any amendments to, or waivers from, any provision of the code. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this prospectus.

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EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation

The following sets forth the compensation paid by us to our named executive officers during the fiscal years ended 2023 and 2022.

				Stock	Option	All Other
		Salary	Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)
Nicholas Ammons [1]	2023	130,000	100,000	-	-	-	230,000
Chief Executive Officer President and Director	2022	130,000	-	-	-	-	130,000

Kent Hush [1]	2023	115,000	-	-	-	-	115,000
Chief Financial Officer Director	2022	-	-	-	-	-	-

Courtney Jordan [2]	2023	125,000	50,000	-	-	-	175,000
Chief Operating Officer	2022	60,000	-	-	-	-	60,000

David Riggs [3]	2023	102,000	-	-	-	-	102,000
Chief Compliance Officer	2022	-	-	-	-	-	-

1.	Nicholas Ammons and Kent Hush started on January 1, 2022.

2.	Courtney Jordan started in June 2022.

3.	Dave Riggs started in May 2023.

Employment Agreements

We have entered into employment agreements with four of our executive officers. Set forth below is a summary of the material provisions of such employment agreements, which summaries do not purport to contain all of the material terms and conditions of each such agreement.

On December 29, 2023, the Company entered into an employment agreement with Nicholas Ammons, as the Chief Executive Officer for a three-year term with annual renewals. Mr. Ammons will receive base compensation of $135,000, a discretionary bonus, and fringe benefits commensurate with those received by other executives at the Company.

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On December 29, 2023, the Company entered into an employment agreement with Kent Hush as the Chief Financial Officer for a three-year term with annual renewals. Mr. Kent will receive base compensation of $115,000, a discretionary bonus, and fringe benefits commensurate with those received by other executives at the Company.

On December 29, 2023, the Company entered into an employment agreement with Courtney Jordan as the Chief Operating Officer for a three-year term with annual renewals. Ms. Jordan will receive base compensation of $130,000, a discretionary bonus, and fringe benefits commensurate with those received by other executives at the Company.

On December 29, 2023, the Company entered into an employment agreement with David Riggs as the Chief Compliance Officer for a three-year term with annual renewals. Mr. Riggs will receive base compensation of $102,000, a discretionary bonus, and fringe benefits commensurate with those received by other executives at the Company.

Incentive Award Plans

On January 26, 2024, the board of directors of the Company established the Job Aire Group Inc. 2024 Incentive Stock Option Plan (the “Plan”).  The Plan was approved by the board of directors as well as the stockholders on that date. The Plan allows for the issuance of up to 500,000 options to purchase stock of the Company.

Director Compensation

The Company did not have any non-employee members of its board of directors and therefore did not pay any compensation for the fiscal years ended December 31, 2022 or 2023.

The Company will be compensating its non-employee directors beginning when the Company completes its listing on the NYSE American.  It is anticipated that each non-employee will be compensated $5,000 per month for its general board duties and will be compensated $1,500 per month for each committee in which it is a member and $2,500 if it is committee chair.  The Company plans to implement an equity and non-equity compensation plan for the non-employee members of the board of directors upon listing on the NYSE American.

Indemnification Agreements

Arizona corporate law generally authorizes, on a non-exclusive basis, indemnification of officers and directors who have acted or failed to act, in good faith, in a manner believed to be in or not opposed to the best interest of Job Aire (with certain limitations in the case of actions by or in the right of Job Aire) and mandates such indemnification in the case of an officer or director who is successful on the merits or otherwise in defense of claims by reason of the individual’s status as an officer or director.

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director and executive officer generally to the fullest extent permitted under the Arizona corporate law, including indemnification and advancement of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions since January 1, 2022 to which we have been a party in which the amount involved will be the lesser of $120,000 or 1% of our assets, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive and Director Compensation.” We also describe below certain other transactions with our directors, executive officers, and stockholders.

During the year ended December 31, 2022, the company signed a consulting agreement with its parent entity to provide management services to include accounting, auditing, tax, marketing, planning and business development for the Company, whereby the Company agreed to pay 5% of its gross revenue to the parent. Amounts accrued under this agreement during the years ended December 31, 2023 and 2022 were $0 and $984,559, respectively.

On July 15, 2022, the Company entered into an agreement for a revolving line of credit, with a related party, Survivor Group, which is owned by our Chief Financial Officer, in an amount up to $1,000,000 with interest payable on the unpaid amount of 1.2% monthly on the total loan balance outstanding with a monthly administrative fee of $2,000 per month due upon demand. As of December 31, 2022, the balance was $500,000.  During the period from July 15, 2022 through December 31, 2022, $580,000 was borrowed and $80,000 was repaid, and no interest or fees were paid or accrued. During the year ended December 31, 2023, an additional $523,000 was borrowed, bringing the total outstanding to $1,023,000. During the year ended December 31. 2023, the Company repaid the $1,023,000 in full. During the years ended December 31, 2022 and 2023, the Company incurred interest expense of $0 and $90,455, respectively, related to this note.

During the years ended December 31, 2023 and 2022, the Company made loans (inter-company transfers) to another subsidiary of its Parent, Benson Regional Air Group (BRAG), in the amounts of $352,308 and $67,308, respectively.  During the year ended December 31, 2023, BRAG made payments to the Company in the amount of $35,785, reducing the outstanding balance to $384,131.

On August 31, 2023, the Company entered into an agreement with its Parent and BRAG to reconcile and eliminate the outstanding obligations between the companies.  Pursuant to the agreement, the Company and Parent agreed to net out the amounts due and forgive the difference in the amounts of $354,689 owed by Company to Parent, and $384,131 owed by BRAG to Company.  The resulting $29,443 was treated as a distribution.

On October 12, 2023, the Company entered into a consulting agreement (“EMC2 Agreement”) with EMC2 Capital, LLC (“EMC2”), of which Mr. Evans, a director of the Company, is the managing member. Pursuant to the consulting agreement, EMC2 will advise the Company on a strategy and capital structure plan and will also be involved in implementing some aspects of the plan. EMC2 will receive, upon the Company going public, compensation of $100,000 and a 5% equity ownership interest in the Company.  On January 26, 2024, the Board approved the issuance of an aggregate of 525,000 shares of Common Stock to EMC2. On July 18, 2024, the Board approved the cancelation of such shares, and in exchange issued a total of 1,006,477 options to purchase Common Stock to EMC2. The options will not vest until after the closing of the Offering. 50% of these options vest on January 1, 2025 and the remaining 50% vest on January 1, 2026.

On January 3, 2024, we entered into an agreement with Proveedora De Insumos CHAAC S De R.L. de C.V. (“CHAAC”), a company under the laws of the Republic of Mexico in which our Chief Financial Officer has an ownership interest.  Pursuant to the terms of the agreement, CHAAC shall establish and maintain an office in Mexico dedicated to recruitment activities. We will compensate CHAAC with a monthly fee ranging from $8,750 to $12,000 depending on its staff size and recruitment performance. We believe that this agreement is at market rates on terms that we believe are no less favorable than would have been reached with an unrelated third party. Prior to this agreement, the Company had a verbal agreement with CHAAC, whereby it compensated CHAAC during the years ended December 31, 2022 and 2023, in the amounts of $34,116 and $203,641, respectively, for its services.

Policies and Procedures for Related Person Transactions

Our board will adopt a written related person transaction policy to be effective immediately prior to the effectiveness of the registration statement of which this prospectus forms a part, setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy will cover, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement, or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved will be the lesser of $120,000 or 1% of the average of our year-end total assets for the last two completed fiscal years, in any fiscal year and a related person had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

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PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of July 24, 2024 by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of Common Stock (other than named executive officers and directors);

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

The number of shares of Common Stock beneficially owned by each stockholder is determined in accordance with the rules issued by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them, subject to any community property laws.

Percentage ownership of our Common Stock before this Offering is based on 9,000,000 shares of Common Stock outstanding as of July 24, 2024. Percentage ownership of our Common Stock after the Offering is based on 10,665,000 shares of Common Stock outstanding after the Offering. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Common Stock subject to options, restricted units, warrants, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of June 25, 2024 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

To calculate a stockholder’s percentage of beneficial ownership of Common Stock, we must include in the numerator and denominator those shares of Common Stock, as well as those shares of Common Stock underlying options, warrants and convertible securities, that such stockholder is considered to beneficially own. Shares of Common Stock, and Common Stock underlying options, warrants and convertible securities, held by other stockholders, however, are disregarded in this calculation. Therefore, the denominator used in calculating the beneficial ownership of each of the stockholders may be different.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Job Aire Group, 7493 N. Oracle Road, Suite 221, Tucson, AZ 85704. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

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	Beneficial Ownership Before the Offering Common Stock		Beneficial Ownership After the Offering Common Stock
Name of Beneficial Owner(1)	Shares	%(2)	Shares	%
5% Stockholders:
Wybridge Technologies, Inc.(3)	9,000,000	100.00%	9,000,000	84.39%

Named Executive Officers and Directors:
Nicholas Ammons	-	-0%	0	0%
Kent Hush(3)	9,000,000	100.00%	9,000,000	84.39%
Courtney Jordan	-	-%	0	0%
David Riggs(3)	9,000,000	100.00%	9,000,000	84.39%
Barrett Evans		0%	0	0%

All directors and executive officers as a group	9,000,000	100.00%	9,000,000	84.39%

____________

1)	Except as otherwise indicated, the address for the named executive officers and directors is 7493 N Oracle Road, Suite 221, Tucson, AZ 85704.
2)	Based on 10,585,000 shares of Common Stock outstanding as of July 24, 2024.
3)

The principal business address of Wybridge Technologies, Inc. is 1870 West Prince #41, Tucson, AZ 85705. Executive officers Kent Hush and David Riggs share investment control over the shares held by Wybridge Technologies, Inc., our parent company, and may as such be deemed to have shared beneficial ownership of the shares of Common Stock held directly by Wybridge Technologies, Inc.

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DESCRIPTION OF CAPITAL STOCK

The following description summarizes important terms of our capital stock and certain provisions of our articles of incorporation and second amended and restated bylaws. Copies of these documents will be filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

General

The Company is authorized to issue an aggregate of 200,000,000 shares. The authorized capital stock is divided into 190,000,000 shares of Common Stock having no par value and 10,000,000 shares of Preferred Stock having no par value per share. As of July 24, 2024, there were 9,000,000 shares of our Common Stock outstanding, held by 7 stockholders of record and 10,000 shares of our Series A preferred stock outstanding, held by no stockholders of record.

Common Stock

All shares of Common Stock of the Company are one and the same class, identical in all respects and have equal rights, powers and privileges.

Voting. The holders of outstanding shares of Common Stock have the exclusive right to vote on all matters requiring stockholder action. On each matter on which holders of Common Stock are entitled to vote, each outstanding share of such Common Stock is entitled to one vote.

Dividends. Subject to the rights of holders of any series of outstanding preferred stock, holders of shares of Common Stock have equal rights of participation in the dividends and other distributions in cash, stock or property of the Company when, as and if declared thereon by the board of directors from time to time out of assets or funds of the Company legally available therefor.

Liquidation. Subject to the rights of holders of any series of outstanding preferred stock, holders of shares of Common Stock have equal rights to receive the assets and funds of the Company available for distribution to stockholders in the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary.

Rights and Preferences. Holders of our Common Stock will have no preemptive, conversion or subscription rights, and there will be no redemption or sinking funds provisions applicable to our Common Stock. The rights, preferences and privileges of the holders of our Common Stock will be subject to, and may be adversely affected by, the rights of the holders of share of any series of our preferred stock that we may designate and issue in the future.

Preferred Stock

Our Amended and Restated Articles of Incorporation authorize our board of directors to issue up to 10,000,000 shares of preferred stock in one or more series, to determine the designations and the powers, preferences and rights and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights (including the number of votes per share), redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series.

Our board of directors could, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of Common Stock and which could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock.

In addition to Common Stock, the following securities are authorized and/or outstanding:

Series A Convertible Preferred Stock

The Series A Convertible Preferred Stock (“Series A”), no par value, has 10,000 shares authorized, issued and outstanding. The holders of the Series A are not entitled to dividends. Each share of Series A shall vote on all matters related to the Company and each share entitles holder to vote such number of votes equal to 0.0051% of the total number of votes entitled to be cast. For clarification purposes, the holders of all 10,000 shares of Series A have the right to cast an aggregate of 51% of the total number of votes entitled to be cast. The Series A are subject to an automatic conversion and/or redemption in the event the Company completes a qualified financing defined as a financing in which the Company receives gross proceeds of at least $30 million. If converted, each share of Series A converts into 50 shares of Common Stock. If redeemed, the Company shall pay $500 per share of Series A.

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Underwriter’s Warrants

Upon the closing of this Offering, there will be up to 80,000 shares of Common Stock issuable upon exercise of the Underwriter’s Warrants. See “Underwriting — Underwriter’s Warrants” below for a description of the Underwriter’s Warrants.

Anti-Takeover Provisions

Anti-Takeover Effects of Various Provisions of Arizona Law and Our Amended Certificate of Incorporation and Bylaws

Arizona Revised Statutes, or ARS, Sections 10-2701 et seq. were adopted by the Arizona legislature in an attempt to prevent corporate “greenmail” and restrict the ability of a potential suitor to acquire domestic corporations. These statutes generally apply to business combinations or control share acquisitions of “issuing public corporations,” which defined term includes Job Aire. The provisions summarized below could discourage, deter, delay or impede a tender offer or other attempt to acquire control of Job Aire.

Arizona Business Combination Statute

The Arizona business combination statute would limit our ability to engage in Business Combinations with Interested Shareholders (each as defined below).

“Business Combination” means any (A) merger or consolidation of Job Aire or any subsidiary of Job Aire with an Interested Shareholder, (B) exchange of shares of the Job Aire’s common stock or any subsidiary for shares of an Interested Shareholder, or (C) sale, lease, transfer or other disposition to or with an Interested Shareholder of 10% or more of the consolidated assets of Job Aire.

“Interested Shareholder” means any person other than Job Aire or a subsidiary of Job Aire that is either (A) a direct or indirect beneficial owner of 10% or more of the voting power of the outstanding common stock of Job Aire or (B) an affiliate of Job Aire who at any time during the three years immediately before the date in question was the beneficial owner of 10% or more of the voting power of the then outstanding common stock of Job Aire.

“Share Acquisition Date” means the date that a person first becomes an Interested Shareholder of Job Aire.

Business Combinations Within Three Years After Share Acquisition Date. For three years after an Interested Shareholder’s Share Acquisition Date, we may not directly or indirectly engage in any Business Combination with an Interested Shareholder or any affiliate of an Interested Shareholder unless, before the Interested Shareholder’s Share Acquisition Date, a committee of disinterested directors approved either:

•	the Business Combination; or

•	the acquisition of common stock made by the Interested Shareholder on the Interested Shareholder’s Share Acquisition Date.

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Business Combinations More Than Three Years After Share Acquisition Date. If a committee of disinterested directors has not approved the Business Combination or the acquisition of common stock as provided above, Job Aire may not directly or indirectly engage in any Business Combination with an Interested Shareholder or any affiliate of an Interested Shareholder unless:

•	the Business Combination is consummated no earlier than three years after the Interested Shareholder’s Share Acquisition Date, and before the Share Acquisition Date, our Board of Directors approved either the Business Combination, or the acquisition of common stock made by the Interested Shareholder on the Share Acquisition Date;

•	the Business Combination is approved no earlier than three years after the Interested Shareholder’s Share Acquisition Date by the affirmative vote of a majority of the outstanding voting shares of the common stock of Job Aire (excluding shares of common stock beneficially owned by the Interested Shareholder or any affiliate thereof); or

•	the Business Combination is consummated no earlier than three years after the Interested Shareholder’s Share Acquisition Date and meets certain specified conditions designed to ensure against discriminatory pricing.

Arizona Control Share Acquisition Statute

General. The Arizona control share acquisition statute would limit the voting rights of a person who acquires shares of Job Aire under certain circumstances in a control share acquisition (as defined below).

“Control Share Acquisition” means an acquisition, directly or indirectly (in one or more transactions within 120 days or pursuant to a plan), by a person of beneficial ownership of shares of common stock of Job Aire that would, but for the limitations in the control share acquisition statute, entitle the acquiring person to exercise a new range of voting power within the following specified ranges: (A) at least 20% but less than 33-1/3%, (B) at least 33-1/3% but less than or equal to 50% and (C) over 50%.

Information Statement. Within ten days after a Control Share Acquisition, the acquiring person must deliver to the corporation an information statement specifying, among other things, the range of voting power in the election of directors that, but for the limitations in the statute, the acquiring person believes would result from the Control Share Acquisition. At the time of delivery of the information statement, the acquiring person may request that a special meeting of stockholders be called to consider the voting rights of “excess” shares (referred to below).

Limitation on Voting Rights of “Excess” Shares. To the extent that shares of common stock of Job Aire acquired in a Control Share Acquisition exceed the threshold of voting power of any of the ranges prescribed in the Control Share Acquisition have the same voting rights as other shares of the same class or series for all elections of directors but will not have the right to vote on other matters unless approved by a stockholder resolution at an annual or special meeting. Such resolution must be approved by the affirmative vote of a majority of the outstanding voting shares of common stock (excluding shares owned by the acquiring person, its affiliates or any officer or director of Job Aire).

Financing Agreement. The status of voting rights of “excess” shares is not required to be presented for consideration at any meeting of stockholders unless, at the time of delivery of the information statement referred to above, the acquiring person has entered into a definitive financing agreement for any financing of the acquisition not to be provided by monies of the acquiring person.

Redemption by the Company. If an acquiring person fails to deliver the required information statement within ten days after a Control Share Acquisition or if our stockholders have voted not to accord voting rights to an acquiring person’s “excess” shares referred to above, then Job Aire may call for the redemption of such “excess” shares at the fair market value of those shares at the time the call for redemption is given.

Listing

We intend to apply to have our Common Stock listed on the NYSE American under the symbol “JAG”.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock will be Vstock Transfer, LLC. VStock Transfer, LLC is located at 18 Lafayette Place, Woodmere, New York 11598, and its telephone number is (212) 828-8436.

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SHARES ELIGIBLE FOR FUTURE SALE

Immediately prior to this Offering, there was no public market for our Common Stock, and no predictions can be made about the effect, if any, that market sales of our Common Stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, future sales of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock and could impair our ability to raise capital through future sales of our securities. See “Risk Factors — Risks Relating to this Offering — A substantial portion of our total issued and outstanding shares may be sold into the market at any time. This could cause the market price of our Common Stock to drop significantly, even if our business is doing well.” Furthermore, although we intend to apply to have our Common Stock listed on the NYSE American, we cannot assure you that there will be an active public trading market for our Common Stock.

Upon the closing of this Offering, based on the number of shares of our Common Stock outstanding as of July 24, 2024, we will have an aggregate of 10,665,000 shares of our Common Stock outstanding. Of these shares of our Common Stock, all of the shares sold in this Offering (or shares if the underwriter exercises in full its option to purchase additional shares) will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, whose sales would be subject to the Rule 144 resale restrictions described below, other than the holding period requirement.

Of the remaining shares of our Common Stock, approximately 9,000,000 will be “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rules 144 or 701 under the Securities Act, which are summarized below. We expect that substantially all of these shares will be subject to the 180-day lock-up period under the lock-up agreements described below. Upon expiration of the lock-up period, we estimate that approximately 9,000,000 shares of our Common Stock will be available for sale in the public market, subject in some cases to applicable volume limitations under Rule 144.

Lock-Up and Market Standoff Agreements

All of our directors, executive officers and five percent (5%) or greater stockholders are subject to lock-up agreements or market standoff provisions that, subject to certain exceptions, prohibit them from directly or indirectly offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to purchase, granting any option, right or warrant to purchase or otherwise transferring or disposing of any shares of our Common Stock, options to acquire shares of our Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired, or entering into any swap or any other agreement or any transaction that transfer, in whole or in part, directly or indirectly, the economic consequence of ownership, for a period of 360 days following the date of this prospectus, without the prior written consent of Spartan Capital Securities, LLC.  See the section entitled “Underwriting.”

Rule 144

Affiliate Resales of Restricted Securities.    In general, beginning 90 days after the effective date of the registration statement of which this prospectus is a part, a person who is an affiliate of ours, or who was an affiliate at any time during the 90 days before a sale, who has beneficially owned shares of our Common Stock for at least six months would be entitled to sell in “brokers transactions” or certain “riskless principal transactions” or to market makers, a number of shares within any three month-period that does not exceed the greater of:

•	1% of the number of our Common Stock then outstanding, which will equal approximately 106,650 shares of our Common Stock immediately after this Offering; or

•	the average weekly reported trading volume in shares of our Common Stock on the NYSE American during the four calendar weeks preceding the date on which a notice of the sale on Form 144 is filed with the SEC with respect to such sale.

Affiliates resales under Rule 144 are also subject to the availability of current public information about us. In addition, if the number of shares being sold under Rule 144 by an affiliate during any three-month period exceeds 5,000 shares or has an aggregate sale price in excess of $50,000, the seller must file a notice on Form 144 with the SEC and the NYSE American concurrently with either the placing of a sale order with the broker or the execution directly with a market maker.

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Non-Affiliate Resales of Restricted Securities.    In general, beginning 90 days after the effective date of the registration statement of which this prospectus is a part, a person who is not an affiliate of ours at the time of sale, and has not been an affiliate at any time during the three months preceding a sale, and who has beneficially owned shares of our Common Stock for at least six months but less than a year, is entitled to sell such shares subject only to the availability of current public information about us. If such person has held our shares for at least one year, such person can resell under Rule 144(b)(1) without regard to any Rule 144 restrictions, including the 90-day public company requirement and the current public information requirement.

Non-affiliate resales are not subject to manner of sale, volume limitation or notice filing provisions of Rule 144.

Rule 701

In general, under Rule 701 of the Securities Act, each of our employees, officers, directors, consultants or advisors who purchases shares of our Common Stock from us in connection with a compensatory stock or option plan or other written agreement executed before the effective date of the registration statement under the Securities Act is entitled to resell such shares 90 days after such effective date in reliance on Rule 144. An affiliate of ours can resell shares in reliance on Rule 144 without having to comply with the holding period requirement, and non-affiliates of ours can resell shares in reliance on Rule 144 without having to comply with the current public information and holding period requirements.

The SEC has indicated that Rule 701 will apply to typical options granted by an issuer before it becomes subject to the reporting requirements of the Exchange Act, along with the shares acquired upon exercise of such options, including exercises after an issuer becomes subject to the reporting requirements of the Exchange Act.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO

NON-U.S. HOLDERS OF OUR COMMON STOCK

The following discussion is a summary of the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the purchase, ownership and disposition of our Common Stock issued pursuant to this Offering, but does not purport to be a complete and comprehensive analysis of all potential tax consequences. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not addressed herein. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a non-U.S. holder of our Common Stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our Common Stock.

This discussion is limited to non-U.S. holders that hold our Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a non-U.S. holder’s particular circumstances, including the impact of the alternative minimum tax or the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to non-U.S. holders subject to special rules, including, without limitation:

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	persons holding our Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers or traders in securities or currencies;

•	persons that hold more than 5% of our Common Stock, directly or indirectly;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	corporations organized outside of the United States, any state thereof or the District of Columbia that are nonetheless treated as U.S. taxpayers for U.S. federal income tax purposes;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our Common Stock under the constructive sale provisions of the Code;

•	persons for whom our Common Stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;

•	persons who hold or receive our Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	qualified foreign pension funds as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to our Common Stock being taken into account in an applicable financial statement; and

•	tax-qualified retirement plans.

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If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds our Common Stock, the tax treatment of a partner (or person or entity treated as a partner) will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our Common Stock and the partners in such partnerships should consult their tax advisors regarding the United States federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS LEGAL OR TAX ADVICE AND DOES NOT SERVE AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our Common Stock that is neither a “U.S. person,” nor an entity treated as a partnership for U.S. federal income tax purposes regardless of its place of organization or formation. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a U.S. court and which has one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust, or has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Distributions

As described in the section titled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our Common Stock in the foreseeable future. However, if we do make distributions on our Common Stock, such distributions of cash or property on our Common Stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in its Common Stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “— Sale or Other Disposition of Common Stock.”

Subject to the discussion below on effectively connected income, backup withholding and foreign accounts, dividends paid to a non-U.S. holder of our Common Stock that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the non-U.S. holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Non-U.S. holders may be entitled to a reduction in or an exemption from withholding on dividends as a result of either (a) an applicable income tax treaty or (b) the non-U.S. holder holding our Common Stock in connection with the conduct of a trade or business within the United States and dividends being effectively connected with that trade or business. To claim such a reduction in or exemption from withholding, the non-U.S. holder must provide the applicable withholding agent with a properly completed and executed (a) IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established, or (b) IRS Form W-8ECI stating that the dividends are not subject to withholding tax because they are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, as may be applicable. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. If a non-U.S. holder holds stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to such agent. The non-U.S. holder’s agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities (e.g., partnerships) rather than corporations or individuals.

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If dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), then, although exempt from U.S. federal withholding tax (provided the non-U.S. holder provides appropriate certification, as described above), the non-U.S. holder will be subject to U.S. federal income tax on such dividends on a net income basis at the regular U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty, provided the non-U.S. holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Other Disposition of Common Stock

Subject to the discussions below on backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our Common Stock unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	our Common Stock constitute U.S. real property interests, or USRPIs, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or such non-U.S. holder’s holding period.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our Common Stock, which may be offset by certain U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States) provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we would be a USRPHC if our USRPIs comprise (by fair market value) at least 50% of our business assets. We believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non-U.S. real property interests, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become

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a USRPHC, gain arising from the sale or other taxable disposition of our Common Stock by a non-U.S. holder will not be subject to U.S. federal income tax if our Common Stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such non-U.S. holder owned, actually and constructively, 5% or less of our Common Stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period. There can be no assurance that our Common Stock will continue to qualify as regularly traded on an established securities market. If any gain on your disposition is taxable because we are a USRPHC and your ownership of our Common Stock exceeds 5%, you will be taxed on such disposition generally in the manner as gain that is effectively connected with the conduct of a U.S. trade or business (subject to the provisions under an applicable income tax treaty), except that the branch profits tax generally will not apply.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Subject to the discussion below on FATCA, payments of dividends on our Common Stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know such holder is a U.S. person and the holder either certifies under penalties of perjury its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions (including deemed distributions) on our Common Stock paid to the non-U.S. holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. Such information returns generally include the amount of any such dividends, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder to whom any such dividends are paid. In addition, proceeds of the sale or other taxable disposition of our Common Stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a U.S. person or the holder otherwise establishes an exemption. Proceeds of a disposition of our Common Stock conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRAS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code and applicable Treasury Regulations (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA), on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of our Common Stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

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Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Common Stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations, eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

We will not pay additional amounts or “gross up” payments to holders as a result of any withholding or deduction for taxes imposed under FATCA. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Prospective investors should consult their tax advisors regarding the potential application of FATCA to their investment in our Common Stock.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY RECENT OR PROPOSED CHANGE IN APPLICABLE LAW.

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UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, as to be filed herewith, between us and the underwriter named below, the underwriter named below has agreed to purchase, and we have agreed to sell to the underwriter, the number of shares of Common Stock listed next to its name below. If our listing application is not approved by the NYSE American, we will not be able to consummate the Offering and will terminate the Offering.

Underwriter	Number of Shares
Spartan Capital Securities, LLC
Total

Commissions and Discounts

We will be also responsible for and will pay all expenses relating to the offering, including, without limitation, (a) all filing fees and expenses relating to the registration of the securities with the Commission; (b) all fees and expenses relating to the listing of our common stock; (c) all FINRA filing fees related to this offering; (d) all fees, expenses and disbursements relating to the registration or qualification of the securities under the “blue sky” securities laws of such states and other jurisdictions as the underwriter may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel, which will be the underwriter’s counsel) unless such filings are not required in connection with our proposed listing on a national exchange, if applicable; (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the securities under the securities laws of such foreign jurisdictions as the underwriter may reasonably designate; (f) the costs of all mailing and printing of the offering documents; (g) transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the underwriter; and (h) the fees and expenses of our accountants; and (i) up to $200,000 for reasonable legal fees and disbursements for the Underwriter’s counsel.

Additionally, we have provided the underwriter a non-refundable expense advance (the “Advance”) of $10,000. The Advance shall be applied towards out-of-pocket accountable expense set forth herein and any portion of the Advance shall be returned to us to the extent not actually incurred in accordance with FINRA Rule 5110(g)(4)(A). In addition to the forgoing, we agree to pay the Representative a non-accountable expense allowance in the amount of 1.0% of the gross amount of the Offering.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriter. Such amounts are shown assuming both no exercise and full exercise of the underwriter’s over-allotment option.

Total
	Per Share	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discounts and commissions to be paid by us	$	$	$
Proceeds, before expenses, to us	$	$	$

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Underwriter’s Warrants

We have agreed to issue warrants to the underwriter (the “Underwriter’s Warrants”) to purchase up to a total of five percent (5.0%) of the number of shares of Common Stock underlying the shares of Common Stock sold in this offering, excluding the shares underlying the underwriter’s Over-Allotment Option. We are hereby registering the issuance of the Underwriter’s Warrants and the shares of Common Stock issuable upon exercise of such warrants. The Underwriter’s Warrants will be non-exercisable for 180 days following the commencement of sales of this offering and will expire five (5) years following the commencement of such sales, in compliance with FINRA Rule 5110(g)(8)(A). The Underwriter’s Warrants will be exercisable at a price equal to 110% of the offering price in connection with this offering. The Underwriter’s Warrants shall not be redeemable. The Underwriter’s Warrants may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days beginning on the date of commencement of sales of this offering, except as provided for in FINRA Rule 5110(e)(2). Notwithstanding the foregoing, the Underwriter’s Warrants may be assigned, in whole or in part, to any officer, manager or member of the underwriter (or to officers, managers or members of any such successor or member), and to members of the underwriting syndicate or selling group. The Underwriter’s Warrants will be exercisable at any time, and from time to time, in whole or in part, starting 180 days following the commencement of sales of this offering, for a period of five (5) years commencing the sales of the public offering, will provide for cashless exercise and will contain provisions for one demand registration of the sale of the underlying shares of Common Stock, provided, there is no effective registration statement for such shares, at the Company’s expense, and unlimited “piggyback” registration rights at the Company’s expense. The sole demand registration right provided at the issuer’s expense will not be greater than five (5) years from the commencement of sales of this offering in compliance with FINRA Rule 5110(g)(8)(C). The piggyback registration rights provided will not be greater than seven (7) years from the commencement of sales of this offering in compliance with FINRA Rule 5110(g)(8)(D). The Underwriter’s Warrants shall further provide for anti-dilution protection (adjustment in the number and price of such Warrants and the shares underlying such Warrants) resulting from corporate events (which would include dividends, reorganizations, mergers, etc.) when the public stockholders have been proportionally affected and otherwise in compliance with FINRA Rule 5110(g)(8)(E).

Over-Allotment Option

We have granted to the underwriter an option, exercisable no later than 45 calendar days after the date of the closing of this Offering, to purchase up to an additional 240,000 shares of Common Stock (15% of shares sold in this Offering) at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The underwriter may exercise this option only to cover over-allotments, if any, made in connection with this Offering. To the extent the option is exercised and the conditions of the underwriting agreement are satisfied, we will be obligated to sell to the underwriter, and the underwriter will be obligated to purchase, these additional shares of Common Stock.

Right of First Refusal

For a period of twelve (12) months from the closing date of this offering, if the Company or any of its subsidiaries (a) decides to finance or refinance any indebtedness, the underwriter (or any affiliates designated by the underwriter) shall have the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing; or (b) decides to raise funds by means of a public offering (including at-the-market facility) or a private placement or any other capital raising financing of equity, equity-linked or debt securities, the underwriter (or any affiliates designated by the underwriter) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing. Notwithstanding the foregoing, the underwriter shall have no rights hereunder with respect to off-balance sheet development and long-term project financing for the Company or any of its project subsidiaries secured in the ordinary course of its business. If the underwriter or one of their affiliates decides to accept any such engagement, the agreement governing such engagement (each, a “Subsequent Transaction Agreement”) will contain, among other things, provisions for customary fees for transactions of similar size and nature, but in no event will the fees be less than those outlined herein, and the provisions included in this offering, including indemnification, which are appropriate to such a transaction. The right of first refusal granted hereunder may be terminated by us for “cause,” in accordance with FINRA Rule 5110(g)(5)(B), which shall mean a material breach by the Representative of the underwriting agreement or a material failure by the Representative to provide the services as contemplated by the underwriting agreement in which case we will not be obligated to honor the right of first refusal.

Tail Financing

We have agreed that the underwriter shall be entitled to compensation with respect to any public or private offering or other financing or capital raising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided to the Company by funds whom the underwriter had contacted about this offering, during our engagement period with the underwriter or introduced to us during our engagement period with the underwriter, if such Tail Financing is consummated at any time within the twelve-(12) month period following the expiration or termination of our engagement letter with the underwriter for this offering. In compliance with FINRA Rule 5110(g)(5)(B), the “tail fee” will not be payable for greater than one year and our entire underwriting agreement with the Representative is terminable if the Representative materially breaches the engagement agreement or fails to materially perform the underwriting services contemplated in the underwriting agreement. The termination of such agreement will eliminate our obligation to pay the tail fee.

59

Determination of Offering Price

Prior to this offering, there has been no public market for our Common Stock. The initial public offering price will be determined by negotiations between us and the underwriter. In determining the initial public offering price, we and the underwriter expect to consider a number of factors including:

•	the information set forth in this prospectus and otherwise available to the underwriter;

•	our prospects and the history and prospects for the industry in which we compete;

•	an assessment of our management;

•	our prospects for future earnings;

•	the general condition of the securities markets at the time of this offering;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•	other factors deemed relevant by the underwriter and us.

Neither we nor the underwriter can assure investors that an active trading market will develop for our common shares, or that the shares will trade in the public market at or above the initial public offering price.

Lock-Ups

We, our officers, directors and five percent (5%) or greater stockholders have agreed to enter into customary “lock-up” agreements in favor of the underwriter pursuant to which such persons and entities agreed for a period of three hundred and sixty (360) days from the closing date of this Offering, that they shall neither offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company without the prior written consent of Spartan Capital Securities, LLC.

Price Stabilization, Short Positions and Penalty Bids

In connection with this Offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our Common Stock. Specifically, the underwriter may over-allot in connection with this Offering by selling more shares of Common Stock than are set forth on the cover page of this prospectus. This creates a short position in our Common Stock for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of Common Stock over-allotted by the underwriter is not greater than the number of shares of our Common Stock that they may purchase in the over-allotment option. In a naked short position, the number of shares of our Common Stock involved is greater than the number of shares of Common Stock in the over-allotment option. To close out a short position, the underwriter may elect to exercise all or part of the over-allotment option. The underwriter may also elect to stabilize the price of our Common Stock or reduce any short position by bidding for, and purchasing, our Common Stock in the open market.

60

The underwriter may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing a security in this Offering because the underwriter repurchases that security in stabilizing or short covering transactions.

Finally, the underwriter may bid for, and purchase, shares of our Common Stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our Common Stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriter is not required to engage in these activities and may discontinue any of these activities at any time without notice.

In connection with this Offering, the underwriter and selling group members, if any, or their affiliates may engage in passive market making transactions in our Common Stock immediately prior to the commencement of sales in this Offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

•	a passive market maker may not effect transactions or display bids for our Common Stock in excess of the highest independent bid price by persons who are not passive market makers;

•	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our Common Stock during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

•	passive market making bids must be identified as such.

New York Stock Exchange Listing Application

We have applied to have our Common Stock listed on the NYSE American under the symbol “JAG”, which listing is a condition to this Offering.

Electronic Distribution

In connection with the Offering, certain of the underwriter or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

From time to time, certain of the underwriter and its affiliates may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they will receive customary fees and commissions. The underwriter may receive additional compensation in connection with advisory services.

Indemnification

We have agreed to indemnify the underwriter against liabilities relating to the offering arising under the Securities Act and the Exchange Act and to contribute to payments that the underwriter may be required to make for these liabilities.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our Common Stock, or the possession, circulation or distribution of this prospectus or any other material relating to us or our common stock in any jurisdiction where action for that purpose is required. Accordingly, our Common Stock may not be offered or sold, directly or indirectly, and this prospectus or any other offering material or advertisements in connection with our common stock may not be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The Common Stock offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

61

LEGAL MATTERS

The validity of the shares of Common Stock covered by this prospectus will be passed upon for us by Lucosky Brookman LLP, Woodbridge, New Jersey.  Certain legal matters relating to the offering will be passed upon for the underwriter by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

The financial statements of Job Aire Group as of and for the years ended December 31, 2023 and 2022 appearing in this prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements are included in this prospectus and registration statement in reliance upon the report appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Common Stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the shares of Common Stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. Upon completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

62

FINANCIAL STATEMENTS

Job Aire Group Inc.

INDEX TO FINANCIAL STATEMENTS

For the years ended December 31, 2023 and 2022

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Job Aire Group Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Job Aire Group Inc. (the “Company”) as of December 31, 2023 and 2022, the related statements of operations, stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Previously Issued Financial Statements

As discussed in Note 1 to the financial statements, the Company has restated its financial statements as of December 31, 2022 and for the year ended to correct certain misstatements.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2024.

Costa Mesa, CA

May 13, 2024 (except for the effects of the restatement discussed in Note 1, as to which the date is June 25, 2024)

F-2

Job Aire Group Inc.

BALANCE SHEETS

	December 31,	December 31,
	2023	2022
		(As Restated)
ASSETS
Current assets:
Cash	$1,310,077	$679,124
Accounts receivable	3,829,309	2,425,134
Receivable from line of credit lender	284,296	-
Prepaid expenses	-	8,493
Security deposits	5,200	1,200
Other current assets	-	3,797
Total current assets	5,428,882	3,117,748
Fixed assets:
Autos	40,692	31,500
Land	240,000	-
Total fixed assets	280,692	31,500
Less accumulated depreciation	(4,747)	-
Net fixed assets	275,945	31,500
Other Assets:
Deferred financing costs	55,000	-
Right of use asset	149,711	-
Total other assets	204,711	-
Total assets	$5,909,538	$3,149,248

LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	38,901	14,728
Due to related party	-	828,004
Payroll liabilities	354,980	282,655
Loan from officer	-	500,000
Operating lease liability, current	33,566	-
Note payable, current	95,954	-
Total current liabilities	523,401	1,625,387

Long-term liabilities:
Deferred tax liability, net	630,000	305,000
Operating lease liability, net of current	116,472	-
Note payable, net of current	19,726	-
Total long-term liabilities	766,198	305,000

Total liabilities	1,289,599	1,930,387
Commitments and contingencies (Note 3)
STOCKHOLDERS' EQUITY
Common stock, $0 par value, 190,000,000 authorized, 9,000,000* issued and outstanding	2,000	2,000
Additional paid in capital	-	-
Retained earnings	4,617,939	1,216,861
Total stockholders' equity	4,619,939	1,218,861
Total liabilities and stockholders' equity	$5,909,538	$3,149,248

*The number of shares common stock outstanding reflects a 9,000 for 1 forward split of the common stock on that occurred on January 24, 2024.

 The accompanying notes are an integral part of the audited financial statements.

F-3

Job Aire Group Inc.

STATEMENTS OF OPERATIONS

	Year Ended	Year Ended
	December 31,	December 31,
	2023	2022
		(As Restated)
Revenue	$29,082,563	$19,691,174
Cost of revenue	25,531,885	17,573,084
Gross profit	3,550,678	2,118,090

General and administrative expenses:
Salaries	1,142,963	615,042
Legal and professional fees	154,174	6,165
Rent	41,661	5,953
Administrative fees	-	984,559
Other general and administrative	702,724	260,674
Total general and administrative expenses	2,041,522	1,872,393
Income from operations	1,509,156	245,697

Other Income/(Expense):
Interest expense	(90,455)	(2,000)
Interest income	4,219	-
Employee retention credit	2,361,816	-
Income before taxes	3,784,736	243,697

Income tax expense	354,215	323,656

Net Income/(loss)	$3,430,521	$(79,959)

Basic and diluted earnings (loss) per common share*	$0.38	$(0.01)

Basic and diluted weighted average number of shares outstanding*	9,000,000	9,000,000

*The number of shares common stock outstanding reflects a 9,000 for 1 forward split of the common stock on that occurred on January 24, 2024.

The accompanying notes are an integral part of the audited financial statements.

F-4

Job Aire Group Inc.

STATEMENTS OF STOCKHOLDERS' EQUITY

			Additional
	Common Stock		Paid In	Retained	Total
	Shares	Amount	Capital	Earnings	Equity

Balance, December 31, 2021	9,000,000	2,000	-	1,296,820	1,298,820

Net income (loss)	-	-	-	(79,959)	(79,959)

Balance, December 31, 2022 (As Restated)	9,000,000	2,000	-	1,216,861	1,218,861

Net distributions to parent company (Note 5)	-	-	-	(29,443)	(29,443)

Net income (loss)	-	-	-	3,430,521	3,430,521

Balance, December 31, 2023	9,000,000	2,000	-	4,617,939	4,619,939

*The number of shares common stock outstanding reflects a 9,000 for 1 forward split of the common stock on that occurred on January 24, 2024.

The accompanying notes are an integral part of the audited financial statements.

F-5

Job Aire Group Inc.

Statements of Cash Flows

	Year Ended December 31, 2023	Year Ended December 31, 2022
Cash flows from operating activities		(As Restated)
Net income/(loss)	$3,430,521	$(79,959)
Adjustments to reconcile net income/(loss) to net cash provided by (used in) operating activities:
Deferred tax expense	325,000	305,000
Amortization of right of use asset	5,663	-
Depreciation	8,947
Changes in:
Accounts receivable	(1,685,956)	(1,342,241)
Prepaid expenses	8,493	(8,493)
Other current assets	3,797	(2,997)
Payroll liabilities	72,325	177,317
Security deposit	(4,000)	(1,200)
Accounts payable and accrued expenses	24,174	14,727
Lease liability	(5,336)	-
Net cash provided by/(used in) operating activities	2,183,628	(937,846)
Cash flows from investing activities
Down Payment for purchase of land	(48,000)	-
Purchase of vehicles	(40,692)	(31,500)
Sale of vehicle	27,300	-
Repayment of note receivable	281,780	-
Net cash provided by/(used in) investing activities	220,388	(31,500)

Cash flows from financing activities
Proceeds from related parties	-	918,616
Payments to related parties	(857,446)	-
Line of credit overpayment	(284,296)	-
Proceeds from officer loans	523,000	580,000
Payments of officer loans	(1,023,000)	(80,000)
Payments on note payable	(76,320)	-
Payment of deferred financing costs	(55,000)	-
Net cash (used in)/provided by financing activities	(1,773,062)	1,418,616

Net increase	630,953	449,270
Cash, beginning of year	679,124	229,854
Cash, end of year	$1,310,077	$679,124
Supplemental cash flow information:
Cash paid during the year for:
Income taxes	$29,215	$18,656
Interest	$90,455	$2,000

Non-cash investing and financing activities:
Financed purchase of land	$192,000	$-
Entry into new long-term lease	$155,374	$-
Net distribution to parent company	29,443	-
Transfer of accounts receivable to note receivable	$281,780	$-

The accompanying notes are an integral part of the audited financial statements.

F-6

Job Aire Group Inc.

NOTES TO FINANCIAL STATEMENTS

Note 1 – Organization and Summary of Significant Accounting Policies

Nature of Business

Job Aire Group Inc. is a professional services company incorporated in Arizona focused on the aviation industry. JAG specializes in providing contract labor for aircraft and engine inspection and audit, hard-core aeronautical engineering, and aircraft maintenance marketing. We also place aircraft into FAR 145 facilities known as Repair Stations (A Repair Station is a maintenance facility that has a certificate issued by the FAA under Title 14 of the Code of Federal Regulations (14 CFR) Part 145 and is engaged in the maintenance, inspection, and alteration of aircraft and aircraft products) for repair, refurbishment, painting, modification, and overhaul.

Restatement

The Company's previously reported financial statements for the year ended December 31, 2022, which was confidentially submitted with the SEC on February 13, 2024, should no longer be relied upon as a restatement is required for those financial statements. The restatement of the financial statement in the prior year presented was necessary to correct material misstatements in (a) accrued payroll liabilities and (b) income taxes. In addition, the restatement was necessary to include certain missing disclosures for income taxes (see Note 6) and certain supplemental non-cash investing and financing activities in the cash flow statement. Finally, in addition to the adjustments made to the balance sheet and income statement as reflected below, the statements of stockholder's equity and cash flows were also restated to reflect the impact of these adjustments.

Balance Sheets

	31-Dec-22		31-Dec-22
	(As Filed)	Adjustment	(Restated)
ASSETS
Current assets:
Cash	$679,124		$679,124
Accounts receivable	2,425,134		2,425,134
Due From Related Party	-		-
Prepaid Expenses	8,493		8,493
Security Deposits	1,200		1,200
Other Current Assets	3,797		3,797
Total current assets	3,117,748		3,117,748

Fixed Assets
Autos	31,500		31,500
Land	-		-
Total Fixed Assets	31,500		31,500
Less Accumulated Depreciation	-		-
Net Fixed Assets	31,500		31,500

Total assets	3,149,248		3,149,248

LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	14,728		14,728
Due To Related Parties	828,004		828,004
Payroll Liabilities	282,655		282,655
Line Of Credit	-		-
Notes Payable	-		-
Loan from Shareholder	500,000		500,000
Total current liabilities	1,625,387		1,625,387

Long-term liabilities:
Deferred tax liability, net	-	305,000	305,000.00
Operating lease liability, net of current	-		-
Note payable, net of current	-		-
			-
Total long-term liabilities	-		305,000.00
Total liabilities	1,625,387		1,930,387

STOCKHOLDERS' EQUITY
Common stock, $0 par value, 190,000,000 authorized,	-		-
9,000,000* issued, and outstanding			-
Additional paid in capital	2,000		2,000
Retained Earnings	1,521,861	(305,000)	1,216,861
Total stockholders' equity/(deficit)	1,523,861		1,218,861
Total liabilities and stockholders' equity	$3,149,248		$3,149,248

* The number of shares of common stock outstanding reflects a 9,000 for 1 forward split of the common stock that occurred on January 24, 2024.

F-7

Statements of Operations

	Year Ended		Year Ended
	31-Dec		31-Dec
	2022	Adjustment	2022
	(as filed)		(Restated)

Revenue	$19,691,174		$19,691,174
Cost of Revenue	17,506,679	66,405	17,573,084

Gross profit	2,184,494		2,118,090

General and administrative expenses:
Salaries	628,319	(13,277)	615,042
Legal and professional fees	6,165		6,165
Rent	5,953		5,953
Administrative Fees	984,559		984,559
Other general and administrative	437,795	(177,121)	260,674
Total general and administrative expenses	2,062,791		1,872,393
Income/(Loss) from operations	121,704		245,697

Other Income/(Expense)
Interest expense	(2,000)		(2,000)
Income before taxes	119,704		243,697

Income Tax Expense	-	323,656	323,656
Net Income	$119,704		$(79,959)

Basic earnings (loss) per common share	$59.85		$(0.01)

Weighted average number of shares outstanding	1,000		9,000,000

Basis of Presentation

The accompanying audited financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) to reflect the accounts and operations of the Company.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate and determine the need for an allowance for credit losses. As of December 31, 2023, and 2022, the Company has determined that no reserve is needed.

Property and Equipment

Property and equipment is recorded at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets ranging from 3 to 10 years. Gains and losses upon disposition are reflected in the Statements of Operations in the period of disposition. Maintenance and repair expenditures are charged to expense as incurred. The Company sold a vehicle during the year ended December 31, 2023 for sales proceeds equal to its net book value.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. As of December 31, 2023, and 2022, the Company had no cash equivalents.

F-8

Government Assistance

During the year ended December 31. 2023, the Company received the Employee Retention Credit in the amount of $2,762,104 and incurred fees of $400,288 for retaining assistance to file. The net amount of $2,361,816 was included in Other Income on the Company’s income statement.

Revenue Recognition

Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (“Topic 606”), became effective for the Company on January 1, 2022. The Company’s revenue recognition disclosure reflects this new standard. The Company applied the “modified retrospective” transition method for open contracts for the implementation of Topic 606. No adjustment to beginning retained earnings was necessary upon adoption of the new standard.

Topic 606 provides a five-step model for recognizing revenue from contracts with customers:

·	Identify the contract with the customer.
·	Identify the performance obligations within the contract.
·	Determine the transaction price.
·	Allocate the transaction price to the performance obligations.
·	Recognize revenue when (or as) the performance obligations are satisfied.

The Company recognizes revenue weekly once it has calculated the weekly billings and invoiced its clients.  The billings are based upon the number billable hours being invoiced to a client based upon the contractually negotiated rates for hours worked. The Company extends terms to its clients for an average of 30 days.

Revenues from contracts with customers are recognized in the amount to which the Company has a right to invoice when the services are rendered by the Company’s employees. All employees placed on assignment by the Company are the Company’s legal employees while they are working for any customer. The Company pays all related costs of employment, including workers’ compensation insurance, state and federal unemployment taxes, social security, and certain fringe benefits. The Company assumes the risk of the acceptability of its employees to its customers.

The Company records its revenue on a gross basis. The Company has concluded that gross reporting is appropriate because the Company (i) has the discretion to select the employees and establish their price and duties, and (ii) bears the risk for services that are not fully paid for by customers.

Fair Value of Financial Instruments

We apply fair value accounting in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820, Fair Value Measurements and Disclosures (“ASC 820”), which provides the framework for measuring fair value and expands required disclosure about fair value measurements of assets and liabilities. ASC 820 defines fair value as the exchange price that would have been received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than quoted prices included within Level 1 that are either directly or indirectly observable.

Level 3 – Unobservable inputs that are supported by little or no market activity, therefore requiring an entity to develop its own assumptions about the assumptions that market participants would use in pricing.

In accordance with the fair value accounting requirements, companies may choose to measure eligible financial instruments and certain other items at fair value. We have not elected the fair value option for any eligible financial instruments.

F-9

Earnings Per Common Share

The Company reports net income (loss) per common share in accordance with FASB ASC 260, “Earnings per Share”. This statement requires a dual presentation of basic and diluted earnings with a reconciliation of the numerator and denominator of the earnings per share computations.

Net loss per share, in accordance with the provisions, “Earnings Per Share” is computed by dividing net loss by the weighted average number of shares of Common Stock outstanding during the period. During a loss period, the effect of the potential exercise of stock options, warrants, convertible preferred stock and convertible debt are not considered in the diluted income (loss) per share calculation since the effect would be anti-dilutive. The results of operations for the year ended December 31, 2023 resulted in positive earnings, however the Company did not have stock options, warrants, convertible preferred stock, or convertible debt, and therefore the basic and diluted weighted average common shares outstanding were the same.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, “Income Taxes.” ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no effect on the Company’s financial statements.

Long-Lived Assets

The Company applies the provisions of Accounting Standards Codification (“ASC”) Topic 360, Property, Plant, and Equipment, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal. Based on its review at December 31, 2023 and 2022, the Company believes there was no impairment of its long-lived assets.

Segment Reporting

FASB ASC Topic 280, Segment Reporting, requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one reportable segment.

F-10

Recently Issued Accounting Pronouncements

FASB ASU No. 2016-02 (Topic 842), “Leases” – Issued in February 2016, ASU No. 2016-02 established ASC Topic 842, Leases, as amended by subsequent ASUs on the topic, which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both lessees and lessors. ASU 2016-02 requires lessees to apply a two-method approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase. Lessees are required to record a right-of-use asset and a lease liability for all leases with a term greater than 12 months. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases. Lessees will recognize expense based on the effective interest method for finance leases or on a straight-line basis for operating leases. The accounting applied by the lessor is largely unchanged from that applied under the existing lease standard. We are required to record a right-of-use asset and lease liability equal to the present value of the remaining minimum lease payments and will continue to recognize expense on a straight-line basis upon adoption of this standard. ASU 2016-02 is effective for reporting periods for private companies beginning after December 15, 2021, with early adoption permitted. In July 2018, the FASB issued an update ASU 2018-11 Leases: Targeted Improvements, which provides companies with an additional transition option that would permit the application of ASU 2016-02 as of the adoption date rather than to all periods presented. The Company adopted this standard as of January 1, 2022.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU 2016-13 was issued to improve financial reporting by requiring earlier recognition of credit losses on financing receivables and other financial assets in scope. The new standard represents significant changes to accounting for credit losses.  Full lifetime expected credit losses will be recognized upon initial recognition of an asset in scope.  The current incurred loss impairment model that recognizes losses when a probable threshold is met will be replaced with the expected credit loss impairment method without recognition threshold.  The expected credit losses estimate will be based upon historical information, current conditions, and reasonable and supportable forecasts.  This ASU as amended by ASU 2019-10, is effective for fiscal years beginning after December 15, 2022.  The Company has determined that this ASU does not have a material effect on the Company’s financial statements and related disclosures.

Recently Issued Accounting Pronouncements Not Yet Adopted

Segment Reporting. In December 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in the ASU are intended to improve reportable segment disclosure requirements primarily through enhanced disclosures about significant segment expenses. This ASU is effective for public filers for fiscal periods beginning after December 15, 2023, and interim periods beginning after December 15, 2024, however early adoption is permitted. The Company is currently evaluating the impact of the new guidance on its financial statements and related disclosures.

Income Tax Disclosures. In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. Under this ASU, public filers must disclose annually (1) specific categories in the rate reconciliation, and (2) provide additional information for reconciling items that meet a quantitative threshold, if the effect of those reconciling items is equal to or greater than 5 percent of the amount computed by multiplying pretax income by the applicable statutory income tax rate. The new guidance is effective for public filers for annual periods beginning after December 15, 2024. Early adoption is permitted. The Company is currently evaluating the impact of the new guidance on its financial statements and related disclosures.

In November 2023, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (ASU 2023-07). ASU 2023-07 is intended to improve reportable segment disclosures, primarily through enhanced disclosures about significant segment expenses. The main provisions of ASU 2023-07 require a public entity to disclose on an annual and interim basis: (i) significant segment expenses provided to the chief operating decision maker, (ii) an amount representing the difference between segment revenue less segment expenses disclosed under the significant segment expense principle and each reported measure of segment profit or loss and a description of its composition, (iii) provide all annual disclosures about a reportable segment's profit or loss and assets currently required under Topic 280 in interim periods, (iv) clarify that if the chief operating decision maker uses more than one measure of a segment's profit or loss in assessing segment performance and deciding how to allocate resources, a public entity may report one or more of those additional measures of segment profit, (v) the title and position of the chief operating decision maker and an explanation of how the chief operating decision maker uses the reported measure of segment profit or loss in assessing segment performance and deciding how to allocate resources, and (vi) all disclosures required by ASU 2023-07 and all existing segment disclosures under Topic 280 for an entity with a single reportable segment. The new guidance is effective for the fiscal years beginning after December 15, 2023, and for interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company is still evaluating the impact ASU 2023-07 will have on the Company's financial statement disclosures.

Note 2 – Concentrations of Business and Credit Risk

The Company at times maintains balances in various operating accounts in excess of federally insured limits.

For the year ended December 31, 2023, four customers accounted for more than 10% of the Company sales, 43%, 19.3%, 19.1%, and 12.3%, respectively. At December 31, 2023 four customers accounted for more than 10% of the accounts receivable balance, 34.68%, 29.06%, 14.61%, and 14.03%, respectively.

For the year ended December 31, 2022, three customers accounted for more than 10% of the Company sales, 54%, 19.1%, and 14.5%, respectively. At December 31, 2022 two customers accounted for more than 10% of the accounts receivable balance, 25.52% and 12.84%, respectively.

During the year ended December 31, 2023, the Company agreed with a customer to roll $281,780 of accounts receivable into a note receivable.  The note bore interest of 12% per year, to be paid monthly from March 2023 to August 2023.  The note matured in August 2023.  The Company received $281,780 of cash repayments from this note during the year ended December 31, 2023.

F-11

Note 3 – Commitments and Contingencies

Litigation and Claims

The Company may be involved in lawsuits and claims arising in the ordinary course of business from time to time. The Company reviews any such legal proceedings and claims on an ongoing basis and follows appropriate accounting guidance when making accrual and disclosure decisions. The Company establishes accruals for those contingencies where the incurrence of a loss is probable and can be reasonably estimated, and it discloses the amount accrued and the amount of a reasonably possible loss in excess of the amount. Based upon present information, the Company determined that there were no matters that required an accrual as of December 31, 2023 or 2022. The following matter requires disclosure.

On December 5, 2023, the Company was served with a lawsuit asserting, among other items, a wage claim, over-time violations, and other wage-related claims. The plaintiff, a former employee Danny Garcia (“Garcia”) also requested the court grant the claim class action status. Garcia's main allegation is that Job Aire failed to properly pay employees overtime wages. The parties are currently discussing early case resolution, including attending mediation and/or informal settlement negotiations. The ultimate settlement amount is not reasonably estimable at this juncture.

Operating Lease Commitments

The Company leases an office facility under a lease agreement that expires October 31, 2027. The Company does not have any other significant capital leases.

The components of total lease costs are as follows:

	For The Year Ended December 31,	For The Year Ended December 31,
	2023	2022
Operating lease cost	7,460	-
Short term lease cost	34,201	5,953
Total lease cost	$41,661	$5,953

Cash paid for amounts included in operating lease liabilities was $41,334 and $5,953 for the year ended December 31, 2023 and 2022, respectively. The table below presents total operating lease ROU assets and lease liabilities as of December 31, 2023:

Operating lease ROU assets	$149,711
Operating lease liabilities	$150,038

The table below presents the maturities of operating lease liabilities as of December 31,

2024	$43,012
2025	$44,302
2026	$45,632
2027	$38,972
Total Lease Payments	$171,918
Less: Discount	$(21,880)
Operating Lease Liability	$150,038

For The Year Ended December 31, 2023
Weighted average remaining lease term (years)	2.875
Weighted average discount rate	7%

F-12

Note 4 – Notes Payable

During the twelve months ending December 31, 2023, the Company entered into a note payable for the purchase of vacant land and is holding the land for future use as a potential training facility.  The Company purchased the land for $240,000 and paid a down payment of $48,000 at closing.  The note is for a term of 24 months at an interest rate of 6%.  As of December 31, 2023, the balance on the note was $115,680.

On April 28, 2023, the Company entered into a revolving credit note for a principal amount of up to $2,000,000, with a maturity date of April 28, 2024.  The applicable rate of interest is equal to 5% plus Prime, and not less than 12%.  All payments are applied first to the payment of fees, second to accrued interest, and third to the payment of principal.  The note provides for prepayment by the Company of an amount equal to 1% of the revolving loan cap plus any fees, if paid prior to the one-year anniversary date.  This fee will automatically be renewed for each additional one-year anniversary date unless the Company notifies the lender in writing within sixty days of its intention to pay off the note and terminate the agreement.  In the event that the lender accelerates payment on the note for any reason, the fee in effect as of the date of acceleration will be added to the outstanding balance of the note.  Interest payments are due and payable monthly on the last day of each calendar month.  During the years ended December 31, 2023 and 2022, the Company incurred interest expense of $0 and $0, respectively, related to this note.  The balance was overpaid by $284,296 as of December 31, 2023.

Note 5 – Related Party Transactions

During the year ended December 31, 2022, the company signed a consulting agreement with its parent entity to provide management services to include accounting, auditing, tax, marketing, planning and business development for the Company, whereby the Company agreed to pay 5% of its gross revenue to the parent. Amounts accrued under this agreement during the years ended December 31, 2023 and 2022 were $0 and $984,559, respectively.

On July 15, 2022, the Company entered into an agreement for a revolving line of credit, with a related-party, the Chief Financial Officer, in an amount up to $1,000,000 with interest payable on the unpaid amount of 1.2% monthly on the total loan balance outstanding with a monthly administrative fee of $2,000 per month due upon demand. As of December 31, 2022, the balance was $500,000.  During period $580,000 was borrowed and $80,000 was repaid, no interest or fees were paid or accrued. During the year ended December 31, 2023, an additional $523,000 was borrowed bringing the total outstanding to $1,023,000. During the year ended December 31. 2023 the Company repaid the $1,023,000. During the years ended December 31, 2022 and 2023, the Company incurred interest expense of $0 and $90,455, respectively, related to this note. During the year ended December 31, 2023, the note was paid in full.

During the years ended December 31, 2023, and 2022, the Company advanced loans (inter-company transfers) to another subsidiary of its Parent, Benson Regional Air Group (BRAG) in the amounts of $352,308 and $67,308, respectively.  During the year ended December 31, 2023, BRAG made payments to the Company in the amount of $35,785, reducing the outstanding balance to $384,131.

F-13

On August 31, 2023, the Company entered into an agreement with its Parent and BRAG to reconcile and eliminate the outstanding obligations between the companies.  Pursuant to the agreement the Company and Parent agreed to net out the amounts due and forgive the difference in the amounts of $354,689 owed by Company to Parent, and $384,131 owed by BRAG to Company.  The resulting $29,443 was treated as a distribution.

On October 12, 2023, the Company entered into a consulting agreement (“EMC2 Agreement”) with EMC2 Capital, LLC (“EMC2”), of which Mr. Evans, a director of the Company, is the managing member. Pursuant to the consulting agreement, EMC2 will advise the Company on a strategy and capital structure plan and will also be involved in implementing some aspects of the plan. EMC2 will receive, upon the Company going public, compensation of $100,000 and a 5% equity ownership interest in the Company.  On January 26, 2024, the Board approved the issuance of an aggregate of 525,000 shares of Common Stock to EMC2.

On January 3, 2024, we entered into an agreement with Proveedora De Insumos CHAAC S De R.L. de C.V. (“CHAAC”), a company under the laws of the Republic of Mexico in which our Chief Financial Officer has an ownership interest.  Pursuant to the terms of the agreement, CHAAC shall establish and maintain an office in Mexico dedicated to recruitment activities. We will compensate CHAAC with a monthly fee ranging from $8,750 to $12,000 depending on its staff size and recruitment performance. Prior to this agreement, the Company had a verbal agreement with CHAAC, whereby it compensated CHAAC during the years ended December 31, 2022 and 2023, in the amounts of $34,116 and $203,641, respectively for its services.

Note 6 – Income Taxes

Deferred income taxes are provided for temporary differences between the basis of assets and liabilities under GAAP versus under applicable tax laws and regulations.  In the Company's case, these differences arise primarily from the use of the accrual basis of accounting for financial statement purposes and the cash basis of accounting for income tax purposes.  Deferred tax assets are also recognized for net operating loss carryforwards available to offset future taxable income.

From time to time, the Company may be subject to penalties or interest assessed by various taxing authorities, which will be classified as operating expenses, if they occur.

Prior to January 1, 2022, the Company was treated as an S-corporation. On January 1, 2022, the Company was acquired by Wybridge and ceased being an S-corporation and began being treated as a C-corporation for tax purposes.

The components of the Company’s provision for income taxes for the years ended December 31, 2023 and 2022, consist of:

	2023	2022
Current:
Federal	$-	$-
State	29,215	18,656
Total	29,215	18,656
Deferred:
Federal	260,000	244,000
State	65,000	61,000
Total	325,000	305,000

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the years ended December 31, 2023 and 2022:

	2023	2022

Federal expense, at 21%	833,450	51,176
State income tax, net of federal benefit	51,350	9,480
Franchise and other state taxes	29,215	18,656
Employee retention credit	(559,235)	-
Effect of conversion to C-corporation	-	244,000
Other	(565)	344
Total income tax expense	354,215	323,656

F-14

The Company periodically evaluates the likelihood of the realization of deferred tax assets and adjusts the carrying amount of the deferred tax assets by the valuation allowance to the extent the future realization of the deferred tax assets is not judged to be more likely than not. The Company considers various factors when assessing the likelihood of future realization of its deferred tax assets, including its recent cumulative earnings experience by taxing jurisdiction, expectations of future taxable income or loss, the carryforward periods available to the Company for tax reporting purposes, and other relevant factors.

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 2023 and 2022, are as follows:

	2023	2022
Deferred tax assets:
Net operating losses	237,000	230,000
Total deferred tax assets	237,000	230,000
Deferred tax liabilities:
Accrual to cash basis conversion	(858,000)	(535,000)
Property and equipment	(9,000)	-
Total deferred tax liabilities	(867,000)	(535,000)
Total deferred tax liabilities, net	(630,000)	(305,000)

As of December 31, 2023, the Company’s federal and state income tax net operating loss (“NOL”) carryforwards were $951,927 and $925,885, respectively. As of December 31, 2022, the Company’s federal and state income tax net operating loss (“NOL”) carryforwards were $921,228 and $921,228, respectively. The Company’s US federal NOL can be carried forward indefinitely. The Company's state NOLs expire at various dates from 2037 to 2042.

There are no significant uncertain tax positions as of December 31, 2023 and 2022, respectively.

Note 7 – Subsequent Events

The Company has evaluated subsequent events through May 13, 2024, the date the December 31, 2023 financial statements were available to be issued and except as disclosed below, no other events require adjustment of, or disclosure in, the consolidated financial statements.

The number of shares common stock outstanding reflects a 9,000 for 1 forward split of the common stock on that occurred on January 24, 2024. The split has been retrospectively reflected throughout the financial statements and related notes.

On January 26, 2024, we issued an aggregate of 525,000 shares of common stock to EMC2 Capital for services received pursuant to a consulting agreement dated October 12, 2023, between the Company and EMC2.

On January 26, 2024, we issued a total of 1,000,000 shares of common stock to executives of the Company.  Nicholas Ammons and Kent Hush each received 325,000 shares of common stock, and Courtney Jordan and David Riggs each received 175,000 shares of common stock.

On January 26, 2024, we issued a total a total of 10,000 shares of Series A Convertible Preferred Stock to executives of our parent company.  Kent Hush received 3,500, David Riggs received 3,000, Nicholas Ammons received 1,500 and Russ Klawunn received 2,000.  The preferred stock vests upon a successful completion of an initial public offering and prior to vesting, can be converted to options or warrants.

On January 3, 2024, we entered into an agreement with Proveedora De Insumos CHAAC S De R.L. de C.V. (“CHAAC”), a company under the laws of the Republic of Mexico in which Mr. Hush has an ownership interest.  Pursuant to the terms of the agreement, CHAAC shall establish and maintain an office in Mexico dedicated to recruitment activities. We will compensate CHAAC with a monthly fee ranging from $8,750 to $12,000 depending on its staff size and recruitment performance. We believe that this agreement is at market rates on terms that we believe are no less favorable than would have been reached with an unrelated third party.

On January 22, 2024, the Company filed an amendment to its Articles with the State of Arizona. Our Amended and Restated Articles of Incorporation authorize our board of directors to issue up to 10,000,000 shares of preferred stock in one or more series, to determine the designations and the powers, preferences and rights and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights (including the number of votes per share), redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series.

F-15

Concurrent with filing our amended Articles, the Company created Series A Convertible Preferred Stock (“Series A”), no par value, and has 10,000 shares authorized, issued and outstanding. The holders of the Series A are not entitled to dividends. Each share of Series A shall vote on all matters related to the Company and each share entitles holder to vote such number of votes equal to 0.0051% of the total number of votes entitled to be cast. For clarification purposes, the holders of all 10,000 shares of Series A have the right to cast an aggregate of 51% of the total number of votes entitled to be cast. The Series A are subject to an automatic conversion and/or redemption in the event the company completes a qualified financing defined as a financing in which the company receives gross proceeds of at least $30 million. If converted, each share of Series A converts into 50 shares of Common Stock. If redeemed, the Company shall pay $500 per share of Series A.

On March 15, 2024, the Company amended the original lease agreement located at 7493 N. Oracle Rd, and has added Suite 135 to the lease agreement. The lease now includes Suite 135 and 221.

The new base rental schedule shall be as follows:

November 1, 2023 – March 31, 2024 $3,566.50 Per Month

April 1, 2024 – April 30, 2024 $4,176.38 Per Month

May 1, 2024 – April 30, 2025 $4,786.00 Per Month

May 1, 2025 – April 30, 2026 $4,930.00 Per Month

May 1, 2026 – April 30, 2027 $5,078.00 Per Month

May 1, 2027 – April 30, 2028 $5,230.00 Per Month

F-16

Job Aire Group Inc.

Condensed Balance Sheets

	March 31	December 31
	2024	2023
	(Unaudited)

ASSETS
Current assets:
Cash	$1,000,156	$1,310,077
Accounts receivable	5,408,738	3,829,309
Receivable from line of credit lender	-	284,296
Security deposits	5,200	5,200
Total current assets	6,414,094	5,428,882

Fixed Assets
Autos	40,692	40,692
Land	240,000	240,000
Total Fixed Assets	280,692	280,692
Less Accumulated depreciation	(6,104)	(4,747)
Net Fixed Assets	274,588	275,945

Other Assets
Deferred financing costs	115,000	55,000
Right of use asset	141,099	149,711
Total other assets	256,099	204,711

Total assets	6,944,781	5,909,538

LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	36,642	38,901
Payroll liabilities	681,144	354,980
Line of credit	487,253	-
Note payable, current	94,669	95,954
Operating lease liability, current	34,480	33,566
Total current liabilities	1,334,188	523,401

Long-term liabilities:
Deferred tax liabilities	696,000	630,000
Operating lease liability, net of current	107,437	116,472
Note payable, net of current	-	19,726
Total long-term liabilities	803,437	766,198

Total liabilities	2,137,625	1,289,599

Commitments and Contingencies (Note 3)

STOCKHOLDERS' EQUITY
Common stock, $0 par value, 190,000,000 authorized, 9,000,000 issued and outstanding	2,000	2,000
Retained Earnings	4,805,156	4,617,939
Total stockholders' equity	4,807,156	4,619,939
Total liabilities and stockholders' equity	$6,944,781	$5,909,538

The accompanying notes are an integral part of these financial statements

F-17

Job Aire Group Inc.

Condensed Statement of Operations (Unaudited)

	Three Months Ended	Three Months Ended
	March 31	March 31
	2024	2023

Sales	$7,973,904	$6,942,124
Cost of Sales	7,035,419	6,155,490

Gross profit	938,485	786,634

General and administrative expenses:
Salaries	263,348	238,399
Legal and professional fees	70,683	21,361
Rent	20,231	1,350
Other general and administrative	235,086	151,583
Total operating expenses	589,348	412,693
Income from operations	349,137	373,941

Interest expense	95,920	-
Income before taxes	253,217	373,941

Income Tax Expense	66,000	81,250
Net Income(loss)	$187,217	$292,691

Basic and diluted earnings (loss) per common share	$0.02	$0.03

Weighted average number of shares outstanding (basic and diluted)	9,000,000	9,000,000

The accompanying notes are an integral part of these financial statements

F-18

Job Aire Group Inc.

Condensed Statements of Stockholders Equity (Unaudited)

Three month period ended March 31, 2024

	Common Stock		Series A Preferred Stock		Additional Paid in	Retained	TOTAL
	Shares	Amount	Shares	Amount	Capital	Earnings	EQUITY
Balance, December 31, 2023	9,000,000	$2,000	-	$-	$-	$4,617,939	$4,619,939

Net income						187,217	187,217

Balance, March 31, 2024	9,000,000	$2,000	-	$-	$-	$4,805,156	$4,807,156

Three month period ended March 31, 2023

	Common Stock		Series A Preferred Stock		Additional Paid in	Retained	TOTAL
	Shares	Amount	Shares	Amount	Capital	Earnings	EQUITY
Balance, December 31, 2022	9,000,000	$2,000	-	$-	$-	$1,216,861	$1,218,861

Net income						292,691	292,691

Balance, March 31, 2023	9,000,000	$2,000	-	$-	$-	$1,509,552	$1,511,552

The accompanying notes are an integral part of these financial statements

F-19

Job Aire Group Inc.

Condensed Statements of Cash Flows (Unaudited)

	Three Months Ended	Three Months Ended
	March 31, 2024	March 31, 2023
Cash Flows From Operating Activities
Net Income	$187,217	$292,691
Adjustments to reconcile net income to net cash
used in operating activities:
Deferred tax expense	66,000	81,250
Amortization of Right of use asset	8,612	-
Depreciation	1,356	-
Changes in operating assets and liabilities:
Accounts receivable	(1,579,429)	(1,560,058)
Other current assets	-	(11,605)
Prepaid expenses	-	(7,189)
Accounts payable and accrued expenses	(2,259)	53,595
Accrued Expenses (Payroll liabilities)	326,165	210,080
Amortization of Lease liability	(8,121)	-
Net Cash Used in Operating Activities	(1,000,459)	(941,237)

Cash Flows From Investing Activities
Purchase of land	-	(48,000)
Net Cash Used In Investing Activities	-	(48,000)
Cash Flows From Financing Activities
Repayments of related party	-	(37,839)
Proceeds from shareholder loans	-	423,000
Proceeds from line of credit, net	771,549	-
Payment on note payable	(21,011)	-
Deferred Financing Costs	(60,000)	-
Net Cash Provided by Financing Activities	690,538	385,161
Net Increase (decrease) in cash	(309,921)	(604,076)
Cash Beginning Of Year	1,310,077	679,124
Cash End Of Quarter	$1,000,156	$75,048
Supplemental Cash Flow Information:
Cash paid during the year for:
Income taxes	$9,642	$3,100
Interest	$95,920	$-

Supplemental disclosure of non-cash investing and financing transactions:
Financed purchase of land	$-	$192,000
Transfer of accounts receivable to note receivable	$-	$281,780

The accompanying notes are an integral part of these financial statements

F-20

Job Aire Group Inc.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 1 – Organization and Summary of Significant Accounting Policies

Nature of Business

Job Aire Group Inc. “JAG” is a professional services company incorporated in Arizona focused on the aviation industry. JAG specializes in providing contract labor for aircraft and engine inspection and audit, hard-core aeronautical engineering, and aircraft maintenance marketing. We also place aircraft into FAR 145 facilities known as Repair Stations (A Repair Station is a maintenance facility that has a certificate issued by the FAA under Title 14 of the Code of Federal Regulations (14 CFR) Part 145 and is engaged in the maintenance, inspection, and alteration of aircraft and aircraft products) for repair, refurbishment, painting, modification, and overhaul.

Basis of Presentation

The accompanying audited financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) to reflect the accounts and operations of the Company.

Unaudited Interim Financial Information

The accompanying condensed balance sheet as of March 31, 2024, the condensed statements of operations, stockholders’ equity, and cash flows for the three months ended March 31, 2024 and 2023 are unaudited. The unaudited interim condensed consolidated financial statements have been prepared on the same basis as the audited annual consolidated financial statements and, in the opinion of management, reflect all adjustments, which include normal recurring adjustments, necessary for the fair statement of the Company’s financial position as of March 31, 2024 and the results of its operations and cash flows for the three months ended March 31, 2024 and 2023. The financial data and other information disclosed in these notes related to the three months ended March 31, 2024 and 2023 are also unaudited. The results for the three-month periods ended March 31, 2024 are not necessarily indicative of results to be expected for the year ending December 31, 2024, any other interim periods, or any future year or period.

The accompanying balance sheet as of December 31, 2023 has been derived from the Company’s audited financial statements for the year ended December 31, 2023. These unaudited interim condensed financial statements should be read in conjunction with the audited annual financial statements and notes thereto as of December 31, 2023 and for each of the two years in the period ended December 31, 2023 included elsewhere in this registration statement.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate and determine the need for an allowance for credit losses. As of March 31, 2024, and December 31, 2023, the Company has determined that no reserve is needed.

F-21

Property and Equipment

Property and equipment is recorded at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets ranging from 3 to 10 years. Gains and losses upon disposition are reflected in the Statements of Operations in the period of disposition. Maintenance and repair expenditures are charged to expense as incurred.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. As of March 31, 2024, and December 31, 2023, the Company had no cash equivalents.

Revenue Recognition

Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (“Topic 606”), became effective for the Company on January 1, 2022. The Company’s revenue recognition disclosure reflects this new standard. The Company applied the “modified retrospective” transition method for open contracts for the implementation of Topic 606. No adjustment to beginning retained earnings was necessary upon adoption of the new standard.

Topic 606 provides a five-step model for recognizing revenue from contracts with customers:

·	Identify the contract with the customer.
·	Identify the performance obligations within the contract.
·	Determine the transaction price.
·	Allocate the transaction price to the performance obligations.
·	Recognize revenue when (or as) the performance obligations are satisfied.

The Company recognizes revenue weekly once it has calculated the weekly billings and invoiced its clients.  The billings are based upon the number of billable hours being invoiced to a client based upon the contractually negotiated rates for hours worked. The Company extends terms to its clients for an average of 30 days.

Revenues from contracts with customers are recognized in the amount to which the Company has a right to invoice when the services are rendered by the Company’s employees. All employees placed on assignment by the Company are the Company’s legal employees while they are working for any customer. The Company pays all related costs of employment, including workers’ compensation insurance, state and federal unemployment taxes, social security, and certain fringe benefits. The Company assumes the risk of the acceptability of its employees to its customers.

The Company records its revenue on a gross basis. The Company has concluded that gross reporting is appropriate because the Company (i) has the discretion to select the employees and establish their price and duties, and (ii) bears the risk for services that are not fully paid for by customers.

Fair Value of Financial Instruments

We apply fair value accounting in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820, Fair Value Measurements and Disclosures (“ASC 820”), which provides the framework for measuring fair value and expands required disclosure about fair value measurements of assets and liabilities. ASC 820 defines fair value as the exchange price that would have been received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than quoted prices included within Level 1 that are either directly or indirectly observable.

Level 3 – Unobservable inputs that are supported by little or no market activity, therefore requiring an entity to develop its own assumptions about the assumptions that market participants would use in pricing.

In accordance with the fair value accounting requirements, companies may choose to measure eligible financial instruments and certain other items at fair value. We have not elected the fair value option for any eligible financial instruments.

F-22

Stock-Based Compensation

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees and non-employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values at the respective grant dates. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period). Forfeitures are recognized as they occur.

Earnings Per Common Share

The Company reports net income (loss) per common share in accordance with FASB ASC 260, “Earnings per Share”. This statement requires a dual presentation of basic and diluted earnings with a reconciliation of the numerator and denominator of the earnings per share computations.

Net loss per share, in accordance with the provisions, “Earnings Per Share” is computed by dividing net loss by the weighted average number of shares of Common Stock outstanding during the period. During a loss period, the effect of the potential exercise of stock options, warrants, convertible preferred stock and convertible debt are not considered in the diluted income (loss) per share calculation since the effect would be anti-dilutive. The results of operations for the quarter ended March 31, 2024, resulted in positive earnings, however the Company did not have stock options, warrants, convertible preferred stock, or convertible debt, and therefore the basic and diluted weighted average common shares outstanding were the same.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, “Income Taxes.” ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no effect on the Company’s financial statements.

Long-Lived Assets

The Company applies the provisions of Accounting Standards Codification (“ASC”) Topic 360, Property, Plant, and Equipment, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal. Based on its review at March 31, 2024 and 2023, the Company believes there was no impairment of its long-lived assets.

F-23

Segment Reporting

FASB ASC Topic 280, Segment Reporting, requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one reportable segment.

Recently Issued Accounting Pronouncements

Segment Reporting. In December 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in the ASU are intended to improve reportable segment disclosure requirements primarily through enhanced disclosures about significant segment expenses. This ASU is effective for public filers for fiscal periods beginning after December 15, 2023, and interim periods beginning after December 15, 2024, however early adoption is permitted. The Company is currently evaluating the impact of the new guidance on its financial statements and related disclosures.

Income Tax Disclosures. In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. Under this ASU, public filers must disclose annually (1) specific categories in the rate reconciliation, and (2) provide additional information for reconciling items that meet a quantitative threshold, if the effect of those reconciling items is equal to or greater than 5 percent of the amount computed by multiplying pretax income by the applicable statutory income tax rate. The new guidance is effective for public filers for annual periods beginning after December 15, 2024. Early adoption is permitted. The Company is currently evaluating the impact of the new guidance on its financial statements and related disclosures.

In November 2023, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (ASU 2023-07). ASU 2023-07 is intended to improve reportable segment disclosures, primarily through enhanced disclosures about significant segment expenses. The main provisions of ASU 2023-07 require a public entity to disclose on an annual and interim basis: (i) significant segment expenses provided to the chief operating decision maker, (ii) an amount representing the difference between segment revenue less segment expenses disclosed under the significant segment expense principle and each reported measure of segment profit or loss and a description of its composition, (iii) provide all annual disclosures about a reportable segment's profit or loss and assets currently required under Topic 280 in interim periods, (iv) clarify that if the chief operating decision maker uses more than one measure of a segment's profit or loss in assessing segment performance and deciding how to allocate resources, a public entity may report one or more of those additional measures of segment profit, (v) the title and position of the chief operating decision maker and an explanation of how the chief operating decision maker uses the reported measure of segment profit or loss in assessing segment performance and deciding how to allocate resources, and (vi) all disclosures required by ASU 2023-07 and all existing segment disclosures under Topic 280 for an entity with a single reportable segment. The new guidance is effective for the fiscal years beginning after December 15, 2023, and for interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company is still evaluating the impact ASU 2023-07 will have on the Company's financial statement disclosures.

Note 2 – Concentrations of Business and Credit Risk

The Company at times maintains balances in various operating accounts in excess of federally insured limits.

For the quarter ended March 31, 2024, four customers accounted for more than 10% of the Company sales, 43%, 23%, 19%, and 10%, respectively. At March 31, 2024, four customers accounted for more than 10% of the accounts receivable balance, 42%, 28%, 13%, and 10% respectively.

For the quarter ended March 31, 2023, four customers accounted for more than 10% of the Company sales, 45%, 14%, and 14% and 14%, respectively. At March 31, 2023, four customers accounted for more than 10% of the accounts receivable balance, 48%, 22%, 14%, and 10%, respectively.

F-24

Note 3 – Commitments and Contingencies

Litigation and Claims

The Company may be involved in lawsuits and claims arising in the ordinary course of business from time to time. The Company reviews any such legal proceedings and claims on an ongoing basis and follows appropriate accounting guidance when making accrual and disclosure decisions. The Company establishes accruals for those contingencies where the incurrence of a loss is probable and can be reasonably estimated, and it discloses the amount accrued and the amount of a reasonably possible loss in excess of the amount. Based upon present information, the Company determined that there were no matters that required an accrual as of March 31, 2024 or December 31, 2023. The following matter requires disclosure.

On December 5, 2023, the Company was served with a lawsuit asserting, among other items, a wage claim, over-time violations, and other wage-related claims. The plaintiff, a former employee Danny Garcia (“Garcia”) also requested the court grant the claim class action status. Garcia's main allegation is that Job Aire failed to properly pay employees overtime wages. The parties are currently discussing early case resolution, including attending mediation and/or informal settlement negotiations. The ultimate settlement amount is not reasonably estimable at this juncture.

Operating Lease Commitments

The Company leases an office facility under a lease agreement that expires October 31, 2027. The Company does not have any other significant capital leases.

The components of total lease costs are as follows:

	For The Quarter Ended March 31,	For The Quarter Ended March 31,
	2024	2023
Operating lease cost	11,191	-
Short term lease cost (includes two month to month leases)	9,040	1,350
Total lease cost	$20,231	$1,350

Cash paid for amounts included in operating lease liabilities was $20,231 and $1,350 for the quarter ended March 31, 2024, and 2023, respectively. The table below presents total operating lease ROU assets and lease liabilities as of March 31, 2024:

Operating lease ROU assets	$141,099
Operating lease liabilities	$141,917

Approximate future minimum lease payment for the Company’s ROU assets over the remaining lease period as of March 31, 2024 are as follows:

Remainder of 2024	$32,313
2025	$44,302
2026	$45,632
2027	$38,972
Total Lease Payments	$161,218
Less: Discount	$(19,301)
Operating Lease Liability	$141,917

For The Quarter Ended March 31, 2024
Weighted average remaining lease term (years)	2.688
Weighted average discount rate	7%

F-25

Note 4 – Notes Payable

During the twelve months ending December 31, 2023, the Company entered into a note payable for the purchase of vacant land and is holding the land for future use as a potential training facility.  The Company purchased the land for $240,000 and paid a down payment of $48,000 at closing.  The note is for a term of 24 months at an interest rate of 6%.  As of March 31, 2024, the balance on the note was $94,668 and for the quarter, the Company incurred interest expense of $4,429.

On April 28, 2023, the Company entered into a revolving credit note for a principal amount of up to $2,000,000, with a maturity date of April 28, 2024. The line of credit was renewed through April 28, 2025. The applicable rate of interest is equal to 5% plus Prime, and not less than 12%.  All payments are applied first to the payment of fees, second to accrued interest, and third to the payment of principal.  The note provides for prepayment by the Company of an amount equal to 1% of the revolving loan cap plus any fees, if paid prior to the one-year anniversary date.  This fee will automatically be renewed for each additional one-year anniversary date unless the Company notifies the lender in writing within sixty days of its intention to pay off the note and terminate the agreement.  In the event that the lender accelerates payment on the note for any reason, the fee in effect as of the date of acceleration will be added to the outstanding balance of the note.  Interest payments are due and payable monthly on the last day of each calendar month.  During the quarters ended March 31, 2024 and 2023, the Company incurred interest expense of $91,491 and $0, respectively, related to this note.  As of March 31, 2024, the balance was $487,253 and the total available amount was $1,512,747.

Note 5 – Related Party Transactions

On July 15, 2022, the Company entered into an agreement for a revolving line of credit, with a related-party, the Chief Financial Officer, in an amount up to $1,000,000 with interest payable on the unpaid amount of 1.2% monthly on the total loan balance outstanding with a monthly administrative fee of $2,000 per month due upon demand. During the quarters ended March 31, 2024, and 2023, $0 and $423,000, respectively, was borrowed bringing the total outstanding to $0 and $923,000, respectively. During the quarters ended March 31, 2024, and 2023, the Company incurred zero interest expense related to this note.

During the quarters ending March 31, 2024, and 2023, the Company has advanced loans (inter-company transfers) to another subsidiary of its Parent, Benson Regional Air Group (BRAG) in the amounts of $0 and $83,859, respectively.  During the quarters ending March 31, 2024, and 2023, BRAG made zero payments to the Company and the outstanding balance was $0 and $151,467, respectively.

On October 12, 2023, the Company entered into a consulting agreement (“EMC2 Agreement”) with EMC2 Capital, LLC (“EMC2”), of which Mr. Evans, a director of the Company, is the managing member. Pursuant to the consulting agreement, EMC2 will advise the Company on a strategy and capital structure plan and will also be involved in implementing some aspects of the plan. EMC2 will receive, upon the Company going public, compensation of $100,000 and a 5% equity ownership interest in the Company.  On January 26, 2024, the Board approved the issuance of an aggregate of 525,000 shares of Common Stock to EMC2, contingent upon a successful initial public offering. On July 18, 2024, the Board amended the stock issuance to issue an aggregate of 1,006,477 options to purchase Common Stock to EMC2. The options will not vest until after the closing of the Offering. 50% of these options vest on January 1, 2025 and the remaining 50% vest on January 1, 2026.

On January 3, 2024, we entered into an agreement with Proveedora De Insumos CHAAC S De R.L. de C.V. (“CHAAC”), a company under the laws of the Republic of Mexico in which Mr. Hush has an ownership interest.  Pursuant to the terms of the agreement, CHAAC shall establish and maintain an office in Mexico dedicated to recruitment activities. We will compensate CHAAC with a monthly fee ranging from $8,750 to $12,000 depending on its staff size and recruitment performance. As of March 31, 2024, and 2023, the company has paid fees of $48,134 and $0, respectively, associated with this agreement.

F-26

Note 6 – Stockholder Equity

On January 22, 2024, the Company filed an amendment to its Articles with the State of Arizona. Our Amended and Restated Articles of Incorporation authorize our board of directors to issue up to 10,000,000 shares of preferred stock in one or more series, to determine the designations and the powers, preferences and rights and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights (including the number of votes per share), redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series.

On January 22, 2024, the Board authorized Series A Convertible Preferred Stock.  These Series A Convertible shares are convertible into 50 shares of common stock and each share of Series A Convertible entitles the holders to a combined total of 51% of the total outstanding votes. The preferred stock vests upon a successful completion of an initial public offering and prior to vesting, can be converted to options or warrants.

The Company’s total number of common shares outstanding reflects a 9,000 for 1 forward split of the common stock that occurred on January 24, 2024. The split has been retrospectively reflected throughout the financial statements and related notes.

On January 26, 2024, we issued an aggregate of 525,000 shares of common stock to EMC2 Capital for services received pursuant to a consulting agreement dated October 12, 2023, between the Company and EMC2. On July 18, 2024, the Board approved the cancelation of such shares, and in exchange issued a total of 1,006,477 options to purchase Common Stock  to EMC2 Capital for services received pursuant to a consulting agreement dated October 12, 2023, between the Company and EMC2. The options will not vest until after the closing of the Offering. 50% of these options vest on January 1, 2025 and the remaining 50% vest on January 1, 2026.

On January 26, 2024, we issued a total of 1,000,000 shares of common stock to executives of the Company.  Nicholas Ammons and Kent Hush each received 325,000 shares of common stock, and Courtney Jordan and David Riggs each received 175,000 shares of common stock. On July 18, 2024, the Board approved the cancelation of such shares, and in exchange issued a total of 1,917,098 options to purchase Common Stock to executives of the Company. Nicholas Ammons and Kent Hush each received 623,057 options to purchase Common Stock, and Courtney Jordan and David Riggs each received 335,492 options to purchase Common Stock. The options will not vest until after the closing of the Offering. 50% of these options vest on January 1, 2025 and the remaining 50% vest on January 1, 2026.

On January 26, 2024, we issued a total a total of 10,000 shares of Series A Convertible Preferred Stock to executives of our parent company and will vest upon successful completion of an initial public offering.  Kent Hush received 2,500, David Riggs received 3,000, Nicholas Ammons received 2,000, and Russ Klawunn received 1,500.  The preferred stock vests upon a successful completion of an initial public offering and prior to vesting, can be converted to options or warrants.

Note 7 – Subsequent Events

The Company has evaluated subsequent events through June 25, 2024, the date the March 31, 2024 financial statements were available to be issued and except as disclosed in Notes 5 and 6 and as below, no other events require adjustment of, or disclosure in, the consolidated financial statements.

The vesting of the grant of shares of common stock issued to executives of the Company and the shares of preferred stock issued to executives of our parent company are subject to the successful completion of an initial public offering of the Company. Accordingly, no amount of compensation has been recognized as of March 31, 2024. The unrecognized compensation of $495,000 will be recognized upon the completion of an initial public offering.

F-27

Job Aire Group

Shares of Common Stock

_________________

PROSPECTUS

_________________

, 2024

Spartan Capital Securities, LLC

No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of these securities.

Through and including [*], 2024 (the 25th day after the date of this Offering), all dealers effecting transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the Offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. Certain amounts are not estimated including the SEC registration fee, the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee and the NYSE American listing fee.

Amount
SEC registration fee	$	[*]
FINRA filing fee		[*]
Initial listing fee		[*]
Accountants’ fees and expenses		[*]
Legal fees and expenses		[*]
Underwriter non-accountable expenses		[*]
Transfer agent’s fees and expenses		[*]
Printing and Edgar expenses		[*]
Miscellaneous		[*]
Total expenses	$	[*]

Item 14. Indemnification of Directors and Officers.

The Arizona statutes provide, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Company may and, in certain cases, must be indemnified by against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys’ fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys’ fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and in any criminal proceeding in which such person had reasonable cause to believe his conduct was lawful. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnification for expenses.

The Company’s Amended and Restated Articles of Incorporation and Bylaws as will each be in effect at or prior to the completion of the Conversion will provide for indemnification of officers and Directors to the fullest extent permitted by Arizona law. Such indemnification applies in advance of the final disposition of a proceeding.

Item 15. Recent Sales of Unregistered Securities.

During the past three years, we issued securities that were not registered under the Securities Act as set forth below. The following is a summary of transactions from our inception until the date of this prospectus involving sales of our securities that were not registered under the Securities Act. The offers, sales and issuances of the securities described below were exempt from registration either (i) under Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder in that the transactions were between an issuer and sophisticated investors or members of its senior executive management and did not involve any offering within the meaning of Section 4(a)(2), (ii) under Regulation S promulgated under the Securities Act in that offers, sales and issuances were not made to persons in the United States and no directed selling efforts were made in the United States, or (iii) under Rule 144A under the Securities Act in that the shares were offered and sold by the initial purchasers to qualified institutional buyers or (iv) under Rule 701 promulgated under the Securities Act in that the transactions were under compensatory benefit plans and contracts relating to compensation.

On January 26, 2024, we issued an aggregate of 525,000 shares of Common Stock to EMC2 Capital for services received pursuant to a consulting agreement dated October 12, 2023 between the Company and EMC2. On July 18, 2024, the Board approved the cancelation of such shares, and in exchange issued a total of 1,006,477 options to purchase Common Stock to EMC2 Capital for services received pursuant to a consulting agreement dated October 12, 2023 between the Company and EMC2. The options will not vest until after the closing of the Offering. 50% of these options vest on January 1, 2025 and the remaining 50% vest on January 1, 2026.

On January 26, 2024, we issued a total of 1,000,000 shares of Common Stock to executives of the Company.  Nicholas Ammons and Kent Hush each received 325,000 shares of Common Stock, and Courtney Jordan and David Riggs each received 175,000 shares of Common Stock. The shares were issued as a grant to employees. On July 18, 2024, the Board approved the cancelation of such shares, and in exchange issued a total of 1,917,098 options to purchase Common Stock to executives of the Company. Nicholas Ammons and Kent Hush each received 623,057 options to purchase Common Stock, and Courtney Jordan and David Riggs each received 335,492 options to purchase Common Stock. The options will not vest until after the closing of the Offering. 50% of these options vest on January 1, 2025 and the remaining 50% vest on January 1, 2026.

On January 26, 2024, we issued a total a total of 10,000 shares of Preferred Stock to executives of our parent company.  Kent Hush received 2,500 shares of Common Stock, David Riggs received 3,000 shares of Common Stock, Nicholas Ammons received 2,000 shares of Common Stock and Russ Klawunn received 1,500 shares of Common Stock. The preferred stock vests upon a successful completion of an initial public offering and prior to vesting, can be converted to options or warrants. The shares were issued as a grant.

II-1

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit Number	Description of Exhibit
1.1+	Form of Underwriting Agreement
3.1**	Amended and Restated Articles of Incorporation of Job Aire Group
3.2**	Bylaws of Job Aire Group
4.1+	Specimen Common Stock Certificate evidencing the shares of Common Stock
4.2+	Form of Underwriter’s Warrant
5.1+	Opinion of Lucosky Brookman L.L.P.
10.1**	Lease Agreement by and between Job Aire Group Inc. and Oracle Office Plaza, LLC dated August 9, 2023
10.2**	Property Purchase Agreement dated January 10, 2023
10.3**	Employment Agreement for Courtney Jordan
10.4**	Employment Agreement for David Riggs
10.5**	Employment Agreement for Kent Hush
10.6**	Employment Agreement for Nicholas Ammons
10.7**	Consulting Agreement with EMC2 Capital, LLC.
10.8**	Consulting Agreement with International Business Group
10.9**†	Agreement by and between Job Aire Group and Proveedora De Insumos CHAAC S De R.L. de C.V. dated January 3, 2024
10.10**	Loan Agreement by and between Job Aire Group and Survivor Group dated July 15, 2022
10.11**	Agreement by and between Job Aire Group and HireMilitary dated December 11, 2023
10.12**	Agreement by and between Job Aire Group and LAUNCH Technical Workforce Solutions, LLC dated December 27, 2023
10.13**	Management Services Agreement between Job Aire Group Inc. and Colambda Technologies, Inc
10.14**†	Contract Labor Agreement between Job Aire Group Inc. and VT San Antonio Aerospace, Inc. dated April 16, 2017
10.15**†	Service Agreement between Job Aire Group Inc. and Daedalus Solutions, Inc. dated February 4, 20222
10.16**†	Service Agreement between Job Aire Group Inc. and ComAv Technical Services dated June 21, 2021
10.17**†	Service Agreement between Job Aire Group Inc. and Aviation Technical Services, Inc. dated May 5, 2016
14.1**	Code of Conduct and Ethics
16.1**	2024 Job Aire Group Inc. Equity Incentive Plan
16.2+	Letter Regarding Change in Certifying Accountant
23.1*	Consent of Independent Registered Public Accounting Firm (Marcum LLP)
24.1*	Power of Attorney
97.1+	Executive Compensation Clawback Policy
99.1**	Compensation Committee Charter
99.2**	Nominating and Governance Committee Charter
99.3**	Audit Committee Charter
99.4**	Whistleblower Policy
107*	Filing Fee Table

*Filed herewith.

**Previously filed.

+ To be filed by amendment.

†Pursuant to Item 601(b)(10)(iv) of Regulation S-K promulgated by the SEC, certain portions of this exhibit have been redacted because they are both not material and is the type that the Registrant treats as private or confidential. The Registrant hereby agrees to furnish supplementally to the SEC, upon its request, an unredacted copy of this exhibit.

(b) Financial Statement Schedules. Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);.

(ii)

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(I)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, bylaw or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tucson, State of Arizona, on this 24th  day of July, 2024.

JOB AIRE GROUP

By:	/s/ Nicholas Ammons
Nicholas Ammons
Chief Executive Officer

POWER OF ATTORNEY: KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Nicholas Ammons, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Nicholas Ammons	President and Chief Executive Officer	July 24, 2024
Nicholas Ammons	(principal executive officer)

/s/ Kent Hush	Chief Financial Officer	July 24, 2024
Kent Hush	(principal financial and accounting officer)

/s/ Barrett Evans	Director	July 24, 2024
Barrett Evans

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